Exhibit 4.24
EXECUTION VERSION
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
by and among
Broadcasting Media Partners, Inc.
Broadcast Media Partners Holdings, Inc.
Univision Communications Inc.
and
Certain Stockholders of Broadcasting Media Partners, Inc.
Dated as of December 20, 2010

ii

iii

iv

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This Amended and Restated Stockholders Agreement (the “Agreement”) is made as of December 20, 2010 by and among:
(i)	Broadcasting Media Partners, Inc., a Delaware corporation (f/k/a Umbrella Holdings, LLC, and together with its successors and permitted assigns, the “Company”);

(ii)	Broadcast Media Partners Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “BMPH”);

(iii)	Univision Communications Inc., successor in interest to Umbrella Acquisition, Inc., a Delaware corporation (“Univision”);

(iv)	BMPI Services LLC, a Delaware limited liability company (“BMPS1”);

(v)	BMPI Services II, LLC, a Delaware limited liability company (“BMPS2”);

(vi)	each Person executing this Agreement as a Principal Investor (collectively with their Permitted Transferees and so long as they are members of a Principal Investor Group, the “Principal Investors”);

(vii)	Grupo Televisa, S.A.B., a corporation organized under the laws of Mexico (collectively with its Permitted Transferees, “Televisa”);

(viii)	each Person executing this Agreement as a Bank Investor (collectively with their Permitted Transferees, the “Bank Investors”);

(ix)	each Person executing this Agreement as an Other Investor (collectively with (A) their Permitted Transferees, (B) Persons who executed this Agreement as Principal Investors who have ceased to be members of a Principal Investor Group and (C) Persons who are transferees of the Televisa Investors (other than New Televisa Investors and Permitted Transferees of Televisa) that are required to execute this Agreement in accordance with the terms of this Agreement, the “Other Investors” and together with BMPS1, BMPS2, the Principal Investors, Televisa and the Bank Investors, the “Investors”);

(x)	each Person executing this Agreement as a Manager and such other Persons, if any, that from time to time become party hereto as Managers (collectively, the “Managers”); and

(xi)	such other Persons, if any, that from time to time become party hereto as transferees of Shares pursuant to Section 3.2 (collectively, together with the Investors and the Managers, the “Stockholders”) in accordance with the terms hereof.

RECITALS
1. Each of the Company, BMPH and Umbrella Acquisition, Inc. (“Acquisition Sub”), were formed for the purpose of engaging in a transaction in which Acquisition Sub was merged with and into Univision, on March 29, 2007 (the “Merger Closing”), with Univision surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between the Company, Acquisition Sub and Univision dated as of June 26, 2006 (as amended from time to time, the “Merger Agreement”).
2. Upon the Merger Closing, shares of common stock of Acquisition Sub were automatically converted into shares of common stock of Univision, and BMPH thereby holds all of the issued and outstanding common stock of Univision. In addition, and in connection with the Merger Closing, the Company, BMPH, Univision, the Principal Investors, the Bank Investors, the Managers and certain other stockholders of the Company entered into the Stockholders Agreement, dated as of March 29, 2007 (as amended from time to time, the “2007 Stockholders Agreement”).
3. On November 23, 2010, the parties to the 2007 Stockholders Agreement entered into a Recapitalization Agreement (the “Recapitalization Agreement”), pursuant to which the following events occurred (the “Recapitalization”):
(i) the Company amended and restated its existing Amended and Restated Certificate of Incorporation (the “Interim Charter”), which amendment provided for (A) the authorization of the Class A Common Stock and Class B Common Stock and (B) the reclassification of all shares of the Company’s outstanding common stock into Class A Common Stock or Class B Common Stock as set forth in the Recapitalization Agreement and the Interim Charter;
(ii) each Stockholder exchanged the issued and outstanding securities of the Company and of BMPH held by such Stockholder as follows: (A) each holder of shares of 8.64% Cumulative Preferred Stock of BMPH, par value $.001 per share contributed such shares to the Company and received, in exchange for such shares, shares of Class A Common Stock and/or Class B Common Stock; (B) each holder of shares of Class A-1 common stock of the Company, par value $.001 per share received, in exchange for such shares, which shares were reclassified as, shares of Class A Common Stock; (C) each holder of shares of Class A-2 common stock of the Company, par value $.001 per share received, in exchange for such shares, which shares were reclassified as, shares of Class B Common Stock; (D) each holder of shares of Class L-1 common stock of the Company, par value $.001 per share received, in exchange for such shares, which shares were reclassified as, shares of Class A Common Stock; and (E) each holder of shares of Class L-2 common stock of the Company, par value $.001 per share received, in exchange for such shares, which shares were reclassified as, shares of Class B Common Stock in each case, pursuant to the terms of the Interim Charter and the Recapitalization Agreement and subject to the conditions of the Recapitalization Agreement; and
(iii) all of the outstanding capital stock of BMPH is currently owned by the Company and no preferred stock of BMPH is outstanding.

4. In connection with the Recapitalization, the parties to the 2007 Stockholders Agreement amended and restated such agreement in its entirety (the “2010 Stockholders Agreement”).
5. Televisa has entered into an Investment Agreement, dated as of the date hereof (as amended from time to time, the “Investment Agreement”) with Pay-TV Venture, Inc., the Company, BMPS2 and Univision, pursuant to which, among other things, (a) Televisa will, on the terms and conditions set forth therein acquire, or cause one of its subsidiaries to acquire, (i) certain shares of Class C Common Stock and Class D Common Stock, (ii) 1.5% convertible debentures issued by the Company and convertible into shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and/or Class D Common Stock, as applicable, and/or warrants of the Company exercisable for shares of Class A Common Stock, Class C Common Stock and/or Class D Common Stock, as applicable, and (iii) Units from BMPS2 and (b) Univision will, on the terms and conditions set forth therein, acquire the TuTV Interest from Pay-TV Venture, Inc. (clauses (a) and (b) collectively, the “Televisa Investment”).
6. Immediately following the consummation of the closing of the Televisa Investment pursuant to the terms and conditions of the Investment Agreement (the “Televisa Closing”), the outstanding Common Stock, Units and Convertible Securities of the Company will be held as set forth on Schedule I hereto.
7. In connection with the Televisa Investment, the parties believe that it is in the best interests of the Company, BMPH, Univision and the Stockholders to amend and restate the 2010 Stockholders Agreement and to replace it in its entirety with this Agreement.
AGREEMENT
Therefore, the parties hereto hereby agree as follows:
1.	EFFECTIVENESS; DEFINITIONS.
1.1 Closing. This Agreement shall become effective upon the Televisa Closing.
1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 9 hereof.
2.	VOTING AGREEMENT.
2.1 Significant Transactions. In each case, subject to any applicable provisions of the Principal Investor Agreement and the Charter, each holder of Shares (other than the Bank Investors and the Televisa Investors) hereby appoints, for as long as there are any Principal Investors remaining, each Principal Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in this Section 2.1 that require approval of the Majority Principal Investors, and, for as long as there are any PITV Investors remaining, each PITV Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holders agreements contained in this Section 2.1 that require approval of the Majority PITV Investors, which proxy shall be valid and remain in effect until the applicable provisions of this Section 2.1 expire pursuant to Section 2.6; provided, that at any time a Principal Investor that is not eligible to vote its Shares or consent on any of the matters contained in this Section 2.1, such Principal Investor shall not be eligible to act as proxy in connection with such matter. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Majority Principal Investors or Majority PITV Investors, as applicable, and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in Law to support an irrevocable power. Each Principal Investor who is granted such proxy agrees that it shall only be voted in a manner consistent with such holder’s agreements with respect to voting contained in this Section 2.1.

2.1.1 Change of Control Transactions. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable Law in connection with a Change of Control transaction being implemented pursuant to Section 4.2 or is determined to be otherwise desirable by the Majority Principal Investors in connection with a transaction being implemented pursuant to Section 4.2, each holder of Shares (other than the Bank Investors and the Televisa Investors) agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve any sale, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Principal Investors of their rights under Section 4.2 and in all cases consistent with the provisions of such Section.
2.1.2 Recapitalization Transactions. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable Law in connection with a Recapitalization Transaction being implemented pursuant to Section 4.3 or is determined to be otherwise desirable by the Majority Principal Investors in connection with a Recapitalization Transaction being implemented pursuant to Section 4.3, each holder of Shares (other than the Bank Investors and the Televisa Investors) agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve any aspect or aspects of such Recapitalization Transaction in connection with, or in furtherance of, the exercise by the Majority Principal Investors of their rights under Section 4.3 and in all cases consistent with the provisions of such Section.
2.1.3 Election of Members of the Board. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable Law in connection with the election of members of the Board, each holder of Shares (other than the Bank Investors and the Televisa Investors) agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority PITV Investors may instruct by written notice to approve such election.

2.1.4 Charter Amendments. Each holder of Shares (other than the Bank Investors and the Televisa Investors) agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special Meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve any amendment to the Charter that is approved by the Majority Principal Investors and if applicable, by a Majority in Interest of the holders of any class of Shares to the extent such amendment, by its terms, Discriminates against such class of Shares.
2.2 Consent to Amendment. Each holder of Shares (including the Bank Investors but not the Televisa Investors) agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority PITV Investors may instruct by written notice to increase the number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock to the extent necessary to permit the Company to comply with the provisions of the Charter with respect to the conversion of shares of Common Stock. For so long as there are any Principal Investors remaining, each holder of Shares (other than the Bank Investors and the Televisa Investors) hereby appoints each Principal Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in this Section 2.2, which proxy shall be valid and remain in effect until the applicable provisions of this Section 2.2 expire pursuant to Section 2.6. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Majority PITV Investors and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in Law to support an irrevocable power. Each Principal Investor who is granted such proxy agrees that it shall only be voted in a manner consistent with such holder’s agreements with respect to voting contained in this Section 2.2.
2.3 Limitation of Proxy. For the avoidance of doubt, except as expressly contemplated by this Section 2, none of the Principal Investors has been granted a proxy to exercise the rights of any Stockholder under this Agreement.
2.4 Bank Investors’ Voting Agreement. For so long as there are any Principal Investors remaining, until the applicable provisions of this Section 2.4 expire pursuant to Section 2.6, each Bank Investor agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice with respect to the matters set forth in Sections 2.1.1, 2.1.2 and 2.1.4 and the Majority PITV Investors may instruct by written notice with respect to the matters set forth in Sections 2.1.3 and 2.2.
2.5 The Company and BMPH. The Company and BMPH will not, and will cause their respective Subsidiaries not to, give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.
2.6 Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control (other than a Change of Control involving any Purchaser of Control, as provided in Section 3.8 below), and (b) the Principal Investor Sell-Down.

3.	TRANSFER RESTRICTIONS.
3.1 Transfers Allowed. Until the expiration of the provisions of this Section 3, and subject to Section 3.6, no Stockholder shall Transfer any of such Stockholder’s Shares to any other Person except as follows:
3.1.1 Permitted Transferees. Subject to Section 3.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement, any Stockholder may Transfer any or all of such Shares to such Stockholder’s Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms of this Agreement, the Principal Investor Agreement, and the Participation, Registration Rights and Coordination Agreement to the extent such Stockholder is a party thereto in accordance with Section 3.2 (if not already bound hereby).
3.1.2 Distributions and Bona Fide Charitable Contributions. At or after the closing of the Qualified Public Offering, (a) any Investor may Transfer any or all of such Shares in a bona fide, pro rata Transfer to its partners, members, managers or stockholders (e.g., a pro rata distribution by a private equity partnership to its partners or by a corporation to its stockholders) (provided that each such transferee shall agree to be bound by Section 4.1 as an “Other Investor” hereunder in accordance with Section 3.2 (if not already bound hereby)), and (b) any holder of Shares may Transfer any or all of such Shares to a Charitable Organization as a bona fide charitable contribution without consideration, in each case, without regard to any other restrictions on Transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.6 and 5, if applicable). Except as otherwise provided in clause (a) above, any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement, and the transferees thereof shall not become parties to this Agreement with respect thereto.
3.1.3 Public Transfers. Any Stockholder may Transfer any or all of such Stockholder’s Shares: (a)(i) in any Public Offering up to and including the Qualified Public Offering (but only to the extent the Majority PITV Investors (or, if there are no PITV Investors remaining, the Company) so determine(s); provided that the Majority PITV Investors or the Company, as applicable, shall grant or withhold such consent on an equitable basis (e.g., pro rata in proportion to ownership of Shares) with respect to Stockholders who wish to Transfer Shares in a particular Public Offering), or (ii) in any Public Offering subsequent to the Qualified Public Offering; or (b) after the closing of a Qualified Public Offering, pursuant to (x) a block sale to a financial institution in the ordinary course of its trading business, or (y) any Transfer following an Initial Public Offering pursuant to Rule 144, in the case of clauses (a) and (b), subject to the Participation, Registration Rights and Coordination Agreement, but without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.6 and 5.2, if applicable); provided that the Prospective Selling Stockholder does not direct, request or encourage such underwriters, market makers or block sale purchasers to resell such shares to any Person who is a Restricted Person or non-U.S. Person for purposes of Federal Communications Laws (in all cases, without taking into account for such purposes any foreign attribution related to non-controlling equity owners of any entity organized under the Laws of a state of the United States of America (i.e., only ownership by a non-U.S. Person or group that owns a majority of voting equity, or directly or indirectly has the right to or does nominate or designate a majority of the members of the board of directors or similar body, of an entity organized under the Laws of a state of the United States of America will be taken into account)) (for the avoidance of doubt, nothing in this Section 3.1.3 shall restrict the Transfer of Shares to a nationally recognized underwriter, in its capacity as an underwriter of a public underwritten offering where such underwriter agrees to undertake in good faith to sell such Shares within two (2) Business Days after its acquisition thereof). Shares Transferred pursuant to this Section 3.1.3 shall conclusively be deemed thereafter not to be Shares under this Agreement, and the transferees thereof shall not become parties to this Agreement with respect thereto.

3.1.4 Tag Along and Drag Along; Purchases from Management; Other Televisa Transfers.
(b) Change of Control Drag Along. A Stockholder may Transfer any or all of such Shares pursuant to Section 4.2, without regard to any other restrictions on Transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.3, 4.4 and 5, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby). Shares so Transferred shall conclusively be deemed thereafter to be Shares under this Agreement in accordance with Section 3.2.
(c) Recapitalization Transaction Drag Along. Each Stockholder may exchange, convert or Transfer any or all of its Shares pursuant to Section 4.3 (including any Televisa Investors who elect, in their sole discretion, to Transfer any or all of their Shares in such Recapitalization Transaction), without regard to any other restrictions on Transfer contained elsewhere in this Agreement (other than the provisions of Section 3.3, if applicable). Shares received upon such exchange, conversion or Transfer shall conclusively be deemed thereafter to be Shares under this Agreement.
(d) Tag Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1 without regard to any other restrictions on Transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.3, 3.6. 4.4 and 5, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement, the Principal Investor Agreement, and the Participation, Registration Rights and Coordination Agreement to the extent such Stockholder is a party thereto in accordance with Section 3.2 (if not already bound hereby). Shares so Transferred shall conclusively be deemed thereafter to be Shares under this Agreement in accordance with Section 3.2.

(e) Management. The Company may purchase Shares and Convertible Securities from the management of the Company or any of its subsidiaries (other than any partner, principal, employee or Affiliate of a Principal Investor, which, as of the Televisa Closing, includes the Chairman of the Board of the Company), without regard to any other restrictions on Transfer contained elsewhere in this Agreement.
(f) Other Televisa Transfers. The Televisa Investors may Transfer any or all of their Shares in a Sponsor Sale, Merger Exit or other Sale or Transfer pursuant to and in accordance with the terms of Section 4. In addition, in the event that Televisa reasonably believes that its ownership of Shares at any time could reasonably be expected to be subject to regulatory review due to, or restricted by, Foreign Ownership Restrictions, then Televisa or a Televisa Investor may, but is not required to, after notice to, and an opportunity for comment by, the Company, (it being agreed that any such assignment shall be the sole decision of Televisa and the Company shall have no consent right) assign their Shares to (i) an FCC-Approved Trust, (ii) any other Person while regulatory or judicial relief is being sought with respect to such Foreign Ownership Restrictions or (iii) any other Person if the FCC has ordered that Televisa reduce its voting or equity ownership in the Company, or Televisa has received written notification from the FCC of an investigation with respect to Televisa’s ownership of the Company, and provided in either case in this clause (iii) that Televisa seeks regulatory or judicial relief related to such order or investigation within six (6) months of the transfer to such Person. The assignment set forth in the preceding sentence shall only be for the period during which such Foreign Ownership Restrictions prevent Televisa from holding such Shares or while Televisa is actively seeking regulatory or judicial relief with respect to the Foreign Ownership Restrictions or from the applicable order or investigation, as applicable (or in the case of clause (iii) of the preceding sentence, prior to the six (6) month anniversary of the transfer to the other Person and thereafter while Televisa is seeking regulatory or judicial relief related to such order or investigation) and once such period terminates, such FCC-Approved Trust or other Person shall assign such Shares to Televisa or otherwise as permitted under the Transaction Documents or otherwise comply with the terms of any applicable order of the FCC or regulatory or judicial decision. Upon any such assignment set forth in this Section 3.1.4(e), the FCC-Approved Trust or other Person to which such assignment is made shall become party to this Agreement, the Principal Investor Agreement and the Participation, Registration Rights and Coordination Agreement as a Televisa Investor to the extent Televisa is a party thereto.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
3.1.5 Other Transfers. In addition to any Transfers made in accordance with Sections 3.1.1, 3.1.2, 3.1.3 or 3.1.4, (a) any Stockholder (other than the Televisa Investors) may Transfer any or all of such Stockholder’s Shares of a single class or of multiple classes with the prior written consent of the Majority Principal Investors (or, if there are no Principal Investors remaining, the Company); provided, that following the earlier of (i) the closing of a Qualified Public Offering and (ii) March 29, 2012, the consent of the Majority Principal Investors (or the Company, if applicable) shall not be required for any such Transfer; and (b) the Televisa Investors may Transfer any or all of their respective Shares of a single class or of multiple classes (without the consent of the Majority Principal Investors or the Company); provided in each case of clause (a) and (b) that (x) such Transfer is in compliance with Sections 3.2, 3.3, 3.5, 3.6 and 4 and (y) each transferee agrees to be bound by the terms of (i) this Agreement in accordance with Section 3.2 (if not already bound hereby), (ii) the Participation, Registration Rights and Coordination Agreement, and (iii) in the case of a Transfer by any PITV Investor, the Principal Investor Agreement.
3.1.6 Restricted Period. Notwithstanding anything to the contrary herein, no Stockholders shall Transfer any Shares until after the *** of the Televisa Closing, except pursuant to Section 3.1.1.
3.1.7 Transfer of Televisa Interests. Nothing in this Agreement or the other Transaction Agreements shall be deemed to prohibit, restrict, condition, or otherwise impact (a) any sale of the capital stock, equity interests of other securities of Grupo Televisa, S.A.B. or any subsidiary or any parent entity thereof so long as the Shares of the Company do not constitute a majority of the value of such Person, (b) any spin-off, split-off or other similar transactions of Grupo Televisa S.A.B. or any subsidiary or parent entity thereof while shares of such Person are traded on a national exchange in Mexico or the United States of America or any other internationally recognized stock exchange, or (c) any sale of all or substantially all of the assets of Grupo Televisa, S.A.B. or any subsidiary or parent entity thereof so long as the Shares of the Company do not constitute a majority of the value of the assets being sold; it being understood that any Person holding Shares in any transaction contemplated by clause (b) or (c) shall agree to assume Televisa’s obligations hereunder to the same extent as Televisa was bound and shall be deemed to be “Televisa” for all purposes under the Transaction Agreements.
3.2 Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Section 3.1.1, 3.1.4(a), (b), (c) or (e) or 3.1.5 shall become a Stockholder party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement, the Principal Investor Agreement and the Participation, Registration Rights and Coordination Agreement to the extent such Stockholder is a party thereto, to the same extent, and in the same capacity, as the Stockholder that Transfers such Shares to such transferee; provided, that (a) only a Permitted Transferee of a Principal Investor or a Purchaser of Control to whom all of the rights and obligations of the Principal Investors have been transferred in accordance with Section 3.8 will be deemed to be a “Principal Investor” for purposes of this Agreement, (b)(i) only a Permitted Transferee of Televisa will be deemed to be “Televisa” for purposes of this Agreement and (ii) only a Permitted Transferee of Televisa or a New Televisa Investor will be deemed to be a “Televisa Investor” for purposes of this Agreement, (c) only a Permitted Transferee of a Bank Investor will be deemed to be a “Bank Investor” for purposes of this Agreement, (d) only a Permitted Transferee of an Other Investor or a Person that ceases to be a New Televisa Investor will be deemed to be an “Other Investor” for purposes of this Agreement and (e) only a Permitted Transferee of a Manager will be deemed to be a “Manager” for purposes of this Agreement. Prior to the Transfer of any Shares to any transferee pursuant to Section 3.1.1, 3.1.4(a), (b), (c) or (e) or 3.1.5, and as a condition thereto, each Stockholder effecting such Transfer (or in the case of a Transfer being effectuated pursuant to Section 4.1, the Prospective Selling Stockholder) shall (x) cause such transferee to deliver to the Company and each of the PITV Investor Groups (other than the PITV Investor Group of which the transferor is a member, if applicable) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement, the Principal Investor Agreement and the Participation, Registration Rights and Coordination Agreement to the extent such Stockholder is a party thereto, to the extent described in the preceding sentence, and, (y) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.

3.3 Restrictions on Transfers to Competitors, Restricted Persons and Foreign Persons. In addition to any other provision of this Agreement, but subject to Section 3.3.4:
3.3.1 Transfers to Competitors. No Stockholder shall Transfer any Shares pursuant to Sections 3.1.1, 3.1.4 or 3.1.5 to a Competitor (for the avoidance of doubt, which term shall not include Televisa) without the prior written approval of the Board as set forth below. If any Prospective Selling Stockholder proposes to Transfer any Shares pursuant to Sections 3.1.1, 3.1.4 or 3.1.5 to any Prospective Buyer, the Prospective Selling Stockholder shall furnish a written notice (which notice may be the same notice as (i) the Tag Along Notice, if any, delivered pursuant to Section 4.1, (ii) the Sale Notice, if any, delivered pursuant to Section 4.6, (iii) the Sponsor Sale Notice, if any, delivered pursuant to Section 4.7 or (iv) the Merger Exit Notice, if any, delivered pursuant to Section 4.8; provided, that in the case of clauses (i)-(iv) such notice includes all of the information required by the next sentence) to the Company and each PITV Investor Group at least ten (10) Business Days prior to such proposed Transfer. Such notice shall set forth the material terms of the proposed Transfer, including (a) the number and class of the Shares to be Transferred, (b) the per share purchase price or the formula by which such price is to be determined and (c) the name and address of the Prospective Buyer (if known). If the Prospective Buyer (or an Affiliate thereof) has previously been determined by the Board to be a Competitor and such determination has not been reversed by written notice to all Stockholders, the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the written approval of the Board; provided that any consideration of such Transfer by the Board shall exclude any designees of the Prospective Selling Stockholders or their Affiliates. If the Prospective Buyer (or an Affiliate thereof) has not previously been determined by the Board to be a Competitor, the Prospective Selling Stockholder may Transfer Shares to such Prospective Buyer unless, within seven (7) Business Days after the date of delivery of the notice required by the second sentence of this Section 3.3.1, the Board delivers written notice to the Prospective Selling Stockholder that such Prospective Buyer has been designated a Competitor. If, within such time period, a notice designating such Prospective Buyer a Competitor is delivered, then the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the approval of the Board; provided that any consideration of such Transfer by the Board shall exclude any designees of the Prospective Selling Stockholders or their Affiliates. In the event any proposed Transfer to a Competitor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such Prospective Buyer by any Tag Along Sellers.

3.3.2 Transfers to Restricted Persons. A Stockholder (other than a Televisa Investor) shall not, and shall require its Permitted Transferees not to, and the Company shall not, and shall require the Company’s parent (if any) and subsidiary entities not to, directly or indirectly Transfer or issue any Shares or other securities or all or substantially all of the assets of the Company or the Company’s parent (if any) or subsidiaries to a Restricted Person, including pursuant to Section 3.1.1, 3.1.4 or 3.1.5, without the prior written approval of the Majority Televisa Investors. This Section 3.3.2 shall not apply with respect to any Transfer made subsequent to a Televisa Sell-Down. For purposes of determining whether any Person constitutes a Restricted Person, such determination shall be made as of immediately prior to the date that the transferring Stockholder (other than a Televisa Investor) or its relevant Transferees, or the Company, its subsidiaries, or its parent entities, as applicable, expects to enter into a definitive agreement pursuant to which such Stockholder or its relevant Transferees or the Company, its subsidiaries, or its parent entities, as the case may be, agrees to Transfer or issue Shares or other securities or assets to such Person. The Stockholders (other than the Televisa Investors) and the Company, its subsidiaries, and its parent entities will use good faith efforts not to structure arrangements or agreements in a manner to circumvent the provisions of this Section 3.3.2, the definition of “Restricted Person”, or the defined terms used herein or therein.
3.3.3 Transfers to Non-US Persons. A Stockholder (other than a Televisa Investor) shall not, and shall require its Permitted Transferees not to, Transfer Shares to any Person which is known or reasonably should be known by such Stockholder or its Permitted Transferees to be a non-U.S. Person for purposes of the Federal Communications Laws if, as a result of such Transfer, the percentage ownership of voting interests and/or equity interests of the Company owned directly or indirectly by non-U.S. Persons for purposes of the Federal Communications Laws would increase as a result of such Transfer (in all cases, without taking into account for such purposes any foreign attribution related to non-controlling equity owners of any entity organized under the Laws of a state of the United States of America (i.e., only ownership by a non-U.S. Person or group that owns a majority of voting equity, or directly or indirectly has the right to or does nominate or designate a majority of the members of the board of directors or similar body, of an entity organized under the Laws of a state of the United States of America will be taken into account)); provided, that this Section 3.3.3 shall not apply with respect to any Transfer made subsequent to the later to occur of a Televisa Sell-Down or Televisa owning less than 10% of the Common Stock of the Company (on a fully diluted, as-exercised and as-converted basis). The Company agrees that it will not, except in an offering that is a Public Offering, issue any capital stock or Convertible Securities to, or merge with or into or otherwise combine with, any Person that is known or reasonably should be known by the Company to be a Non-U.S. Person whose ownership of such issued capital stock or capital stock underlying such Convertible Securities would, directly or indirectly, increase the aggregate foreign ownership attributable to the Company under the Federal Communications Laws (without taking into account for such purposes any foreign attribution related to non-controlling equity owners of any entity organized under the Laws of a state of the United States (i.e., only ownership by a non-U.S. Person or group that owns a majority of voting equity, or directly or indirectly has the right to or does nominate or designate a majority of the members of the board of directors or similar body, of an entity organized under the Laws of a state of the United States of America will be taken into account)); provided, that the Company may comply with any obligation with respect to the exercise of Convertible Securities by any such Person so long as the Company did not originally issue such Convertible Securities to such Person or any other such Non-U.S. Person.

3.3.4 Notwithstanding anything in this Agreement to the contrary, the restrictions in Section 3.3.1, Section 3.3.2 (other than the last sentence thereof) and Section 3.3.3 shall not apply to any Transfers (a) to any Principal Investor or any Affiliated Fund of any Principal Investor (for the sake of clarity, excluding portfolio companies); (b) to Televisa or any of its Affiliates; (c) pursuant to Rule 144 effected as “brokers’ transactions” (as defined in Rule 144) (provided, that Section 3.3.1, Section 3.3.2 (other than the last sentence thereof) and Section 3.3.3 shall not apply to any Transfer by Bank Investors pursuant to Rule 144, whether or not effected as “brokers’ transactions”), (d) with respect a Transfer to Competitors only, to any Purchaser of Control in connection with a Compliant Change of Control Transaction, or (e) pursuant to any Public Offering or, following the Initial Public Offering, pursuant to Rule 144 directly to a “market maker” (as defined in Rule 144) or pursuant to a genuine block sale to a financial institution in the ordinary course of its trading business, in each case under this Section 3.3.4, provided that the Prospective Selling Stockholder and the Company do not direct, request or encourage such underwriters, market makers or block sale purchasers to resell such shares to any Person who is a Restricted Person, Competitor or non-U.S. Person for purposes of Federal Communications Laws (in all cases, without taking into account for such purposes any foreign attribution related to non-controlling equity owners of entities organized under the jurisdiction of a state of the United States of America (i.e., only ownership by a non-U.S. Person or group that owns a majority of voting equity of or otherwise controls an entity organized under the jurisdiction of a state of the United States of America will be taken into account)) (for the avoidance of doubt, nothing in this Section 3.3.4 shall restrict the Transfer of Shares to a nationally recognized underwriter, in its capacity as an underwriter of a public underwritten offering where such underwriter agrees to undertake in good faith to sell such Shares within two (2) Business Days after its acquisition thereof (provided that Section 3.3.1, Section 3.3.2 (other than the last sentence thereof) and Section 3.3.3 shall not apply to any Transfer by Bank Investors pursuant to the Initial Public Offering or, following the Initial Public Offering, pursuant to Rule 144, whether or not made directly to “market makers”).
3.4 Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer. The Company agrees that it will not knowingly or intentionally support, facilitate or cooperate (including by providing due diligence information, making members of management available for meetings or discussions and giving representations, warranties and/or indemnities) with respect to any Transfers by any holder of securities of the Company party to this Agreement or any of its parent entities or subsidiaries which would violate the terms of this Agreement, including restrictions on Transfers to Restricted Persons, Competitors or non-U.S. Persons for purposes of the Federal Communications Laws and Transfers that do not comply with the Change of Control process in Sections 4.7 and 4.8, as applicable. For the avoidance of doubt, any Sponsor Sale or Merger Exit shall be subject to the terms of Section 3.3.2 and 3.3.3.

3.5 Notice of Transfer. To the extent any Stockholder or Permitted Transferee shall Transfer any Shares pursuant to Section 3.1.1 or 3.1.5, such Stockholder or Permitted Transferee shall, within five (5) Business Days following consummation of such Transfer, deliver notice thereof to the Company and each PITV Investor Group; provided, however, that such notice shall be provided to only the Company if prior notice of such transaction was previously provided to each PITV Investor Group in accordance with Section 3.2 or 3.3.
3.6 Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including any restrictions imposed by applicable Law or restrictions on transfer contained in the Charter or any restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Stockholder is a party or by which it is bound.
3.7 Period. Unless specifically provided otherwise, each of the foregoing provisions of Sections 3.1, 3.2, and 3.3.1 shall expire upon a Principal Investor Sell-Down. For the avoidance of doubt, the provisions of Section 3.3.2 and 3.3.3 shall survive any Public Offering and, in accordance with its terms, any Change of Control.
3.8 Transfer by Principal Investors and Principal Investor Groups. Subject to any applicable provisions of the Charter, the certificate of incorporation or similar organizational documents of subsidiaries of the Company, the Principal Investor Agreement and Sections 4.7, 4.8 and 4.9 hereof, each PITV Investor agrees and acknowledges hereby that each Principal Investor’s and each Principal Investor Group’s individual and collective rights in their capacity as such under any and all of the applicable Transaction Agreements (other than the Investment Agreement and the Service Agreements) (including such rights pursuant to Sections 2.1, 2.2, 2.3, 2.5 and 2.6 of the Principal Investors Agreement, but excluding the rights retained by any such transferor as an “Other Holder” under this Agreement (including under Section 4.1) and as an “Other Investor” under the Participation, Registration Rights and Coordination Agreement, in each case, by virtue of any Shares retained by such transferor), (i) shall be fully transferred by such Principal Investors and Principal Investor Groups to such Purchaser of Control in connection with a Compliant Change of Control Transaction with the result that the Purchaser of Control will become and have all the rights of the Principal Investors and Principal Investor Groups, and the rights so transferred shall not be retained by or shared with the transferors, provided that such Purchaser of Control agrees to assume all of the Principal Investors’ and Principal Investor Groups’ obligations hereunder and under any and all applicable Transaction Agreements (but excluding the obligations that continue to be imposed on any such transferor as an Other Holder under this Agreement and/or as an Other Investor under the Participation, Registration Rights and Coordination Agreement by virtue of any Shares retained by such transferor), in each case, to the same extent as the transferor was bound, and the transferor remains bound as an Other Holder under this Agreement and as an Other Investor under the Participation, Registration Rights and Coordination Agreement to the extent it owns any Shares following such Compliant Change of Control Transaction, (ii) such transfer of rights to and assumption of obligations by the Purchaser of Control shall not in itself require any Televisa Investor’s approval hereunder or under any of the other Transaction Agreements or any other agreement (without prejudice to any approvals expressly required for or in connection with, or other rights expressly provided with respect to, the Compliant Change of Control Transaction, the Change of Control Procedures and other applicable provisions of the Transaction Agreements), and (iii) any Purchaser of Control can thereafter transfer all such rights (other than rights that it elects to terminate) and all such obligations to any subsequent Purchaser of Control in connection with a Compliant Change of Control Transaction; provided that none of the rights so transferred shall be retained by or shared with the transferring Purchaser of Control and such subsequent Purchaser of Control shall assume all of the Principal Investor Groups’ obligations under any and all of the applicable Transaction Agreements (but excluding the obligations that continue to be imposed on any transferor as an Other Holder under this Agreement and as an Other Investor under the Participation, Registration Rights and Coordination Agreement by virtue of any Shares retained by such transferor), in each case, to the same extent as the transferor Purchaser of Control was bound, and the transferor Purchaser of Control remains bound as an Other Holder under this Agreement and as an Other Investor under the Participation, Registration Rights and Coordination Agreement to the extent that it owns any Shares following such Compliant Change of Control Transaction. Notwithstanding any other provision in the Transaction Agreements to the contrary, (x) the rights afforded to Principal Investors and Principal Investor Groups in their capacity as such under this Agreement shall not terminate due to the Transfer of Shares held by Principal Investors to a Purchaser of Control and the resulting reduction in the percentage ownership of the Shares held by any Principal Investor shall not constitute a Principal Investor Sell-Down for purposes of this Agreement, so long as all such rights are fully transferred to such Purchaser of Control (and not retained by or shared with the transferors) and the obligations of the Principal Investors in their capacity as such under the Transaction Agreements (other than the Investment Agreement and the Service Agreements) are fully assumed by such Purchaser of Control to the same extent as the transferors were bound, and (y) none of the rights or obligations of any of the Principal Investors under the Service Agreements may be assigned or transferred to, or assumed by, a Purchaser of Control (except for any rights or obligations assigned or transferred by a Principal Investor to, and assumed by, a Purchaser of Control who is its Affiliate).

3.9 Restrictions on Stock Ownership and Transfer.
3.9.1 The Company may restrict or deprive the ownership, or proposed ownership, of Company Securities of the Company by any Restricted Public Stockholder or other Person (other than any Televisa Investor or any Principal Investor and their Permitted Transferees or a Purchaser of Control) if such ownership or proposed ownership (a) is or could be inconsistent with, or in violation of, any provision of the Federal Communications Laws, (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Company under the Federal Communications Laws or (c) subjects or could subject the Company to any law, regulation or policy under the Federal Communications Laws to which the Company would not be subject but for such ownership or proposed ownership (clauses (a), (b) and (c) collectively, “FCC Regulatory Limitations”); in each case so long as such restriction is approved by both Televisa and the Majority Principal Investors (or, following a Principal Investor Sell-Down, both Televisa and the Board). Notwithstanding anything to the contrary herein, in no event may the Company take any action (x) in order to comply with or the Federal Communications Laws that Discriminates against Televisa or the Televisa Investors, (y) that restricts or deprives any Televisa Investor of the ownership, or proposed ownership, of any securities of the Company, or (z) that adversely affects the governance rights, rights to Board seats, approval rights, participation rights, liquidation preference, participation rights, tag-along rights, exemption from drag-along obligations, right of first offer, Preferential Rights or other rights or obligations of the Televisa Investors set forth in this Agreement and the other Transaction Agreements or the rights of any Televisa Investor with respect to a FCC Permitted Increase in Ownership. For purposes of this Section 3.9:
(b) “Company Securities” shall mean both (i) as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a Company or an individual, the ownership, membership, partnership, limited liability company or other interests, as the case may be, in such Person, including the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person; and (ii) securities and obligations that, directly or indirectly, whether or not upon the satisfaction of one or more conditions, are convertible into or exercisable or exchangeable for “Company Securities” as described in clause (i) of this definition.

(c) “Restricted Public Stockholders” shall mean each stockholder of the Company (other than the Televisa Investors and the Principal Investors) (i) that has acquired Company Securities in a public offering pursuant to an effective registration statement under the Securities Act, in a transaction meeting the requirements of Rule 144 of the Securities Act, in a block sale in the ordinary course of such stockholder’s trading business or otherwise in the public markets, and (ii) whose ownership or proposed ownership thereof, or whose exercise of any rights of ownership with respect thereto, results or could result in an FCC Regulatory Limitation.
4. “TAG ALONG” AND “DRAG ALONG” RIGHTS, PREFERENTIAL RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OFFER.
4.1 Tag Along. Subject to prior compliance with Sections 4.5 and 4.6, if any Prospective Selling Stockholder proposes to Sell any Shares of a single class or of multiple classes to any Prospective Buyer(s) (including any Sale to Televisa pursuant to Section 4.5 or a First Offer Purchaser pursuant to Section 4.6) in a Transfer that is subject to Section 3.1.5 (including a Sponsor Sale, if it is subject to Section 3.1.5) prior to the Principal Investor Sell-Down, then the following provisions shall apply:
4.1.1 Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the “Tag Along Notice”) to the Company, which shall promptly furnish the Tag Along Notice to each Investor (other than (i) any Investor that is the Prospective Buyer or a member of the Prospective Buyer’s PITV Investor Group, if applicable, or a member of the Prospective Selling Stockholder’s PITV Investor Group, if applicable, (ii) in connection with any Sponsor Sale with respect to which the Televisa Investors will receive a Sponsor Sale Notice pursuant to Section 4.7.1, the Televisa Investors and, (iii) in connection with any proposed Transfer to Televisa pursuant to Section 4.5, Televisa) and each Manager who holds Tag Eligible Shares (each, a “Tag Along Holder”). The Tag Along Notice shall include:
(b) the material terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Tag Eligible Shares of each such class held by the Prospective Selling Stockholder (for each class, the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and

(c) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.4.4 in the case of Convertible Securities and subject to Section 4.4.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares. For purposes of this Section 4.1, all shares of Common Stock will be treated as a single class and, subject to Section 4.4.4, all Convertible Securities will be treated as the same class as Common Stock on an as-exercised or as-converted basis but subject to the Prospective Buyer(s)’s election to acquire the Convertible Securities instead of the underlying shares of Common Stock in accordance with Section 4.4.4.
4.1.2 Exercise. (a) Within seven (7) Business Days (or ten (10) Business Days, if the proposed Transfer is not also the subject of a currently effective Preferential ROFR Notice under Section 4.5 or a Sale Notice under Section 4.6) after the date of delivery of the Tag Along Notice by the Company to each applicable Investor or Manager or (b) with respect to the Televisa Investors in the case of a Sponsor Sale with respect to which the Televisa Investors will receive a Sponsor Sale Notice pursuant to Section 4.7.1, at any time on or before the Sponsor Sale Election Deadline, each Tag Along Holder desiring to make an offer to include Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Stockholder, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Stockholder indicating the number of Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder which such Participating Seller desires to have included in the proposed Sale (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Shares of the applicable class held by such Tag Along Holder). If the proposed Sale involves Shares of multiple classes, each Participating Seller must include Tag Eligible Shares of each class in the same proportions as are being sold by the Prospective Selling Stockholder. Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall have waived and be deemed to have waived all of such holder’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other material terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 4.1.

4.1.3 Irrevocable Offer.
(b) The offer of each Participating Seller contained in such holder’s Tag Along Offer or Sponsor Sale Tag Along Election, as applicable, shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, consistent with Section 4.4.2, with respect to each Share Sold (subject to Section 4.4.4 in the case of Convertible Securities), as the Prospective Selling Stockholder, up to such number of Tag Eligible Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer or Sponsor Sale Tag Along Election, as applicable; provided, that Section 4.7.6 below, and not this clause (a), shall apply to the Televisa Investors in a Sponsor Sale with respect to which the Televisa Investors will receive a Sponsor Sale Notice pursuant to Section 4.7.1 with respect to which Section 4.7 applies.
(c) Notwithstanding the foregoing, if, prior to consummation, the terms of such proposed Sale shall change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other material terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice (including, for the avoidance of doubt, a material portion of the cash consideration being modified to non-cash consideration), the acceptance by each Participating Seller shall be deemed to be revoked, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Sale pursuant to this Section 4.1; provided, that in such case of a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be four (4) Business Days; and provided, further, that Section 4.7.6 below, and not this clause (b), shall apply to the Televisa Investors in a Sponsor Sale with respect to which the Televisa Investors will receive a Sponsor Sale Notice pursuant to Section 4.7.1 with respect to which Section 4.7 applies.

4.1.4 Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Tag Eligible Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Tag Eligible Shares in the proposed Sale, the number of Tag Eligible Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers, as nearly as practicable, as follows:
(b) there shall be first allocated to each Tag Along Seller a number of Tag Eligible Shares equal to the lesser of (i) the number of Tag Eligible Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1 and (ii) a number of Tag Eligible Shares equal to such Tag Along Seller’s Pro Rata Portion; and
(c) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those Tag Along Sellers which offered to sell a number of Tag Eligible Shares of the applicable class in excess of such Tag Along Seller’s Pro Rata Portion to each such Tag Along Seller on a pro rata basis, based upon the amount of such excess, or in such other manner as the Tag Along Sellers may otherwise agree.
In the event that the number of Shares that each Participating Seller will be permitted to sell in a particular Sale is reduced in accordance with clauses (a) and (b) above, the Prospective Selling Stockholder shall be responsible for determining the total number of Shares to be sold by each Participating Seller in the proposed Sale in accordance with this Section 4.1.4, and shall provide notice to each Participating Seller of the number of Shares that such Participating Seller will be selling in such Sale no later than three (3) Business Days prior to the consummation of such Sale.
4.1.5 Additional Compliance.
(b) If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other material terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be four (4) Business Days; and provided, further, that Section 4.7.6 below, and not this clause (a), shall apply to the Televisa Investors in a Sponsor Sale with respect to which Section 4.7 applies.

(c) In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 120th day after the date of delivery of, (i) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.6, such Sale Notice, (ii) if the proposed Transfer is also the subject of a currently effective Preferential ROFR Notice under Section 4.5, such Preferential ROFR Notice and (iii) otherwise, the Tag Along Notice and/or Sponsor Sale Notice, as applicable, then each Participating Seller shall be released from its obligations under its Tag Along Offer and/or Sponsor Sale Tag Along Election, as applicable, such Tag Along Notice or Sponsor Sale Tag Along Election, as applicable, shall be null and void, and it shall be necessary for a separate Tag Along Notice and/or Sponsor Sale Notice, as applicable, to be furnished, and the terms and provisions of this Section 4.1 and/or Section 4.7, as applicable, separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1 and/or Section 4.7, as applicable, unless the failure to complete such proposed Sale resulted directly from either (x) any failure by any Participating Seller to comply with the terms of this Section 4 or (y) any failure by the FCC to consent to such transfer; provided, that such consent is received within two hundred seventy (270) days of such 120th day.
4.1.6 Assignment. Televisa shall be permitted to assign its rights under this Section 4.1 in whole or in part to any transferee of Shares permitted under the Transaction Agreements, including any FCC-Approved Trust or any other Person. From and after such assignment, Televisa and all such transferees shall be deemed to be “Televisa” and a “Televisa Investor” for purposes of this Section 4.1.
4.1.7 Section 16. If a Televisa Investor is a Tag Along Seller, the Prospective Selling Stockholders and the Company shall structure any Tag Along Sale with respect to the Televisa Investors so as not to result in liability of any Televisa Investor with respect to any Shares acquired prior to the delivery of the Tag Along Notice under Section 16(b) of the Exchange Act and the related Exchange Act Rules, if applicable; provided that this obligation shall not require the Prospective Selling Stockholders or the Company to materially delay the consummation of, or to take any action that adversely impacts the value to be obtained in, the Tag Along Sale (other than, if Televisa consents, with respect to the applicable Televisa Investor(s)).
4.1.8 For the avoidance of doubt, the Stockholders’ rights and obligations under this Section 4.1 shall continue after a Change of Control except as otherwise provided herein and in accordance with the Transaction Documents.

4.2 Change of Control Drag Along. Each Stockholder agrees, if requested in writing by the Majority Principal Investors at any time, and from time to time, prior to the Principal Investor Sell-Down, to Sell a percentage of one or more classes of Shares held by such Stockholder that is equal to the percentage of such Shares owned by the Prospective Selling Stockholders that are proposed to be Sold by the Prospective Selling Stockholders (which may be of a single class or of multiple classes to a Prospective Buyer) which would result in a Change of Control (as adjusted pursuant to Section 4.2.2 below, the “Drag Along Sale Percentage”), in the manner and on the terms set forth in this Section 4.2 (any such sale, a “Drag Along Sale”); provided, however, that this Section 4.2 shall not apply to a Change of Control if (a) the applicable Prospective Buyer is a member of a Principal Investor Group, and (b) such Change of Control has not been approved by vote or written consent of the Principal Investor Majority; provided, further, that no Televisa Investor shall be deemed to be a Stockholder for the purposes of this Section 4.2 (other than the notice provisions) and shall not be subject to the terms hereof unless a Televisa Sell-Down has occurred, and in the event that any Televisa Investor is deemed to be a Stockholder for purposes of this Section 4.2, the terms of this Section 4.2 shall not restrict any Transfers of Shares owned by any Televisa Investor which are otherwise in compliance with this Agreement (including that the transferee, if not a Televisa Investor, be bound by this Section 4.2 and the other terms of this Agreement to the extent required under the terms of this Agreement); and provided further, that, for the avoidance of doubt, a Televisa Investor’s exemption from the Stockholders’ obligations under this Section 4.2 shall not be transferable to any transferee of Shares held by such Televisa Investor other than a Permitted Transferee of Televisa or another Televisa Investor (but only for so long as they continue to be a Televisa Investor). For purposes of this Section 4.2, all shares of Common Stock will be treated as a single class and each share of Common Stock will be Sold at the same price and for the same form of consideration. Subject to Section 4.4.4 and the provisions of the Convertible Securities providing for the conversion, exercise or exchange thereof, all Convertible Securities will be treated as the same class as Common Stock on an as-exercised or as-converted basis (without prejudice to the rights of such Stockholder with respect to the conversion, exercise or exchange of such Convertible Securities and any entitlement to any payment of premium thereon or thereunder, including any premiums payable under Section 4(a) or 5(a) of the TV Debentures or pursuant to Section 4.4.4) but subject to the Prospective Buyer(s)’s election to acquire the Convertible Securities instead of the underlying shares of Common Stock in accordance with Section 4.4.4. All Shares to be sold pursuant to Section 4.2 shall be included in determining whether or not a proposed transaction constitutes a Change of Control.

4.2.1 Exercise in a Change of Control Transaction. The Prospective Selling Stockholders shall furnish a written notice (the “Drag Along Sale Notice”) to the Company at least ten (10) Business Days prior to the consummation of the Change of Control transaction, and the Company shall promptly furnish such Drag Along Sale Notice to each Stockholder other than the Prospective Selling Stockholder. The Drag Along Sale Notice shall set forth the material terms and conditions of the proposed Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Stockholders, (b) the Drag Along Sale Percentage for each class, (c) the per share consideration to be received in the proposed Sale for each class, including the form of consideration (if other than cash), (d) the name and address of the Prospective Buyer and (e) if known, the proposed Sale date or a good faith estimate thereof. If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Sale Notice, each other Stockholder (each, a “Participating Seller,” and, together with the Prospective Selling Stockholders, collectively, the “Drag Along Sellers”) shall: (x) be bound and obligated to Sell the Drag Along Sale Percentage of such Stockholder’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.4.4 in the case of Convertible Securities, including any election by the Prospective Buyer(s) to acquire the Convertible Securities instead of the underlying Shares in accordance with Section 4.4.4) as the Prospective Selling Stockholders shall Sell (subject to Section 4.4.4 in the case of Convertible Securities, and subject to Section 4.4.1 under all circumstances in connection with a Change of Control transaction); and (y) except as provided in Section 4.4.1 or 4.4.4, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, if applicable), provided that in no event will contractual rights with respect to the election of directors received by any Prospective Selling Stockholder be deemed to be the receipt of additional forms or amounts of consideration per Share. Except as provided in Section 4.4.1, if any Stockholders holding Shares are given an option as to the form and amount of consideration to be received (other than with respect to any roll-over option given to the Televisa Investors in accordance with Section 4.7.4 or 4.8.3 or to any or all holders of Management Shares), all Stockholders holding Shares will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the two hundred seventieth (270th) day after the date of delivery of the Drag Along Sale Notice, the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Sale Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Sale Notice and it shall be necessary for a separate Drag Along Sale Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2, unless the failure to complete such proposed Sale resulted directly from the failure by the FCC to consent to such transfer; provided, that such consent is received within two hundred seventy (270) days of such two hundred seventieth (270th) day. The right of a holder of Unvested Shares to receive consideration for such Unvested Shares pursuant to this Section 4.2 shall be subject to the vesting and other terms of such Unvested Shares.
4.2.2 Adjustment of Drag Along Percentage. Notwithstanding the foregoing, Shares held by BMPS2 shall be excluded from a Drag Along Sale and, if agreed by the Majority Principal Investors, the following Shares may be excluded from a Drag Along Sale: (i) Shares held by the management of the Company and its subsidiaries, and/or (ii) Shares held by BMPS1; provided, that upon such exclusion, the Drag Along Sale Percentage of each Stockholder shall be increased to reflect such Shares that the management, BMPS1 or BMPS2 are not required to Sell.
4.2.3 Waiver of Appraisal Rights. Each Drag Along Seller agrees not to demand or exercise appraisal rights under Section 262 of the DGCL with respect to a transaction subject to this Section 4.2 as to which such appraisal rights are available.

4.2.4 Section 16. If a Televisa Investor is deemed to be a Stockholder subject to the provisions of this Section 4.2 in accordance with the terms hereof, the Prospective Selling Stockholders and the Company shall structure any Drag Along Sale with respect to the Televisa Investors so as not to result in liability of any Televisa Investor with respect to any Shares acquired prior to the delivery of the Drag Along Sale Notice under Section 16(b) of the Exchange Act and the related Exchange Act Rules, if applicable; provided that this obligation shall not require the Prospective Selling Stockholders or the Company to materially delay the consummation of, or to take any action that adversely impacts the value to be obtained in, the Drag Along Sale (other than, if Televisa consents, with respect to the applicable Televisa Investor(s)).
4.2.5 Miscellaneous Provisions. The provisions of Section 4.4 shall apply to any Sale under this Section 4.2 to the extent, and on the terms, provided therein.
4.3 Recapitalization Transaction Drag Along. Each Stockholder hereby agrees, if requested by the Majority PITV Investors at any time, and from time to time, prior to the Principal Investor Sell-Down, to exchange, convert or Transfer a percentage of one or more classes of Shares held by such Stockholder that is equal to the percentage of such Shares owned by the applicable PITV Investors which are proposed to be exchanged, converted or Transferred by the applicable PITV Investors in a Recapitalization Transaction (as adjusted pursuant to Section 4.3.6 below, the “Drag Along Recapitalization Percentage”), in the manner and on the terms set forth in this Section 4.3 (any such sale, a “Drag Along Recapitalization Sale”); provided, however, that no Televisa Investor shall be deemed to be a Stockholder for any purposes under this Section 4.3 (other than the notice provisions) and shall not be subject to the terms hereof at any time. For purposes of this Section 4.3, the shares of Common Stock will be treated as a single class and, subject to Section 4.4.4, all Convertible Securities will be treated as the same class of Common Stock on an as-exercised or as-converted basis.
4.3.1 Exercise in a Recapitalization Transaction. The Company (solely at the direction of the Majority PITV Investors) shall furnish a written notice (the “Drag Along Recapitalization Notice”) to each Stockholder at least ten (10) Business Days prior to the consummation of the Recapitalization Transaction. The Drag Along Recapitalization Notice shall set forth the material terms and conditions of the proposed Recapitalization Transaction, including (a) the number and class of Shares to be exchanged, converted or Transferred in the Recapitalization Transaction, (b) the Drag Along Recapitalization Percentage for each class and (c) the new form of securities or other forms of consideration (including cash) to be received upon exchange, conversion or Transfer of Shares of each class of Shares being exchanged, converted or Transferred. If the Recapitalization Transaction described in such Drag Along Recapitalization Notice is consummated, each Stockholder shall: (x) be bound and obligated to exchange, convert or Transfer the Drag Along Recapitalization Percentage of such Stockholder’s Shares of each class included in the proposed Recapitalization Transaction on the same terms and conditions, with respect to each Share being exchanged, converted or Transferred (subject to Section 4.3.4 in the case of Convertible Securities) as the other holders of such Shares (subject to Section 4.3.4 in the case of Convertible Securities and subject to Section 4.3.2 under all circumstances); and (y) except as provided in Section 4.3.2, receive the same securities or other consideration per Share exchanged, converted or Transferred (provided, that holders of Shares with voting rights will receive voting securities, and holders of non-voting Shares will receive non-voting securities). If at the end of the two hundred seventieth (270th) day after the date of delivery of the Drag Along Recapitalization Notice, the Recapitalization Transaction has not been completed, the Drag Along Recapitalization Notice shall be null and void, each Stockholder shall be released from such Stockholder’s obligation under the Drag Along Recapitalization Notice and it shall be necessary for a separate Drag Along Recapitalization Notice to be furnished and the terms and provisions of this Section 4.3.1 separately complied with in order to consummate such proposed Recapitalization Transaction pursuant to this Section 4.3, unless the failure to complete such proposed Recapitalization Transaction resulted directly from the failure by the FCC to consent to such transfer; provided, that such consent is received within two hundred seventy (270) days of such two hundred seventieth (270th) day. The right of a holder of Unvested Shares to receive securities upon exchange, conversion or Transfer of such Unvested Shares pursuant to this Section 4.3.1 shall be subject to the vesting and other terms of such Unvested Shares.

4.3.2 Certain Legal Requirements. In the event the receipt of securities to be received in exchange for, or upon conversion or Transfer of, Shares in a proposed Recapitalization Transaction pursuant to this Section 4.3 by a Stockholder would require under applicable Law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Recapitalization Transaction, or (b) the provision to any Stockholder of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Recapitalization Transaction by the Company, then, at the election of the Majority PITV Investors, such Stockholder shall not have the right to exchange, convert or Transfer Shares in such proposed Recapitalization Transaction. In such event, the Company shall have the obligation to cause to be paid to such Stockholder in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.5 hereof) which would have otherwise been exchanged, converted or Transferred by such Stockholder in the Recapitalization Transaction, an amount in cash equal to the Fair Market Value of such Shares as of the effective date of the Recapitalization Transaction. Notwithstanding the foregoing, this Section 4.3.2 shall not apply to any PITV Investor, BMPS1, BMPS2 or any Bank Investor.
4.3.3 Further Assurances. Each Stockholder shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to expeditiously consummate any Recapitalization Transaction and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise reasonably cooperating with the Company; provided, however, that Stockholders shall be obligated to become liable to the Company in respect of any representations, warranties, covenants, indemnities or otherwise solely to the extent provided in the immediately following sentence; provided, that no Stockholder shall be required in connection therewith or as a condition thereto to (i) qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless such Stockholder is already subject to service in such jurisdiction and except to the extent as may be required by the Securities Act, (ii) make joint representations or warranties, (iii) be liable as to any representations, warranties, covenants and other agreements in excess of the proceeds received by such Stockholder in connection with such Transfer, or (iv) make any representations or warranties in connection with the business or condition of the Company or any of its subsidiaries; provided, further, that in no event will a Stockholder be responsible for more than its pro rata share of any indemnification obligations). Without limiting the generality of the foregoing, each Stockholder agrees to execute and deliver such agreements as may be reasonably specified by the Company, including agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares, (b) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the other Stockholder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf; provided, that such liability shall not exceed the proceeds received by such Stockholder in connection with such Transfer; provided, further, that no Bank Investor or (if Televisa Investors elect in their sole discretion to be a Stockholder for purposes of this Section 4.3) Televisa Investor shall be required to enter into restrictive covenants that bind their Affiliates or, in the case of the Televisa Investors, themselves (other than with respect to such Affiliates of Bank Investors that are limited partners of the Bank Investors), and (c) other than with respect to Televisa Investors, at the request of the Majority PITV Investors, immediately prior to the consummation of the Recapitalization Transaction convert any voting Shares held by such Stockholder into non-voting Shares, and vice versa. Each Stockholder (other than the Bank Investors and the Televisa Investors) hereby constitutes and appoints each member of the Majority PITV Investors who requested such Recapitalization Transaction, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any and all agreements that the members of the Majority PITV Investors who requested such Recapitalization Transaction reasonably believe are consistent with this Section 4.3.3, and such member of the Majority PITV Investors shall provide a copy of such agreements to such Stockholder within five (5) Business Days of execution; provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder. In connection with any FCC approval required with regards to any Recapitalization Transaction, the Company shall file such FCC applications as it is required to file in order to obtain such FCC approval, and each Stockholder shall cooperate with the Company and promptly provide the Company with any and all information necessary (as reasonably determined by the Company’s outside legal counsel, which shall be a nationally recognized law firm with expertise in Federal Communications Laws) to complete the filing of such applications. The Company shall use its reasonable best efforts to obtain such FCC approval, including (1) diligently prosecuting such applications, including opposing any petitions to deny, or other objections filed with respect to, such FCC applications, and (2) promptly taking all other actions reasonably requested by the Majority PITV Investors as necessary, desirable and/or appropriate to facilitate obtaining such FCC approval.

4.3.4 Treatment of Convertible Securities. If any Stockholder shall exchange, convert or Transfer Convertible Securities in any Recapitalization Transaction pursuant to this Section 4.3 in which such Stockholder participates, then such Stockholder shall receive in exchange for such Convertible Securities, options, warrants or convertible securities, as the case may be, with substantively identical and otherwise substantially similar terms (including with respect to the spread between the fair market value of the relevant security and the exercise price to purchase such security) as the Convertible Securities being exchanged, converted or Transferred, and which are exercisable for or convertible into securities of the same nature as those being issued to the Stockholders in the Recapitalization Transaction in exchange for the Shares for or into which the Convertible Securities being exchanged were initially exercisable or convertible.
4.3.5 Closing. The closing of a Recapitalization Transaction to which this Section 4.3 applies shall take place (a) on the proposed exchange, conversion or Transfer date, if any, specified in the Drag Along Recapitalization Notice (provided, that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions) or (b) if no proposed Transfer date was specified in the Drag Along Recapitalization Notice, at such time as the Company shall specify by reasonable notice to each Stockholder. At the closing of such Recapitalization Transaction, each Stockholder shall deliver the certificates evidencing the Shares to be exchanged, converted or Transferred by such Stockholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration and any comparable transfer materials for any Convertible Securities to be exchanged, converted or Transferred.
4.3.6 Adjustment of Drag Along Recapitalization Percentage. Notwithstanding the foregoing, Shares held by BMPS2 shall be excluded from a Drag Along Sale and Drag Along Recapitalization Sale and, if agreed by the Majority PITV Investors, the following Shares may be excluded from a Drag Along Recapitalization Sale: (i) Shares held by the management of the Company and its subsidiaries, and/or (ii) Shares held by BMPS1; provided, that this Section 4.3.6 shall not derogate from any Investor’s rights pursuant to Section 4.1; provided, further, that upon such exclusion, the Drag Along Recapitalization Percentage of each Stockholder shall be increased to reflect such Shares that the management, BMPS1 or BMPS2 are not required to Sell.

4.4 Miscellaneous Sale Provisions. The following provisions shall be applied to any proposed Sale to which Sections 4.1, 4.2, 4.5 or 4.6 apply, except that Sections 4.4.2 and 4.4.4 shall also apply to any Merger Exit, Sponsor Sale or other Sale pursuant to Section 4:
4.4.1 Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable Law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall, (x) in the case of a Sale pursuant to Section 4.1, have the right, but not the obligation, and, (y) in the case of a Sale pursuant to Section 4.2, have the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.4.5 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares. Notwithstanding the foregoing, this Section 4.4.1 shall not apply to any PITV Investor, BMPS1, BMPS2 or any Bank Investor.
4.4.2 Further Assurances. Each Participating Seller and First Offer Purchaser, Proposed Purchaser and, in the event that it exercises its Preferential Right of First Refusal, Televisa (as a purchaser), shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise reasonably cooperating with the Prospective Selling Stockholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable to the Prospective Buyer in respect of any representations, warranties, covenants, indemnities or otherwise solely to the extent provided in the immediately following sentence; provided, further, that in connection with a Sale pursuant to Section 4, no Stockholder shall be required in connection therewith or as a condition thereto to (i) qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless such Stockholder is already subject to service in such jurisdiction and except to the extent as may be required by the Securities Act, (ii) make joint representations or warranties, (iii) be liable as to any representations, warranties, covenants and other agreements in excess of the proceeds received by such Stockholder in connection with such Transfer, or (iv) make any representations or warranties in connection with the business or condition of the Company or any of its subsidiaries; provided, further, that in no event will a Stockholder be responsible for more than its pro rata share of any indemnification obligations). Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares, (b) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the Prospective Selling Stockholder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf; provided, that in connection with a Sale pursuant to Section 4, such liability shall not exceed the proceeds received by such Stockholder in connection with such Transfer; provided, further, that in connection with a Sale pursuant to Section 4, no Bank Investor or Televisa Investor shall be required to enter into restrictive covenants that bind their Affiliates or, in the case of the Televisa Investors, themselves (other than with respect to such Affiliates of Bank Investors that are limited partners of the Bank Investors), and (c) other than with respect to Televisa Investors, at the request of the Majority PITV Investors, immediately prior to the consummation of the Sale convert any voting Shares held by such Participating Seller into non-voting Shares, and vice versa; provided, that, subject to Section 4.4.4, including any election by the Prospective Buyer(s) to acquire the Convertible Securities instead of the underlying shares of Common Stock in accordance with Section 4.4.4, the shares of Common Stock will be treated as a single class and each share of Common Stock will be Sold at the same price and for the same form of consideration. Each Participating Seller (other than the Bank Investors and the Televisa Investors) hereby constitutes and appoints each of the Prospective Selling Stockholders, or any of them, with full power of substitution, as such Participating Seller’s true and lawful representative and attorney-in-fact, in such Participating Seller’s name, place and stead, to execute and deliver any and all agreements that such Prospective Selling Stockholder reasonably believes are consistent with this Section 4.4.2 and such member of the Prospective Selling Stockholder shall provide a copy of such agreements to such Stockholder within five (5) Business Days of execution; provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participating Seller. In connection with any FCC approval required with regard to any Sale pursuant to Section 4, the Company shall file such FCC applications as it is required to file in order to obtain such FCC approval, and each Stockholder shall promptly provide the Company with any and all information necessary (as reasonably determined by the Company’s outside legal counsel, which shall be a nationally recognized law firm with expertise in Federal Communications Laws) to complete the filing of such applications. The Company shall use its reasonable best efforts to obtain such FCC approval, including (1) diligently prosecuting such applications, including opposing any petitions to deny, or other objections filed with respect to, such FCC applications, and (2) promptly taking all other actions reasonably requested by the Prospective Selling Stockholders as necessary, desirable and/or appropriate to facilitate obtaining such FCC approval.
4.4.3 Sale Process. The Majority Principal Investors in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 4.1, 4.5 or 4.6 shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 4.

4.4.4 Treatment of Convertible Securities. If any Participating Seller shall Sell Convertible Securities (or shall convert Convertible Securities in order to Sell the underlying Shares) in any Sale pursuant to this Section 4, then, without prejudice to the rights of such Stockholder with respect to the conversion, exercise or exchange of such Convertible Securities and any entitlement to any payment of premium thereon or thereunder, including any premiums payable under Section 4(a) or 5(a) of the TV Debentures, such Participating Seller shall receive in exchange for such Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Common Stock that would be issued upon exercise, conversion or exchange of such Convertible Securities less the exercise price, if any, of such Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), plus in the case of any Common Stock or TV Warrants into which such TV Debentures were converted in connection with such Sale, and are included by Televisa Investors in any such Sale, the Extra Amount determined as of the date that such Sale is consummated, unless the Company, at its election, instead enters into an agreement with the Televisa Investors which obligates the Company to continue to pay amounts which are equal to the amounts of interest payments that otherwise would be required in respect of such TV Debentures that are so converted and sold from the date of conversion to the Maturity Date (as defined in the terms of the TV Debentures), and subject to reduction for any tax or other amounts required to be withheld under applicable Law, and plus in the case of any TV Debentures that are not converted in connection with such Sale and are acquired by the Prospective Buyer(s) on an unconverted basis, an amount of additional consideration from the Prospective Buyer(s) equal to the Extra Amount determined as of the date that such Sale is consummated.
4.4.5 Closing. Subject to Sections 4.1.7 and 4.2.4, the closing of a Sale to which Section 4.1, 4.2 or 4.6 applies shall take place (a) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Sale Notice or Sale Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (b) if no proposed Transfer date was required to be specified in the applicable notice, at such time as the Prospective Selling Stockholders shall specify by notice to each Participating Seller and (c) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller or First Offer Purchaser, as applicable. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, and any comparable transfer materials for any Convertible Securities to be Sold.

4.5 Preferential Right of First Refusal. Other than in connection with a transaction to effect a Compliant Change of Control Transaction, including a Sponsor Sale or a Merger Exit, if any Prospective Selling Stockholder proposes to Sell any Shares of a single class or multiple classes to any Person other than a Permitted Transferee of such Prospective Selling Stockholder (including to another Stockholder or the Company or any of its Subsidiaries) (collectively, a “Preferential ROFR Buyer”) in a Transfer subject to Section 3.1.3 or 3.1.5, such Prospective Selling Stockholder must first offer to Televisa the right to purchase such Shares, subject to the following terms:
4.5.1 Notice. The Prospective Selling Stockholder shall furnish a notice (the “Preferential ROFR Notice”) of such proposed sale to Televisa and each other Stockholder prior to any such proposed Transfer. Such notice shall include (i) the identity of the proposed Transferee (the “Proposed Purchaser”), (ii) the number and class of Shares proposed to be sold by the Prospective Selling Stockholder, (iii) the terms and conditions of such Sale, including the price per Share, and (iv) any other material terms or conditions of the proposed Sale. Such notice shall further state that Televisa may purchase, and the Prospective Selling Stockholder shall be required to Sell, in accordance with the provisions of this Agreement, any or all of such Shares, for the price and upon the other terms and conditions set forth in the Preferential ROFR Notice; provided, that Televisa shall not be entitled to purchase a number of such Shares exceeding (a) the Additional Equity Amount or (b) the Preferential ROFR Cap applicable to the Principal Investor Group of which such Prospective Selling Stockholder is a member; provided further, that prior to the Qualified Public Offering or Change of Control, such Shares shall be converted into shares of Class C Common Stock and/or Class D Common Stock in accordance with Section 4.8.3 of Article EIGHTH of the Charter (the “Preferential ROFR Shares”). If all of the Shares proposed to be Transferred by the Prospective Selling Stockholder are not purchased by Televisa, then the Transfer of such remaining Shares shall be subject to the terms of Section 4.6.
4.5.2 Exercise. Within ten (10) Business Days after the date of receipt of the Preferential ROFR Notice, Televisa shall have the right (the “Preferential Right of First Refusal”) to elect to purchase the Preferential ROFR Shares on the same terms and conditions set forth in the Preferential ROFR Notice by furnishing a written notice specifying the number of Preferential ROFR Shares to be purchased from the Prospective Selling Stockholder and the proposed date of the closing of such purchase, which shall be no later than ninety (90) days after the delivery of the Preferential ROFR Notice (the “Preferential ROFR Exercise Notice”) unless the failure to complete such purchase resulted from either (x) any failure by any Prospective Selling Stockholder or the Company to comply with the terms of this Section 4.5 or (y) any failure by the FCC or other Governmental Authority to consent to such transfer or for any waiting period under applicable Law to expire (other than as a result of Televisa failing to make any necessary HSR filing with respect thereto); provided, that such consent is received or such waiting period expires within ninety (90) days of such 90th day. If Televisa does not furnish a notice that complies with the above requirements, including the applicable time period, Televisa will be deemed to have waived its rights only with respect to a purchase of Preferential ROFR Shares that were the subject of such notice under this Section 4.5, and the Prospective Selling Stockholder shall be free to furnish a Sale Notice pursuant to Section 4.6.1 with respect to such Shares.

4.5.3 Preferential ROFR Issuance. If a proposed Transfer involves the Transfer of Shares from Principal Investors that are members of different Principal Investor Groups, the Shares to be Transferred to Televisa shall be allocated among such transferring Stockholders pro rata in proportion to the total number of shares of Common Stock then owned by the Principal Investor Groups of which such Stockholders are members, subject in each case to the Preferential ROFR Cap (it being understood that a Preferential ROFR Cap limitation on a Transfer by a member of one Principal Investor Group will not, in itself, affect the obligations of the members of any other Principal Investor Group to Transfer Shares to Televisa pursuant to this Section 4.5), provided, that if a proposed Transfer or series of related proposed Transfers involves the Transfer of Shares from Principal Investors that are members of three (3) or more different Principal Investor Groups to one or more Preferential ROFR Buyers, the Company shall be required to offer to issue to Televisa at the closing referred to in Section 4.5.4, and Televisa shall have the right to elect to purchase (the “Preferential ROFR Issuance Right”), a number of shares of Common Stock (which shall be Class C Common Stock, or, to the extent that such issuance would cause the voting Equity Percentage to exceed the Maximum Equity Percentage, Class D Common Stock) not to exceed, in the aggregate, the number of shares of Common Stock equal to that number of Shares constituting the Additional Equity Amount (the “Preferential ROFR Issuance”). Televisa may acquire such shares of Common Stock from the Company pursuant to the same terms and conditions, including the price per share set forth in the Preferential ROFR Notice; provided, that Televisa may not acquire a number of Shares pursuant to the Preferential ROFR Issuance in excess of the Additional Equity Amount. In the event that Televisa acquires any such shares of Common Stock from the Company, the Company shall cause the proceeds of such acquisition to be used to redeem, repurchase or repay Indebtedness and to pay any related premiums in connection therewith. For the avoidance of doubt, the Preferential ROFR Issuance shall not be subject to any preemptive or participation rights set forth in the Participation, Registration Rights and Coordination Agreement.
4.5.4 Closing. The closing of any Sale to which Section 4.5 applies or any Preferential ROFR Issuance shall take place on the proposed Transfer date specified in the Preferential ROFR Exercise Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions). At the closing of any Sale to which this Section 4.5 applies, the Prospective Selling Stockholder shall deliver the certificates evidencing the Shares to be Sold by such Prospective Selling Stockholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, and any comparable transfer materials for any Convertible Securities to be Sold. At the closing of any Preferential ROFR Issuance, the Company shall deliver the certificates evidencing the Shares to be issued to Televisa pursuant to Section 4.5.3, free and clear of any liens or encumbrances.

4.5.5 Compliance. Any Sale of Shares by a Principal Investor to Televisa pursuant to this Section 4.5 or Preferential ROFR Issuance shall be structured so as to comply with applicable U.S. Laws. Not in limitation of the foregoing, in the event that Televisa reasonably and in good faith believes that a Transfer and issuance or an issuance of Shares to Televisa pursuant to this Section 4.5 would not be prudent in light of applicable Law, then (a) in the case of a sale of Shares by a Principal Investor to Televisa pursuant to Section 4.5, the Company shall, at Televisa’s election, after Televisa acquires such Shares pursuant to this Section 4.5, exchange such Shares that Televisa purchased from the Principal Investor for warrants in substantially the form of the TV Warrants with an exercise price of $0.01 per share and a number of shares underlying such warrants equal to the number of shares Televisa so acquired from the Principal Investor or (b) in the case of a Preferential ROFR Issuance, the Company shall, after good faith consultation with Televisa, issue to Televisa warrants in substantially the form of the TV Warrants or debentures in substantially the form of the TV Debentures (whichever the Board elects; it being understood that the economic terms of any such warrants or debentures referred to in this clause (b) shall be determined so as to be as equivalent as reasonably practicable to the economic terms of the Class C Common Stock and/or Class D Common Stock which Televisa would have otherwise acquired, but in any case the number of shares of Class C Common Stock and/or Class D Common Stock underlying such debentures or warrants shall be no less than the number of such shares of Class C Common Stock and/or Class D Common Stock that Televisa would have otherwise acquired) in lieu of the Shares issuable pursuant to the Preferential Right of First Refusal. In the event that Televisa reasonably believes that its exercise of the Preferential Right of First Refusal could reasonably be expected to be subject to regulatory review due to, or restricted by, Foreign Ownership Restrictions, Televisa or a Televisa Investor may, but is not required to, after notice to, and an opportunity for comment by, the Company, (it being agreed that any such assignment shall be the decision of Televisa and the Company shall have no consent right) assign its rights under this Section 4.5 to (i) an FCC-Approved Trust, (ii) any other Person while regulatory or judicial relief is being sought with respect to such Foreign Ownership Restrictions or (iii) any other Person if the FCC has ordered that Televisa reduce its voting or equity ownership in the Company, or Televisa has received written notification from the FCC of an investigation with respect to Televisa’s ownership of the Company, and provided in either case in this clause (iii) that Televisa seeks regulatory or judicial relief related to such order or investigation within six (6) months of the transfer to such Person. The assignment set forth in the preceding sentence shall only be for the period during which such Foreign Ownership Restrictions prevent Televisa from holding such Shares or while Televisa is actively seeking regulatory or judicial relief with respect to the Foreign Ownership Restrictions or from the applicable order or investigation, as applicable (or in the case of clause (iii) of the preceding sentence, prior to the six (6) month anniversary of the transfer to the other Person and thereafter while Televisa is seeking regulatory or judicial relief related to such order or investigation) and once such period terminates, such FCC-Approved Trust or other Person shall assign such rights and transfer such Shares to Televisa or as otherwise permitted under the Transaction Documents or otherwise comply with the terms of any applicable order of the FCC or regulatory or judicial decision. Upon any such assignment set forth in this Section 4.5.5, the FCC-Approved Trust or other Person to which such assignment is made shall become party to this Agreement, the Principal Investor Agreement and the Participation, Registration Rights and Coordination Agreement as a Televisa Investor to the extent Televisa is a party thereto.

4.5.6 Termination. The Preferential Right of First Refusal and the Preferential ROFR Issuance Right shall each terminate upon the earliest to occur of (i) the Company providing Televisa in connection with any Public Offerings the opportunity to acquire from the Company, or from the underwriters acting on the Company’s behalf, an aggregate number of Shares from all such Public Offerings equal to the then-applicable Additional Equity Amount at a price per share equal to the offering price to the public in the relevant Public Offering and (ii) Televisa’s full exercise of the Televisa Option pursuant to Section 8.6 of the Investment Agreement. For the avoidance of doubt, (x) the Preferential Right of First Refusal and the Preferential ROFR Issuance Right shall each survive a Change of Control and (y) the termination of the Preferential Right of First Refusal and the Preferential ROFR Issuance Right shall have no effect on, and shall not limit in any manner, Televisa’s participation rights under the Participation, Registration Rights and Coordination Agreement or its rights under Section 4.6.
4.6 Right of First Offer. Other than in connection with a transaction to effect a Compliant Change of Control Transaction, including a Sponsor Sale or a Merger Exit, if any Prospective Selling Stockholder proposes to Sell any Shares in a Transfer that is subject to Section 3.1.5 (including to another Stockholder or the Company or any of its subsidiaries) prior to the Principal Investor Sell-Down, and Televisa has not exercised its Preferential Right of First Refusal in accordance with Section 4.5 with respect to all of such Shares or if Televisa does not provide the Preferential ROFR Exercise Notice within ten (10) Business Days of receipt of the Preferential ROFR Notice, then the following provisions shall apply:
4.6.1 Notice. The Prospective Selling Stockholder shall furnish a written notice of such proposed Sale (a “Sale Notice”) to each Principal Investor Group (other than any Principal Investor Group of which the Prospective Selling Stockholder is a member, in which case no such notice shall be provided to such group) and the Televisa Investors (other than any Televisa Investor which is a Prospective Selling Stockholder, in which case no such notice shall be given to such Televisa Investor). For the avoidance of doubt, in the event of any proposed Sale to which this Section 4.6 applies, the Televisa Investors shall have the rights to exercise their respective rights of first offer under this Section 4.6 only to the extent set forth below, including Section 4.6.2(a) and Section 4.6.6(c)) (each such PITV Investor Group, a “First Offer Holder”), prior to any such proposed Transfer. The Sale Notice shall include:
(b) (i) the number and class(es) of Shares proposed to be sold by the Prospective Selling Stockholder, which shall be net of the Shares acquired by Televisa from such Prospective Selling Stockholder in connection with the same sale pursuant to the exercise of its Preferential Right of First Refusal, if any (the “Subject Shares”), (ii) the per share cash purchase price or the formula by which such cash price is to be determined and (iii) the proposed Transfer date, if known; and

(c) an invitation to each First Offer Holder to make an offer to purchase, subject to Section 4.6.6 below, any number of the Subject Shares at such price.
4.6.2 Exercise.
(b) Within twenty (20) Business Days after the date of delivery of the Sale Notice (the “First Offer Deadline”), each First Offer Holder may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by furnishing a written notice (the “First Offer Notice”) of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Stockholder (each such Person delivering such notice, a “First Offer Purchaser”); provided, however, that a Televisa Investor shall be deemed to be a First Offer Purchaser if and only in the event one or more of the Principal Investor Groups delivers a First Offer Notice pursuant to this Section 4.6.2(a). The receipt of consideration by any Prospective Selling Stockholder selling Shares in payment for the transfer of such Shares pursuant to this Section 4.6.2 shall be deemed a representation and warranty by such Prospective Selling Stockholder that (i) such Prospective Selling Stockholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Shares as contemplated by this Section 4.6.2; and (iii) such Shares are free and clear of any and all liens or encumbrances except pursuant to this Agreement and other Transaction Agreements.
(c) Each First Offer Holder not furnishing a First Offer Notice that complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such First Offer Holder’s rights to purchase such Subject Shares under this Section 4.6.2 and the Prospective Selling Stockholder shall thereafter be free to Sell the Subject Shares to the First Offer Purchasers and/or any Prospective Buyer, at a per share purchase price no less than the price set forth in the Sale Notice, without any further obligation to such First Offer Holder pursuant to this Section 4.6.
4.6.3 Irrevocable Offer. The offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to Section 4.6.6 below, to the extent such offer is accepted, such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Purchaser’s First Offer Notice.
4.6.4 Acceptance of Offers. Within ten (10) Business Days after the First Offer Deadline, the Prospective Selling Stockholder shall inform each First Offer Purchaser, by written notice (the “Acceptance Notice”), of whether or not the Prospective Selling Stockholder will accept all (but not less than all) offers of the First Offer Purchasers (for the avoidance of doubt, all such offers shall be subject to adjustment pursuant to Section 4.6.6 below). In the event the Prospective Selling Stockholder fails to furnish the Acceptance Notice within the specified time period, the Prospective Selling Stockholder shall be deemed to have decided not to Sell the Subject Shares to the First Offer Purchasers. If the Prospective Selling Stockholder decides not to Sell the Subject Shares to the First Offer Purchasers, each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer, and the Prospective Selling Stockholder shall not sell the Shares subject to the First Offer Purchaser’s irrevocable offer to any other Person. Acceptance of such offers by the Prospective Selling Stockholder is without prejudice to the Prospective Selling Stockholder’s discretion under Section 4.4.3 to determine whether or not to consummate any Sale.

4.6.5 Additional Compliance. If at the end of the 120th day after the date of delivery of the Sale Notice, the Prospective Selling Stockholder and First Offer Purchasers or Prospective Buyer (if not a First Offer Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of any First Offer Purchaser to perform its obligations under this Section 4.6), each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.6 separately complied with, in order to consummate a Transfer of such Subject Shares unless the failure to complete such proposed Sale resulted directly from any failure by the FCC to consent to such Sale; provided, that such consent is received within one hundred fifty (150) days of such 120th day; provided further, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the per share price are unchanged and the number of Subject Shares is substantially the same, the applicable period to which reference is made in Sections 4.6.2 and 4.6.4 shall be five (5) Business Days and three (3) Business Days, respectively.
4.6.6 Determination of the Number of Subject Shares to be Sold.
(b) In the event that, as of the First Offer Deadline, the number of Subject Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, the Prospective Selling Stockholder shall provide notice of such shortfall to the First Offer Purchasers. Each First Offer Purchaser shall provide notice to the Prospective Selling Stockholder within four (4) Business Days of receipt of the notice from the Prospective Selling Stockholder if it wishes to purchase all or any portion of the Subject Shares comprising such shortfall. In the event that, after such four (4) additional Business Days, the number of Subject Shares offered to be purchased by the First Offer Purchasers is still less than the number of Subject Shares, (i) the Prospective Selling Stockholder may within four (4) Business Days accept the offers of the First Offer Purchasers and, at the option of the Prospective Selling Stockholder, and within thirty (30) days of such acceptance, Sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to one or more Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Stockholder may within one hundred eighty (180) days Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a price per share that is no less than the price set forth-in the Sale Notice rather than Sell any Subject Shares to the First Offer Purchasers. Such sales, if any, to Prospective Buyer(s) other than the First Offer Purchasers in accordance with clause (i) above shall be consummated together with the sale to the First Offer Purchasers.

(c) In the event that the Prospective Selling Stockholder has accepted the offers of the First Offer Purchasers and the aggregate number of Subject Shares offered to be purchased by (and to be sold to) the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold to the First Offer Purchasers as follows:
(i) there shall be first allocated to each First Offer Purchaser a number of Subject Shares equal to the lesser of (A) the number of Subject Shares offered to be purchased by such First Offer Purchaser pursuant such holder’s First Offer Notice and any subsequent notice delivered by such First Offer Purchaser pursuant to the second sentence of Section 4.6.6(a), and (B) a number of Subject Shares equal to such First Offer Purchaser’s Pro Rata Portion; and
(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those First Offer Purchasers which offered to purchase a number of Subject Shares in excess of such First Offer Purchaser’s Pro Rata Portion to each such First Offer Purchaser on a pro rata basis, based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.
In the event that the number of Subject Shares that each First Offer Purchaser will be permitted to purchase in a particular Sale is reduced in accordance with clauses (i) and (ii) above, the Prospective Selling Stockholder shall be responsible for determining the total number of Subject Shares to be purchased by each First Offer Purchaser in the proposed Sale in accordance with this Section 4.6.6, and shall provide notice to each First Offer Purchaser of the number of Subject Shares that such First Offer Purchaser will be purchasing in such Sale no later than three (3) Business Days prior to the consummation of such Sale. For the avoidance of doubt, shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be treated as a single class for purposes of this Section 4.6.6.
In the event any holders of Shares exercise such holders’ rights under Section 4.1 to sell Shares in connection with a Sale to First Offer Purchasers pursuant to this Section 4.6, such Shares (as the case may be, reduced in accordance with Section 4.1.4) shall be deemed to be Subject Shares for purposes of this Section 4.6 and shall be allocated among the First Offer Purchasers in accordance with this Section 4.6.6.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
(d) Notwithstanding any of the foregoing, the maximum number of Subject Shares that the Televisa Investors shall have the right to purchase under this Section 4.6 at any particular time shall not exceed that number of Subject Shares the purchase of which would cause the Televisa Investors’ Capital Percentage to exceed the Maximum Capital Percentage.
4.6.7 Exempt Transaction. The parties hereto acknowledge and agree that the provisions of this Section 4.6 shall not apply in the event of (i) one or more Transfers in connection with a Change of Control pursuant to Sections 4.2 , 4.7 and/or 4.8, as applicable, (ii) a Recapitalization Transaction pursuant to Section 4.3, or (iii) any exercise by Televisa of its Preferential Right of First Refusal pursuant to Section 4.5.
4.6.8 The Televisa Investors’ ROFO Sunset. ***
4.6.9 Foreign Ownership Restrictions. In the event that Televisa reasonably believes that it cannot exercise its rights under this Section 4.6 to the full extent set forth herein (or any lesser extent that the Televisa Investors desire to obtain) because of any Foreign Ownership Restrictions, Televisa or a Televisa Investor may, but is not required to, after notice to, and an opportunity for comment by, the Company, (it being agreed that any such assignment shall be the decision of Televisa and the Company shall have no consent right) assign such rights to (a) any FCC-Approved Trust, (b) any other Person while regulatory or judicial relief is being sought with respect to such Foreign Ownership Restrictions or (c) any other Person if the FCC has ordered that Televisa reduce its voting or equity ownership in the Company, or Televisa has received written notification from the FCC of an investigation with respect to Televisa’s ownership of the Company and provided in either case in this clause (c) that Televisa seeks regulatory or judicial relief related to such order or investigation within six (6) months of the transfer to such Person. The assignment set forth in the preceding sentence shall only be for the period during which such Foreign Ownership Restrictions prevent Televisa from holding such Shares or while Televisa is actively seeking regulatory or judicial relief with respect to the Foreign Ownership Restrictions or from the applicable order or investigation, as applicable (or in the case of clause (c) of the preceding sentence, prior to the six (6) month anniversary of the transfer to the other Person and thereafter while Televisa is seeking regulatory or judicial relief related to such order or investigation) and once such period terminates, such FCC-Approved Trust or other Person shall assign such rights and transfer such Shares to Televisa or as otherwise permitted under the Transaction Documents or otherwise comply with the terms of any applicable order of the FCC or regulatory or judicial decision. Upon any such assignment set forth in this Section 4.6.9, the FCC-Approved Trust or other Person to which such assignment is made shall become a party to this Agreement, the Principal Investor Agreement and the Participation, Registration Rights and Coordination Agreement as a “Televisa Investor.” Not in limitation of the foregoing, in the event that Televisa reasonably and in good faith believes that an acquisition of Shares by a Televisa Investor pursuant to this Section 4.6 would not be prudent in light of applicable Law, then, at Televisa’s election, after Televisa acquired such Shares pursuant to this Section 4.6, the Company shall exchange such Shares that Televisa acquired pursuant to this Section 4.6 for warrants in substantially the form of the TV Warrants with an exercise price of $0.01 per share and a number of shares underlying such warrants equal to the number of shares Televisa so acquired pursuant to this Section 4.6.

4.6.10 Notice of ROFO Closing. The Company shall promptly notify each PITV Investor (other than any First Offer Purchasers participating therein) in writing following the closing of any transaction in which any PITV Investor purchases Subject Shares pursuant to the exercise of its respective rights of first offer under this Section 4.6.
4.7 The Televisa Investors’ Rights and Obligations in the Event of a Sponsor Sale. In the event any one or more Principal Investors propose to Transfer Shares (other than through a merger, consolidation or similar business combination transaction, in which case the provisions of Section 4.8 apply) to any Prospective Buyer(s) in one or a series of related transactions that would effect a Change of Control (taking into account Shares required to be Transferred in such transaction pursuant to Section 4.2) (a “Sponsor Sale”), then the following provisions shall apply:
4.7.1 Notice and Exercise. The Prospective Selling Stockholders shall furnish a written notice of their intention to pursue a Sponsor Sale (the “Sponsor Sale Notice”) to the Company and Televisa. The Sponsor Sale Notice shall constitute, and conform to the terms and conditions of, a Tag Along Notice under Section 4.1 (other than items listed in Section 4.1.1(a)(iii) and (iv)), and Televisa shall have the rights of a Tag Along Holder under Section 4.1 with respect to such Sponsor Sale (the “Sponsor Sale Tag Along Rights”). Televisa shall have the right to exercise its Sponsor Sale Tag Along Rights at any time on or before the Sponsor Sale Election Deadline by furnishing to the Company and the Prospective Selling Stockholders a written Tag Along Offer pursuant to, and in compliance with, Sections 4.1.2 and 4.1.3 exercising such Sponsor Sale Tag Along Rights, which election shall be irrevocable except as otherwise provided in Section 4.7.6, if applicable (the “Sponsor Sale Tag Along Election”). In the event that Televisa exercises its Sponsor Sale Tag Along Rights under this Section 4.7.1 or 4.7.6, as applicable, then each other Televisa Investor shall be obligated (to the same extent as Televisa) to participate in such Sponsor Sale on the terms and conditions (which terms and conditions, for the avoidance of doubt, include the allocation of Tag Eligible Shares to be sold pursuant to Section 4.1.4 above, if applicable, and in any case consistent with Sections 4.4.2) specified herein (without prejudice to the rights of such Stockholder with respect to the conversion, exercise or exchange of such Convertible Securities and any entitlement to any payment of premium thereon or thereunder, including any premiums payable under Section 4(a) or 5(a) of the TV Debentures and subject to Section 4.4.4, including any election by the Prospective Buyer(s) to acquire the Convertible Securities instead of the underlying shares of Common Stock in accordance with Section 4.4.4). If Televisa elects to exercise its Sponsor Sale Tag Along Rights, then the Prospective Selling Stockholders shall use their commercially reasonable efforts to obtain the agreement of the Prospective Buyer(s) to the participation of all Televisa Investors in such Sponsor Sale, and may not in any event Transfer any Shares to the Prospective Buyer with respect to such Sponsor Sale if such Prospective Buyer declines to allow the participation of all Televisa Investors on the terms and conditions (which terms and conditions, for the avoidance of doubt, include the allocation of Tag Eligible Shares to be sold pursuant to Section 4.1.4 above, if applicable, and in any case consistent with Section 4.4.2) specified herein, unless simultaneously with the consummation of such Sponsor Sale, the Prospective Selling Stockholders or their designees purchase the Shares that the Televisa Investors were entitled to Transfer to the Prospective Buyer on the same terms and conditions, consistent with Section 4.4.2, as the Transfer of Shares of the Prospective Selling Stockholders (without prejudice to the rights of such Stockholder with respect to the conversion, exercise or exchange of such Convertible Securities and any entitlement to any payment of premium thereon or thereunder, including any premiums payable under Section 4(a) or 5(a) of the TV Debentures).

4.7.2 Sponsor Sale Tag Along Election Deadline. Televisa shall notify the Company that it is exercising its Sponsor Sale Tag Along Rights or will retain its Shares in the Company within forty eight (48) hours after the latest to occur of the following (the “Sponsor Sale Election Deadline”):
(b) the twentieth (20th) day after Televisa’s receipt of the Sponsor Sale Notice;
(c) the fifth (5th) day after Televisa has been provided with the opportunity to have substantive meetings with those Prospective Buyer(s) that the Prospective Selling Stockholders consider likely to be in the final round of bidding in the Sponsor Sale (which, for the avoidance of doubt, must include the ultimate purchaser(s) of Shares in the Sponsor Sale) pursuant to Section 4.7.5(e) below; and
(d) the fifth (5th) day after Televisa’s receipt of the final price and other material contractual terms and conditions of the Sponsor Sale and definitive purchase agreement (including, if a form of definitive purchase agreement was provided to Prospective Buyers, a blackline comparison of the final form of definitive purchase agreement related to such Sponsor Sale against the form previously delivered to Televisa pursuant to Section 4.7.5(c) below, if any);
provided, that in any case, Section 4.10 shall have been complied with.
4.7.3 Sponsor Sale Tag Along Information, Access and Negotiation Rights. In the event that Televisa provides a timely Sponsor Sale Tag Along Election, then Televisa will be entitled to (a) participate in all Board, committee or similar meetings related to such Sponsor Sale and all Sponsor Sale-related meetings of the Principal Investors in their capacities as such and (b) receive all information regarding negotiation and discussions with, and identities and proposed terms of, the Prospective Buyer(s). In the event that Televisa delivers a timely Sponsor Sale Tag Along Election (provided that it has not been revoked in accordance with Section 4.7.6), all subsequent changes to price and all subsequent changes to, additions of, or elimination of, other material terms and conditions shall be determined by the Prospective Selling Stockholders as defined in clause (f)(ii) of the definition of Prospective Selling Stockholder.

4.7.4 Roll-Over. Subject to Section 4.7.6 below, if Televisa fails to exercise its Sponsor Sale Tag Along Rights before the Sponsor Sale Election Deadline or notifies the Prospective Selling Stockholders and the Company by such Sponsor Sale Election Deadline that it will retain all of its Shares in the Company, then Televisa will be deemed to have elected not to exercise its Sponsor Sale Tag Along Rights but will be deemed to have elected to retain all of its Shares in the Company (and each other Televisa Investor shall be obligated (to the same extent as Televisa) to retain all of its Shares in the Company). In such event, Televisa shall have waived and be deemed to have waived all of its Sponsor Sale Tag Along Rights and other applicable rights under this Section 4.7 and any other applicable rights pursuant to Section 4.1 hereof only with respect to such Sponsor Sale, and, the Prospective Selling Stockholders shall thereafter be free to Transfer to the Prospective Buyer(s) without any further obligation to Televisa pursuant to Section 4.1 or this Section 4.7, except as otherwise provided in Section 4.7.5 or 4.7.6, if applicable; provided that in no event shall Televisa’s Capital Percentage or Equity Percentage or rights or obligations under any Transaction Agreements be affected by such Transfer or Sponsor Sale. In such event, each Televisa Investor shall, if requested by the Prospective Selling Stockholders, vote its respective Shares in favor of the Sponsor Sale and as otherwise directed by the Prospective Selling Stockholders (in each case, if and to the extent any such vote is required) in connection with the Sponsor Sale in order to effectuate the intent of this provision.
4.7.5 Other Information and Access Rights. Subject to the provisions of Section 4.4 of the Principal Investor Agreement, for any period after Televisa has received or was entitled to receive the Sponsor Sale Notice:
(b) the Prospective Selling Stockholders shall keep Televisa generally apprised of such Sponsor Sale process;
(c) copies of any management presentations related to such Sponsor Sale that are given or provided to Prospective Buyer(s) shall also be provided to Televisa;
(d) copies of any forms of definitive transaction agreement or other transaction documents setting forth the consideration and/or other material terms and conditions of such Sponsor Sale that are provided to Prospective Buyer(s) for comment shall also be provided to Televisa;
(e) access to all information included in any data room (including any electronic data room) set up in connection with such Sponsor Sale and to which access has been given to Prospective Buyer(s) shall also be given to Televisa; and
(f) Televisa shall have a reasonable opportunity to meet with those Prospective Buyer(s) that the Prospective Selling Stockholders believe are the likely purchaser(s) of Shares in the Sponsor Sale (which, for the avoidance of doubt, must include the ultimate purchaser(s) of Shares in the Sponsor Sale) before the final bid in the Sponsor Sale process; provided, that (i) a representative of the Principal Investors may be present at all such meetings and (ii) Televisa shall promptly copy each of the Prospective Selling Stockholders on all material correspondence (including via electronic mail) of a Televisa Investor or a representative acting at the request thereof with any such Prospective Buyer(s) and/or the Company.

4.7.6 Change in Material Terms. Notwithstanding the foregoing, if any of the following are expected to occur: (x)(i) the equity value payable upon the Sponsor Sale changes by more than three and a half percent (3.5%), (ii) the percentage of the total consideration represented by cash changes by more than three and a half percent (3.5%), (iii) the type of consideration to be received changes, (iv) there is a three and a half percent (3.5%) or greater increase in the amount of the consideration to be escrowed or held back to cover indemnification claims that may be asserted by the purchaser or in the event of any earn-out or similar payment, (v) there is a three and a half percent (3.5%) or greater increase in any cap on indemnification claims that may be recovered by the purchaser under the definitive acquisition agreement, or (vi) there are one or more changes to any other terms that a sophisticated non-U.S. investor would deem to be material to its decision to make an investment in the Company (in the case of each of clauses (i) through (vi), as compared to the terms most recently furnished to Televisa pursuant to Section 4.7.2(c) or this Section 4.7.6, as applicable) or (y) there is a change in (i) the purchaser(s) (other than to one or more controlled Affiliates of such purchaser(s)) or (ii) terms that would have a material negative impact to the tax and regulatory components of Televisa’s investment in the Company (e.g., material change to the structure of the investment), then the Prospective Selling Stockholders (other than the Televisa Investors, if applicable) and the Company shall give at least forty eight (48) hours’ notice of and disclose such new terms and conditions to Televisa (a “Change Notice”), each Televisa Investor’s most recently effective Sponsor Sale Tag Along Election, if any, shall be deemed to be revoked, and Televisa shall notify the Company and, prior to the Principal Investor Sell-Down, the Prospective Selling Stockholders (other than the Televisa Investors, as applicable), within forty eight (48) hours (in the case of clause (x)) or five (5) days (in the case of clause (y)) from receipt of the Change Notice whether it (i) elects to exercise its respective Sponsor Sale Tag Along Rights (which election shall be deemed to be a new, irrevocable Sponsor Sale Tag Along Election, unless the material terms or conditions of the Sponsor Sale change again in the manner described above, in which case the requirements of this Section 4.7.6 shall apply once again), and in which case, each of the Televisa Investors shall be obligated (in the event Televisa so exercises its respective Sponsor Sale Tag Along Rights, to the same extent as Televisa) to participate in such Sponsor Sale on the terms and conditions consistent with Section 4.4.2 (which terms and conditions, for the avoidance of doubt, include the allocation of Tag Eligible Shares to be sold pursuant to Section 4.1.4 above, if applicable, and subject to Section 4.4.4 in the case of Convertible Securities, including any election by the Prospective Buyer(s) to acquire the Convertible Securities instead of the underlying shares of Common Stock in accordance with Section 4.4.4) specified herein, or (ii) will retain its Shares in the Company, and in which case, each of the other Televisa Investors shall be obligated to retain its respective Shares in the Company. Nothing in this Section 4.7.6 shall be construed so as to reduce the time periods provided for in Section 4.7.2 (including the time period following Televisa’s meeting with the ultimate purchaser(s)).

4.7.7 Confidentiality. All confidential and/or proprietary information relating to the Sponsor Sale that is provided or made available to the Televisa Investors shall be kept strictly confidential in accordance with Section 10.10.1.
4.7.8 Sunset. All of the Televisa Investors’ rights under this Section 4.7 shall terminate immediately upon a Televisa Sell-Down.
4.7.9 No Rights of First Offer or Refusal. For the avoidance of doubt, neither the rights of first offer described in Section 4.6 nor the Preferential Right of First Refusal shall apply in connection with any Transfer of Shares that would result in a Change of Control.
4.7.10 Parallel Sales Process. From the date of delivery of a Sponsor Sale Notice to the date of the closing of a Sponsor Sale or termination of the process relating to such Sponsor Sale, so long as the Company is actively and in good faith pursuing the marketing, negotiation or consummation of such Sponsor Sale, the Televisa Investors shall not Transfer Shares or direct, request or induce another Person who is not a Televisa Investor to Transfer Shares, other than Transfers by any Televisa Investor in the public market (provided that Televisa shall not exercise any of its demand registration rights under the Participation, Registration Rights and Coordination Agreement during such period) to any Person (other than a Permitted Transferee) (or actively and intentionally facilitate any such Transfer), other than as part of a Sponsor Sale as provided herein or offer to arrange financing to any Person related to the purchase of Shares. The Televisa Investors further agree not to participate in or form a Group in connection with any sales process relating to either a transaction to effect a Merger Exit or Sponsor Sale other than as set forth in the Change of Control Procedures. For the avoidance of doubt, this Section 4.7.10 shall in no way derogate from Section 8.3 of the Investment Agreement.
4.7.11 Miscellaneous. Each of the PITV Investors hereby acknowledges and agrees that time is of the essence for all purposes under this Section 4.7. All time periods provided in this Section 4.7 are subject to extension during the pendency of, and to comply with and be consistent with any remedies set forth in, any applicable Arbitrator Determination as contemplated in Section 4.9 below.

4.8 The Televisa Investors’ Rights and Obligations in the Event of a Merger Exit. Notwithstanding anything to the contrary herein, in the event that the Majority Principal Investors or the Company propose to effectuate a Merger Exit, then the following provisions shall apply:
4.8.1 Notice and Exercise. The Prospective Selling Stockholders shall furnish a written notice of their intention to pursue a Merger Exit to the Company, which shall promptly furnish such notice to Televisa, or the Company shall furnish a written notice of its or the Board’s intention to pursue a Merger Exit to Televisa (any such notice referenced in this sentence, the “Merger Exit Notice”). The Merger Exit Notice shall provide Televisa the right to elect to:
(b) include a percentage of Shares held by it that is equal to the percentage of Shares owned by the Prospective Selling Stockholders (which may be all other Stockholders) that are proposed to be Sold (e.g., converted or sold pursuant to the merger) by the Prospective Selling Stockholders (which may be all other Stockholders) to a Prospective Buyer in such Merger Exit (which may be of a single class or of multiple classes), on the same terms and conditions (subject to Section 4.4.4 in the case of Convertible Securities and without prejudice to the rights of the holder of Convertible Securities with respect to the conversion, exercise or exchange of such Convertible Securities and any entitlement to any payment of premium thereon or thereunder, including any premiums payable under Section 4(a) or 5(a) of the TV Debentures, and subject to Section 4.4.1 under all circumstances in connection with such Merger Exit) as the terms and conditions that are applicable to the Prospective Selling Stockholders (which may be all other Stockholders), in any case consistent with Section 4.4.2 (“Merger Exit Participation Rights”) by furnishing to the Company, which shall promptly furnish to the Prospective Selling Stockholders, a written election exercising such Merger Exit Participation Rights (the “Merger Exit Participation Election”) on or before the Merger Exit Election Deadline, which election shall be irrevocable except as otherwise provided in Section 4.8.9, if applicable; or
(c) roll-over all of its Shares into equity of the Acquiror (and receive cash to the extent provided in Section 4.8.6(b)). For the avoidance of doubt, shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be treated as a single class for purposes of this Section 4.8.
4.8.2 Merger Exit Participation Election Deadline. Televisa shall notify the Company either that it is exercising its Merger Exit Participation Rights or will retain its Shares in the Company within forty eight (48) hours after the latest to occur of the following (the “Merger Exit Election Deadline”):
(b) the twentieth (20th) day after Televisa’s receipt of the Merger Exit Notice;
(c) the fifth (5th) day after Televisa has been provided with the opportunity to have substantive meetings with those Prospective Buyer(s) that the Prospective Selling Stockholders (or, after the Principal Investor Sell-Down, the Board) consider likely to be in the final round of bidding in the Merger Exit (which, for the avoidance of doubt, must include the ultimate purchaser(s) of Shares in the Merger Exit) pursuant to Section 4.8.8(e) below; and
(d) the fifth (5th) day after Televisa’s receipt of the price and other material contractual terms and conditions of the Merger Exit and definitive purchase agreement (including, if a form of definitive purchase agreement was provided to Prospective Buyers, a blackline comparison of the final form of definitive purchase agreement related to such Merger Exit against the form previously delivered to Televisa pursuant to Section 4.8.8(c) below, if any); provided, that in any case, Section 4.10 shall have been complied with.

4.8.3 Rights in the Absence of a Merger Exit Participation Election; Rights Following a Merger Exit Participation Election.
(b) Roll-Over. If Televisa fails to provide a timely Merger Exit Participation Election, then the Televisa Investors shall, subject to Section 4.10, roll-over all of their Shares into equity of the Acquiror (and receive cash to the extent provided in Section 4.8.6(b)). For the avoidance of doubt, the Acquiror shall assume the obligations under any TV Debentures that are so rolled-over. In the event that Televisa delivers a timely Merger Exit Participation Election, then each other Televisa Investor shall be obligated (to the same extent as Televisa) to participate in such Merger Exit on the terms and conditions specified herein.
(c) Merger Exit Information, Access and Negotiation Rights. In the event that Televisa delivers a timely Merger Exit Participation Election (provided, that it has not been revoked in accordance with Section 4.8.9), then Televisa will be entitled to (a) participate in all Board, committee or similar meetings related to such Merger Exit and, assuming there are Principal Investors, all Merger Exit-related meetings of the Principal Investors in their capacities as such and (b) receive all information regarding negotiation and discussions with, and identities and proposed terms of, the Prospective Buyer(s). In the event that Televisa delivers a timely Merger Exit Participation Election (provided, that it has not been revoked in accordance with Section 4.8.9), all subsequent changes to price and all subsequent changes to, additions of, or elimination of, other material terms and conditions shall be determined by the Prospective Selling Stockholders as defined in clause (g)(ii) of the definition of Prospective Selling Stockholder (or, after the Principal Investor Sell-Down, the Board and, if Televisa has timely made a Merger Exit Participation Election, the Majority Televisa Investors).
4.8.4 Voting Agreement. Subject to Section 4.10 and provided that the provisions of this Section 4.8 have been complied with, each of the Televisa Investors shall (a) cast all votes to which they are entitled in respect of their Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Prospective Selling Stockholders (or, after the Principal Investor Sell-Down, the Board) may instruct by written notice to the Televisa Investors to approve any aspect or aspects of the Merger Exit or, if the Prospective Selling Stockholders (or, after the Principal Investor Sell-Down, the Board) so instruct, against any proposal competing against or which may impede or delay the Merger Exit, including any proposal to approve any amendment to the Charter, any sale, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) solely to effectuate the Merger Exit and subject to the rights of the Televisa Investors under this Section 4.8, (b) agree to waive any dissenters’ rights, appraisal rights or similar rights, (c) reasonably cooperate with the Prospective Selling Stockholders (or, after the Principal Investor Sell-Down, the Board) with respect to the Merger Exit and roll over, including executing, acknowledging and delivering consents, assignments, and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities, in each case, to the extent necessary (as reasonably determined by the Company’s outside legal counsel, which shall be a nationally recognized law firm with expertise in Federal Communications Laws) and not inconsistent with the Televisa Investor’s rights under the Transaction Agreements, (d) otherwise take all other actions required pursuant to Sections 4.3 and 4.4 and (e) unless such Televisa Investor has exercised its Merger Exit Participation Rights, and to the extent not occurring by virtue of operation of Law, roll-over all of its Shares into equity of the Acquiror (and receive cash to the extent provided in Section 4.8.6(b)) in the Merger Exit. In connection with any FCC filing required with regards to any Merger Exit, the Company shall file such FCC applications as it is required to file in order to obtain such FCC approval, and the Televisa Investors shall cooperate with the Company and promptly provide the Company with any and all information necessary (as reasonably determined by the Company’s outside legal counsel, which shall be a nationally recognized law firm with expertise in Federal Communications Laws) to complete the filing of such applications. The Company shall use its reasonable best efforts to obtain such FCC approval, including (y) diligently prosecuting such applications, including opposing any petitions to deny, or other objections filed with respect to, such FCC applications, and (z) promptly taking all other actions reasonably requested by the Prospective Selling Stockholders (or, after the Principal Investor Sell-Down, the Board) as necessary, desirable and/or appropriate to facilitate obtaining such FCC approval.

4.8.5 Proxy. If any of the Televisa Investors fails to vote all Shares to which they are entitled in respect of their Shares in compliance with Section 4.8.4, or changes such vote without written approval of the Majority Principal Investors (or, after the Principal Investor Sell-Down, the Board), then within five (5) days of receiving a written notice from the Company regarding such non-compliance or change, the Majority Principal Investors (or, after the Principal Investor Sell-Down, the Board) shall have a proxy to vote such Televisa Investor’s Shares in accordance with the agreements contained in Section 4.8.4. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Majority Principal Investors (or, after the Principal Investor Sell-Down, the Board) and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in Law to support irrevocable power.
4.8.6 Results of Merger Exit.
(b) Subject to clauses (c) and (d) hereof, each of the Televisa Investors acknowledges and agrees that (i) the value of its Pre Transaction Percentage could be greater than the implied value of the same numerical percentage ownership (on a fully-diluted basis) of the Acquiror immediately after giving effect to such Merger Exit (e.g., due to Acquiror’s increase in the Company’s leverage to effect the Merger Exit but in any case subject to Section 4.4.3 of Article EIGHTH of the Charter) and (ii) such Televisa Investor’s Pre Transaction Percentage could be greater than its Post Transaction Percentage (but only as a result of the Acquiror and/or its equity holders (in each case, that are not Affiliated with any of the Principal Investors) contributing cash (and no other assets) into the Company in connection with such Merger Exit).

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
(c) Notwithstanding Section 4.8.6(a), a Merger Exit shall not cause the Post Transaction Percentage of a Televisa Investor to be less than *** of the Pre Transaction Percentage of such Televisa Investor and shall not cause the aggregate Post Transaction Percentage of all of the Televisa Investors to be reduced below:
(i) *** (if (x) the Capital Percentage of the Televisa Investors, in the aggregate, is *** immediately prior to such Merger Exit and (y) all of the Televisa Investors rolled over their equity in such Merger Exit) in connection with such Merger Exit);
(ii) if (x) the Capital Percentage of the Televisa Investors, in the aggregate, is greater than *** but less than *** immediately prior to such Merger Exit and (y) all of the Televisa Investors rolled over their equity in such Merger Exit, a percentage equal to *** multiplied by the Capital Percentage of the Televisa Investors, in the aggregate, immediately prior to such Merger Exit (but in any event not less than ***);
(iii) *** (if (x) the Capital Percentage of the Televisa Investors is, in the aggregate, *** immediately prior to such Merger Exit and (y) all of the Televisa Investors rolled over their equity in such Merger Exit in connection with such Merger Exit); or
(iv) if (x) the Capital Percentage of the Televisa Investors, in the aggregate, is less than *** immediately prior to such Merger Exit and (y) all of the Televisa Investors rolled over their equity in such Merger Exit in connection with such Merger Exit, a percentage equal to *** multiplied by the Capital Percentage of the Televisa Investors, in the aggregate, immediately prior to such Merger Exit.
(d) In connection with any Merger Exit, each of the Televisa Investors shall be granted the right to purchase for cash additional debentures in substantially the form of the TV Debentures (or, at Televisa’s election, warrants in substantially the form of the TV Warrants or equity) at or after the closing of the Merger Exit at the same implied price per share of the applicable security as paid by the Acquiror (or its controlling shareholders) in connection with the Merger Exit for such (underlying) security so that its Post Transaction Percentage equals its Pre Transaction Percentage (or any lesser percentage that such Televisa Investor may elect). Each of the Principal Investors and the Company acknowledges and agrees that each Televisa Investor’s respective Pre Transaction Percentages may not be eliminated or diluted in any other Transfers (or transaction providing liquidity to any of the Principal Investors) by any of the Principal Investors or eliminated in any other transaction.

(e) Subject to clauses (b) and (c) above, in the event of a Merger Exit in which any Televisa Investor does not exercise its Merger Exit Participation Rights, the Acquiror shall assume the obligations under such Televisa Investor’s TV Debentures pursuant to Section 4.8.3(a) and such Televisa Investor shall, in exchange for shares of Common Stock and TV Warrants it held immediately prior to the Merger Exit, receive shares of common stock (or, in the case of TV Warrants, warrants to acquire shares of common stock) in the Acquiror with substantially the same terms as the shares of Common Stock it held immediately prior to the Merger Exit which have an aggregate value, based on the implied equity value of the Acquiror immediately after the Merger Exit (it being understood that the value of any indebtedness incurred by the Acquiror in connection with such Merger Exit shall be equal to the principal amount thereof so long as all of the proceeds of such indebtedness are held by the Acquiror until the effective time of the Merger Exit), equal to the value of the shares of Common Stock (including shares of Common Stock underlying TV Warrants) held by such Televisa Investor immediately prior to such Merger Exit, with the value of each share of Common Stock (including shares of Common Stock underlying the TV Warrants) held by such Televisa Investor to be deemed to be equal to the Merger Price. To the extent the Capital Percentage (calculated by reference to common stock (and securities convertible or exchangeable for common stock, including the assumed TV Debentures) of the Acquiror instead of by reference to the Common Stock and Convertible Securities of the Company) would exceed the Maximum Capital Percentage as a result of the acquisition of such shares of stock in the Acquiror and the Acquiror’s assumption of the TV Debentures, the Company shall elect to redeem an amount of TV Debentures sufficient to reduce the Capital Percentage to the Maximum Capital Percentage and, for the avoidance of doubt, the Redemption Price and the Applicable Premium (as defined in the TV Debentures) shall be paid by the Company (or the Acquiror, as applicable) to such Televisa Investor pursuant to the terms of Section 4(a) of the TV Debentures. For the avoidance of doubt, the Company shall also be entitled to elect to redeem any amounts of TV Debentures pursuant to the terms of Section 4(a) of the TV Debentures and, in the event that the Company makes such election and a Televisa Investor that is the holder thereof elects pursuant to Section 5(a) of the TV Debentures to convert the principal amount of such TV Debentures or any portion thereof into TV Warrants, then such TV Warrants shall be exercisable following the Merger Exit for shares of common stock of the Acquiror and such Televisa Investor shall be entitled to receive the Applicable Premium (as defined in the TV Debentures) in respect of such converted TV Debentures pursuant to the terms of the TV Debentures. The parties acknowledge and agree that in a Merger Exit, the Televisa Investors will not receive value with respect to their Shares (on an as-converted basis) on a per Share basis in a Merger Exit that is less than the value that other stockholders receive for their Shares on a per Share basis in such Merger Exit, with the value of such Shares (on an as-converted basis) held by such Televisa Investor to be deemed to be equal to the Merger Price, even though the form of consideration for the Televisa Investors’ Shares may differ in accordance with the terms hereof, including in accordance with this clause (d), and in the event that any Principal Investors do not participate in the Merger Exit and elect to receive shares of the Acquiror in exchange for their shares of Common Stock, the shares of the Acquiror provided to the Televisa Investors who do not exercise their Merger Exit Participation Rights shall be valued on the same basis as the shares of the Acquiror provided to such Principal Investors (unless such basis would result in the Televisa Investors receiving less consideration for their Shares than the provisions of this Section 4.8.6 would otherwise require).

4.8.7 Non-Circumvention. The Principal Investors, the Company, its parent entities and subsidiaries will use good faith efforts not to structure arrangements or agreements in a manner to circumvent the provisions of Section 4.8.6.
4.8.8 Other Information and Access Rights. Subject to Section 4.4 of the Principal Investor Agreement, for any period after Televisa has received the Merger Exit Notice:
(b) the Prospective Selling Stockholders and the Board or the Company shall keep Televisa generally apprised of such Merger Exit process;
(c) copies of any management presentations related to such Merger Exit that are given or provided to the Prospective Buyer(s) shall also be provided to Televisa;
(d) copies of any forms of definitive transaction agreements or other transaction documents setting forth the consideration and/or other material terms and conditions of such Merger Exit that are provided to the Prospective Buyer(s) for comment shall also be provided to Televisa;
(e) access to all information included in any data room (including any electronic data room) set up in connection with such Merger Exit and to which access has been given to the Prospective Buyer(s) shall also be given to Televisa; and
(f) Televisa shall have a reasonable opportunity to meet with those Prospective Buyer(s) that the Prospective Selling Stockholders (or, after the Principal Investor Sell-Down, the Board) believe are the likely purchaser(s) of Shares in the Merger Exit (which, for the avoidance of doubt, must include the ultimate purchaser(s) of Shares in the Merger Exit) before the final bid in the Merger Exit process; provided that (i) if there are any Principal Investors, a representative of the Principal Investors may be present at all such meetings and, (ii) if there are any Principal Investors, Televisa shall promptly copy each of the Prospective Selling Stockholders on all material correspondence (including via electronic mail) of a Televisa Investor or a representative acting at the request thereof with any such Prospective Buyer(s) and/or the Company.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
4.8.9 Change in Material Terms. Notwithstanding the foregoing, if any of the following are expected to occur: (x)(i) the equity value payable upon a Merger Exit changes by more than ***, (ii) the percentage of the total consideration represented by cash changes by more than ***, (iii) the type of consideration to be received changes, (iv) there is *** increase in the amount of the consideration to be escrowed or held back to cover indemnification claims that may be asserted by the Acquiror or in the event of any earn-out or similar payment, (v) there is *** increase in any cap on indemnification claims that may be recovered by the Acquiror under the definitive acquisition agreement, or (vi) there are one or more changes to any other terms that a sophisticated non-U.S. investor would deem to be material to its decision to make an investment in the Company (in the case of each of clauses (i) through (vi), as compared to the terms most recently furnished to Televisa pursuant to Section 4.8.2(c) or this Section 4.8.9, as applicable) or (y) there is a change in (i) the Acquiror(s) (other than to one or more controlled Affiliates of such Acquiror(s)) or (ii) terms that would have a material negative impact to the tax and regulatory components of Televisa’s investment in the Company (e.g., material change to the structure of the investment), then the Prospective Selling Stockholders (other than the Televisa Investors, as applicable) and the Company shall give at least forty eight (48) hours’ notice of and disclose such new terms and conditions to Televisa in a Change Notice, Televisa’s most recently effective Merger Exit Participation Election, if any, shall be deemed to be revoked, and Televisa shall notify the Company and, prior to the Principal Investor Sell-Down, the Prospective Selling Stockholders (other than the Televisa Investors, as applicable), within forty eight (48) hours (in the case of clause (x)) or five (5) days (in the case of clause (y)) from receipt of the Change Notice whether it (i) elects to exercise its Merger Exit Participation Rights (which election shall be deemed to be a new, irrevocable Merger Exit Participation Election, unless the material terms or conditions of the Merger Exit change again in the manner described above, in which case the requirements of this Section 4.8.9 shall apply once again), in which case, each other Televisa Investor shall be obligated (in the event Televisa so exercises its Merger Exit Participation Rights, to the same extent as Televisa) to participate in such Merger Exit on the terms and conditions specified herein, or (ii) subject to Section 4.10, roll-over all of its Shares into equity of the Acquiror and receive cash to the extent provided in Section 4.8.6(b), in which case, each other Televisa Investor shall be obligated to roll-over all of its respective Shares into equity of the Acquiror and receive cash to the extent provided in Section 4.8.6(b). Nothing in this Section 4.8.9 shall be construed so as to reduce the time periods provided for in Section 4.8.2 (including the time period following Televisa’s meeting with the ultimate purchaser(s)).
4.8.10 Confidentiality. All confidential and/or proprietary information relating to the Merger Exit that is provided or made available to the Televisa Investors shall be kept strictly confidential in accordance with Section 10.10.1.
4.8.11 No Rights of First Offer or Refusal. ***
4.8.12 Parallel Sales Process. From the date of delivery of a Merger Exit Notice to the date of the closing of a Merger Exit or termination of the process relating to such Merger Exit, so long as the Company is actively and in good faith pursuing the consummation of such Merger Exit, Televisa shall not direct, request or induce another Person who is not a Televisa Investor to Transfer Shares held by Televisa, other than Transfers in the public market (provided that Televisa shall not exercise any demand registration rights under the Participation, Registration Rights and Coordination Agreement during such period) to any Person (or actively and intentionally facilitate any such Transfer), other than as part of a Merger Exit as provided herein or offer to arrange financing to any Person related to the purchase of Shares. The Televisa Investors further agree not to participate in or form a Group in connection with any sales process relating to either a transaction to effect a Sponsor Sale or Merger Exit other than as set forth in the Change of Control Procedures. For the avoidance of doubt, this Section 4.8.12 shall in no way derogate from Section 8.3 of the Investment Agreement.

4.8.13 Miscellaneous. Each of the PITV Investors and the Company hereby acknowledges and agrees that time is of the essence for all purposes under this Section 4.8. All time periods provided in this Section 4.8 are subject to extension during the pendency of, and to comply with and be consistent with any remedies set forth in, any applicable Arbitrator Determination as contemplated in Section 4.9 below.
4.8.14 Sunset. All of the Televisa Investors’ rights under this Section 4.8 shall terminate immediately upon a Televisa Sell-Down.
4.9 Compliance with Sponsor Sale and Merger Exit Procedures. In the event of any dispute between or among the parties to this Agreement relating to or arising out of the Televisa Investors’ rights and obligations in the event of either a Sponsor Sale or a Merger Exit as set forth in Section 4.7 or 4.8 (collectively, the “Change of Control Procedures”) or whether a Change of Control is a Compliant Change of Control Transaction, the terms of this Section 4.9 shall apply. For the avoidance of doubt, no Change of Control that is not subject to Section 4.7 or 4.8 or is not a Compliant Change of Control Transaction may be effectuated; it being understood that any disputes regarding compliance with such sections shall be subject to Section 4.9.
4.9.1 Selection of Arbitrator. Set forth on Schedule 4.9 hereof is a list of Persons qualified as of the Televisa Closing to serve as an arbitrator of disputes arising out of or relating to the Change of Control Procedures. The Company and Televisa will review such list every two years and update it to the extent the parties mutually agree. As promptly as practicable following the delivery of either a Sponsor Sale Notice or a Merger Exit Notice, the Company and Televisa shall contact the first arbitrator listed on Schedule 4.9 and ask him to serve. If such arbitrator is unable to serve (including because of a conflict) or does not accept within five (5) Business Days, then the Company and Televisa shall contact the next arbitrator on the list and repeat this process until an arbitrator is willing and able and agrees to serve as the Arbitrator. In the event that no arbitrator listed on Schedule 4.9 is willing to serve as the Arbitrator, then the Company, acting at the direction of the Majority Principal Investors (or, after the Principal Investor Sell-Down, the Board), and Televisa shall as promptly as practicable mutually agree on a current or former partner of a nationally recognized law firm whose principal practice is or was public mergers and acquisitions to serve as the Arbitrator. The Arbitrator who is willing and able to serve and agrees to serve shall be the “Arbitrator.”

4.9.2 Initial Meeting. As promptly as practicable following the delivery of either a Sponsor Sale Notice or a Merger Exit Notice, the Company and Televisa will discuss with the Arbitrator the general process that is anticipated and procedures that the Arbitrator may desire to implement in order to be kept informed of material events related to such Sponsor Sale or Merger Exit process.
4.9.3 Breach of Change of Control Procedures. If, at any time after delivery and receipt of a Sponsor Sale Notice or a Merger Exit Notice and selection of the Arbitrator pursuant to Section 4.9.1, either the Company or Televisa (i) believes that the other party (including the Principal Investors) has breached or failed to comply with any of its obligations required by the Change of Control Procedures (including any obligations set forth in an Arbitrator Determination), (ii) believes that there has been a failure of any of the conditions for its benefit in the Change of Control Procedures, (iii) believes that a Change of Control is or will not be a Compliant Change of Control Transaction, or (iv) otherwise disputes any matter relating to the applicable Change of Control, then the Company or Televisa, as applicable, will promptly deliver written notice to the other party and the Arbitrator alleging such breach or failure and setting forth in reasonable detail the facts and circumstances relating to such alleged breach or failure (the “Breach Notice”). In the event that any party hereto becomes aware of a breach or failure which it intends to form the basis for a Breach Notice, such party shall promptly notify the other parties hereto and the Arbitrator. The Company and Televisa shall exercise commercially reasonable efforts to mutually resolve the issues set forth in the Breach Notice and, if applicable, to cure any actual breach of the Change of Control Procedures. If either party believes that the issues set forth in the Breach Notice have not been resolved by the parties within two (2) Business Days of delivery of the Breach Notice, such party may submit to the Arbitrator a written request that the Arbitrator determine whether a breach or failure exists and the appropriate cure or remedy for such breach or failure (the “Arbitration Request”). The Arbitration Request shall be delivered to the non-requesting party on the same date it is delivered to the Arbitrator.
4.9.4 Determination of Arbitrator. The Arbitrator shall have full power and authority to resolve all disputes (including the discretion to order proceedings in the manner the Arbitrator believes will allow appropriate review of any disputes put before the Arbitrator) and, subject to Section 4.9.5, order remedies relating to the parties’ non-compliance with the Change of Control Procedures, to interpret the requirements of the Change of Control Procedures, or otherwise relating to the applicable Change of Control. The Arbitrator shall, by the end of the third (3rd) Business Day following the date of the Arbitrator’s receipt of the Breach Notice (or, if the Arbitrator determines that additional time is necessary, within such additional amount of time), provide a written determination (the “Arbitrator Determination”) setting forth whether either party has committed a breach of the Change of Control Procedures (or such other applicable determination) and the appropriate cure or remedy for such breach. The Arbitrator Determination shall be final and binding upon the Company, the Principal Investors and the Televisa Investors (unless vacated or modified by the Delaware Court on the ground that the Arbitrator was biased or engaged in improper conduct or that the ruling was outside the jurisdiction of the Arbitrator as set forth in this Section 4.9), none of the Company, the Televisa Investors or the Principal Investors shall have the right to appeal such Arbitrator Determination in any court or otherwise commence any legal action with respect to the breach(es) alleged in the Breach Notice or the cure or remedy ordered by the Arbitrator (other than on the ground that the Arbitrator was biased or engaged in improper conduct or that the ruling was outside the jurisdiction of the Arbitrator as set forth in this Section 4.9). All issues concerning the arbitrability of any matter relating to the Change of Control Procedures or the applicable Change of Control shall be determined by the Arbitrator and not by any court of law or any other method. The jurisdiction of the Arbitrator shall be limited to enforcing the terms of the Change of Control Procedures, ensuring that a Change of Control is a Compliant Change of Control Transaction, and/or resolving any other disputed matters relating to the applicable Change of Control during the Sponsor Sale or Merger Exit process and promptly thereafter in connection with any claims of breach of or non-compliance with the Change of Control Procedures, that a Change of Control was not a Compliant Change of Control Transaction, and/or relating to the applicable Change of Control, including with respect to the remedies set forth under Section 4.9.5. The Arbitrator shall not have jurisdiction before the initiation of or, except as provided in the foregoing sentence, following the consummation or other termination of the Sponsor Sale or Merger Exit process. Any Arbitrator Determination shall be enforceable in the Delaware Court, and such Delaware Court shall have the power to order provisional remedies to enforce such Arbitrator Determination, and the parties consent to in personam jurisdiction in such court, and no actions arising out of or relating to the Change of Control Procedures or a Change of Control or the arbitration relating thereto may be commenced in any other court.

4.9.5 Remedies. The remedies set forth in the Arbitrator Determination shall be designed by the Arbitrator in a manner as to (x) remedy promptly the breach or failure to comply with or failure of conditions in the Change of Control Procedures, (y) permit the Sponsor Sale or Merger Exit to proceed expeditiously (both before and after execution of the definitive agreements between the Prospective Selling Stockholders and/or the Company and the Prospective Buyer(s) and as set forth in any such definitive agreement), unless such Sponsor Sale or Merger Exit is not permitted under this Agreement or under the Transaction Agreements (for example, if such transaction is with a Restricted Person or is not compliant with Section 4.10) and (z) ensure that any permissible Change of Control transaction is a Compliant Change of Control Transaction. The remedies the Arbitrator may designate in the Arbitrator Determination shall be limited to the following:
(b) The Arbitrator may award equitable relief including (x) mandatory injunctions compelling the Company, the Principal Investors or the Televisa Investors to act and (y) prohibitory injunctions restraining the Company, the Principal Investors or the Televisa Investors from any action, in each case, in connection with the Sponsor Sale or Merger Exit process. Such equitable relief may include, but shall not be limited to, the following:
(i) in the event that the Arbitrator determines that the breaching party has not provided the aggrieved party with the amount of time to make a specified decision or take a specified action as required by the Change of Control Procedures, the remedy shall be providing the aggrieved party with such amount of time following the Arbitrator Determination so that the aggrieved party may make such decision or take such action;

(ii) in the event that the Arbitrator determines that the breaching party has not provided the aggrieved party with information as required by the Change of Control Procedures, the remedy shall be that the breaching party shall provide the aggrieved party with such information and providing the aggrieved party with the time periods following the Arbitrator Determination set forth in this Agreement relating to its review of such information;
(iii) in the event that the Arbitrator determines that the breaching party has failed to act or inform the aggrieved party of a decision within a certain period of time as required by the Change of Control Procedures, the remedy shall be that the breaching party is immediately required to take such action or make such decision; and
(iv) other equitable or interim relief that the Arbitrator deems appropriate.
(c) The Arbitrator shall have no jurisdiction at any time to award monetary relief for any breach or failure to act; and
(d) The Arbitrator shall be permitted, in the Arbitrator’s sole discretion, to declare any Change of Control (whether a Sponsor Sale, a Merger Exit or otherwise) a Compliant Change of Control Transaction or declare any Change of Control which is not a Compliant Change of Control Transaction to be null and void ab initio, and in all cases shall provide other equitable relief sufficient to ensure that the applicable Change of Control proceeds as promptly as practicable and results in a Compliant Change of Control Transaction.
4.9.6 Cooperation with Arbitrator. The Company, the Principal Investors and the Televisa Investors shall fully cooperate with the Arbitrator and provide the Arbitrator with all information reasonably necessary to make the Arbitration Determination. Upon the request of the Arbitrator, each of the Company, the Principal Investors and the Televisa Investors shall make its officers and representatives readily available for conferences and meetings with the Arbitrator to expedite the delivery of the Arbitration Determination; provided that there shall be no ex parte communication between any party or its representatives and the Arbitrator.
4.9.7 Pendency of Arbitration. The Company, the Principal Investors and the Televisa Investors acknowledge and agree that no definitive agreement providing for a Sponsor Sale or Merger Exit shall be executed and no Sponsor Sale or Merger Exit shall be consummated (i) until an Arbitrator has been appointed and there is an opportunity for the parties to hold the initial meeting with the Arbitrator to discuss the Change of Control process as contemplated by Section 4.9.2, (ii) during the pendency of the Arbitrator’s review of an Arbitration Request brought by Televisa or an Arbitration Request relating to a right or condition for the benefit of the Televisa Investors, including any Arbitration Request relating to a failure to comply with any Arbitrator Determination or (iii) until the Arbitrator Determination has been fully complied with.

4.9.8 Expenses of the Arbitrator. The fees, costs and expenses of the Arbitrator incurred in connection with the Arbitrator’s investigation of and determination with respect to any breach alleged in a Breach Notice shall be borne by the Company.
4.9.9 Confidentiality. For the avoidance of doubt, any arbitration arising out of the Change of Control Procedures and all discussions or communications relating thereto shall be subject to the confidentiality obligations set forth in Section 10.10.1.
4.10 Tax Matters.
4.10.1 Exit Transaction. Subject to Section 4.10.3, prior to executing a binding agreement providing for, or entering into or consummating, any transaction or series of related transactions that would result in a sale or exchange or similar Transfer (e.g., conversion in a merger) of all or a substantial portion of the Shares held by the Principal Investors and Televisa or a sale of all or substantially all of the assets of the Company (it being understood that if the Company is not the ultimate parent company of Univision whose shares are held by the Principal Investors and Televisa Investors, the provisions of this Section 4.10 shall instead apply to such parent company and references to the “Company” and the “Shares” shall be deemed to be references to such parent company and shares of such parent company, respectively) or the Company and its subsidiaries (considered collectively) (including a Sponsor Sale or Merger Exit) (an “Exit Transaction”), the Principal Investors will (i) provide Televisa with a written description of such Exit Transaction, including the price, form of consideration and other key contractual terms and conditions of such Exit Transaction consistent with a Sponsor Sale Notice or Merger Exit Notice (regardless of whether such notices are required to be delivered pursuant to the Change of Control Procedures), (ii) provide Televisa with a reasonable opportunity to evaluate the tax consequences to Televisa of such Exit Transaction, and (iii) at Televisa’s request, implement modifications to such transaction structure or alternative transaction structures proposed by Televisa in view of adverse tax consequences or tax benefits; provided, that such modifications or alternative transaction structures do not result in an adverse impact to the Principal Investors that is material to the Principal Investors relative to their anticipated net proceeds in the Exit Transaction.
4.10.2 Exit Transactions Requiring the Consent of Televisa. Notwithstanding Section 4.10.1 or any provisions of the Transaction Agreements other than this Section 4.10, the Principal Investors and/or the Company will not be permitted to execute a binding agreement providing for, or enter into or consummate, any Exit Transaction described below without Televisa’s prior written consent:
(b) any Exit Transaction that would have adverse U.S. tax consequences that would be material to Televisa or any of its Affiliates if Televisa and/or such Affiliates were U.S. corporations; or

(c) unless Televisa obtains a ruling from the Mexican taxing authorities (which Televisa must use commercially reasonable efforts to obtain upon request by the Company), in form and substance satisfactory to Televisa, confirming the tax-free nature of such a transaction to Televisa and its subsidiaries, any Exit Transaction that is structured as:
(i) a transaction in which Shares held by Televisa are exchanged (whether by merger or otherwise) for securities of any other entity;
(ii) a merger in which the Company is the surviving entity and the Shares held by Televisa are exchanged for cash and/or securities and/or other assets;
(iii) a merger in which the Company is not the surviving entity;
(iv) a sale or exchange by the Company and/or its subsidiaries of substantially all of their collective assets (including shares of their subsidiaries).
4.10.3 Permitted Exit Transactions. Notwithstanding anything to the contrary contained in Section 4.10.1 or 4.10.2, but subject to Section 3.3.2, the Principal Investors and/or the Company are permitted to execute agreements providing for, or enter into and consummate, any Exit Transaction described below without Televisa’s prior written consent; provided, that such Exit Transactions may remain subject to other applicable provisions of the Transaction Agreements, including Sections 3, 4.7, 4.8 and 4.9,:
(b) a direct sale or exchange by the Principal Investors (other than pursuant to a merger) of all or a portion of their shares of the Company; or
(c) a merger into the Company of a corporation (with no material assets or material liabilities other than related to funding (including borrowing) of the consideration for the merger) in which the Company is the surviving entity and Shares held by Televisa remain outstanding without modification;
provided, that in the case of clause (a) above, where shares of Common Stock representing more than 15% of the then outstanding shares of Common Stock of the Company (on a fully diluted, as-exercised and as-converted basis) are proposed to be Transferred and other than in sales pursuant to Section 3.1.3 and in the case of clause (b) above, prior to entering into any such transaction, the Principal Investors and the Company, as applicable, will comply with clauses (i) and (ii) of Section 4.10.1 and will consider in good faith any modifications suggested by Televisa, but shall have no obligation to implement such modifications. In addition, the provisions contained in Sections 4.10.1 and 4.10.2 shall not apply to an Exit Transaction in which Televisa exercises its tag-along rights pursuant to Section 4.1; provided, that the Principal Investors comply with clauses (i) and (ii) of Section 4.10.1 and consider in good faith any modifications suggested by Televisa (though the Principal Investors shall have no obligation to implement such modifications).

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
4.11 Period. The provisions of Sections 4.1 (other than with respect to Televisa Investors), 4.2, and 4.3 shall expire as to any Share on the earlier of (i) a Change of Control (other than a Change of Control involving any Purchaser of Control, as provided in Section 3.8 above) and (ii) the Principal Investor Sell-Down; provided that Section 4.1 shall expire as to any Shares held by a Bank Investor only upon a Principal Investor Sell-Down. The provisions of Section 4.6 shall expire as to any Share on the applicable Principal Investor’s Principal Investor Sell-Down. For the avoidance of doubt, the provisions of Sections 4.1 (with respect to Televisa Investors), 4.7, 4.8, 4.9, 4.10 and 4.13 shall survive any Public Offering or Change of Control.
4.12 Exchanges of Equity. Any number of shares of Common Stock acquired by any Televisa Investor (or any FCC-Approved Trust or any other Person to which Televisa has assigned its Preferential Rights in accordance with the Transaction Agreements) which count towards the Additional Equity Amount, are issued pursuant to the conversion of TV Debentures or exercise of TV Warrants, or are purchased from BMPS2 may, at the option of any Televisa Investor (or any such FCC-Approved Trust or other Person), be exchanged for TV Debentures or, at the Company’s option, TV Warrants convertible or exercisable, as applicable, for the same percentage of shares of Common Stock (including such TV Debentures or TV Warrants on an as-converted or as-exercised basis) as represented by the shares of Common Stock for which such TV Debenture or TV Warrants were exchanged.
4.13 Other Mergers and Similar Transactions. The Company shall not agree to or consummate any merger, consolidation, reorganization or similar transaction between or among the Company and any other Person (whether such Person is an Affiliate or not an Affiliate of the Company), that does not result in a Change of Control (which for the avoidance of doubt, is governed by other provisions hereof) (a “Non-Change of Control Merger”), unless, following the consummation of such transaction, (a) the Televisa’s Investors’ rights and obligations pursuant to the Transaction Agreements shall continue with respect to the surviving corporation or successor to the extent provided therein; except, for the sake of clarity, to the extent those rights have otherwise terminated in accordance with their respective terms; (b) the Televisa Investors shall have no greater obligations with respect to the surviving corporation or successor and its stockholders under the Transaction Agreements than they had to the Company, its subsidiaries and its parent entities, if any, and the Principal Investors under the Transaction Agreements immediately prior to the Non-Change of Control Merger; (c) the surviving corporation or successor (or its parent, if the surviving corporation or successor is a wholly-owned subsidiary of such parent) shall become a party to the Transaction Agreements to which the Company (or, if applicable, selling stockholders, if any) is a party and assume all obligations of the Company pursuant thereto in effect immediately prior to the consummation of such Non-Change of Control Merger (and, if applicable, selling stockholders, if any, shall remain bound by the terms of the Transaction Agreements to the extent they retain any shares); (d) such Non-Change of Control Merger is not with a Restricted Person; (e) Section 4.10 hereof is complied with if and to the extent applicable; and (f) the Televisa Investors do not suffer any dilution in such Non-Change of Control Merger other than pro rata with all other Stockholders, provided that in any case such Non-Change of Control Merger may not cause the Post Transaction Percentage of a Televisa Investor to be less than *** of the Pre Transaction Percentage of such Televisa Investor and shall not cause the aggregate Post Transaction Percentage of all of the Televisa Investors to be reduced below:
(i) *** (if the Capital Percentage of the Televisa Investors, in the aggregate, is *** immediately prior to such Non-Change of Control Merger);

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
(ii) if the Capital Percentage of the Televisa Investors, in the aggregate, is greater than *** but less than *** immediately prior to such Non-Change of Control Merger, a percentage equal to *** multiplied by the Capital Percentage of the Televisa Investors, in the aggregate, immediately prior to such Non-Change of Control Merger (but not less than ***);
(iii) *** (if the Capital Percentage of the Televisa Investors is, in the aggregate, *** immediately prior to such Non-Change of Control Merger); or
(iv) if the Capital Percentage of the Televisa Investors, in the aggregate, is less than *** immediately prior to such Non-Change of Control Merger, a percentage equal to *** multiplied by the Capital Percentage of the Televisa Investors, in the aggregate, immediately prior to such Non-Change of Control Merger.
5.	MAXIMUM EQUITY PERCENTAGE; AND MAXIMUM CAPITAL PERCENTAGE; HOLDER LOCK UP.
5.1 Maximum Equity Percentage; Maximum Capital Percentage.
5.1.1 Notwithstanding anything to the contrary in any of the Transaction Agreements but subject to Section 8.3(b) of the Investment Agreement, and subject to permitted changes in percentage ownership in a Compliant Change of Control Transaction, Televisa covenants and agrees that, in the case of clause (i) below, until the Cap Release Requirements have been satisfied and, in the case of clause (ii) below, until the Standstill Release Requirements have been satisfied, (i) the Equity Percentage of the Televisa Investors shall not exceed the Maximum Equity Percentage at any time, and (ii) the Capital Percentage of the Televisa Investors shall not exceed the Maximum Capital Percentage at any time; provided, however, that this Section 5.1.1 shall not limit or prevent (a) increases in Televisa’s Equity Percentage and/or Capital Percentage which result from any share repurchase, recapitalization, acquisition or similar action taken or instituted by BMP or any of its subsidiaries or (b) the conversion or exercise of the TV Debentures or TV Warrants in compliance with the two (2) Business Day time limitation set forth in the terms thereof in conjunction with a Transfer of such TV Debentures or TV Warrants (or the shares of Common Stock into which they have been converted).
5.1.2 Notwithstanding the foregoing provisions in Section 5.1.1(a), the provisions of Section 5.1 shall no longer apply in the event that any of BMP, BMPH or Univision or any subsidiary thereof that is a Significant Subsidiary commences or becomes subject to as debtor (voluntarily or involuntarily) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under the Laws of any jurisdiction by any Person (other than due to a breach by a Televisa Investor of its obligations under Section 4.5 of the Principal Investor Agreement); provided that if such case, action or proceeding is involuntary, it shall have continued undismissed for sixty (60) days or more or an order or decree approving or ordering any of the foregoing shall be entered prior to the end of such sixty (60) day period.

5.2 Holder Lock Up. In connection with each underwritten Public Offering, each Stockholder hereby agrees, at the request of the Company or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case if and to the extent that such restrictions are agreed to by the Majority PITV Investors (or a majority of the shares of Common Stock if there are no PITV Investors remaining) with the underwriter(s) of such Public Offering; provided, however, that no Stockholder shall be required by this Section 5 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in (i) open market transactions or block purchases after the completion of the Initial Public Offering or (ii) a Public Offering, (b) Transfers to Permitted Transferees of such Stockholder permitted in accordance with the terms of this Agreement, (c) conversions of shares of Common Stock into other classes of Common Stock or securities without change of holder, (d) exercise of the TV Debentures or TV Warrants and (e) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization permitted in accordance with the terms of this Agreement.
5.3 Liquidity Process for Televisa.
5.3.1 Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Agreements, in the event that a Strategic Buyer acquires, in one or more transactions, a majority of the voting Common Stock and fully diluted Shares of the Company (the date of such majority acquisition, the “Majority Acquisition Date”), then, prior to the earlier of (a) the third anniversary of the Majority Acquisition Date and (b) a Qualified Public Offering that was not pursuant to a Televisa Demand Public Offering (including any subsequent exercise by the Televisa Investors of a PRRCA Demand Right) (a “Non-TV Initiated QPO”), no Televisa Investor shall be permitted to (x) Transfer any of its Shares pursuant to Section 3.1.5, or (y) exercise PRRCA Demand Rights without the prior written consent of the Strategic Buyer.

5.3.2 (a) If there has not been a Non-TV Initiated QPO prior thereto, then commencing on the third anniversary of the Majority Acquisition Date until the fourth anniversary of the Majority Acquisition Date (the “Third Anniversary Period”), Televisa shall have the right, exercisable upon written notice to the Strategic Buyer, to require that the Company (or, if the Company has been merged with or into another entity, the surviving entity in which the Televisa Investors hold shares of common stock or securities convertible into common stock as a result of such merger) effectuate a registered public offering of Shares held by Televisa Investors requested to be registered in accordance with, and subject to, the applicable terms set forth in Section 5.3.4 and Section 5.4 (a “Demand Public Offering”); provided that the demanding Televisa Investors shall have first provided the Strategic Buyer the right of first offer to acquire all of such Shares proposed to be sold by such Televisa Investors in such Demand Public Offering, and such Shares shall not have been purchased by the Strategic Buyer, in accordance with the provisions of Section 5.5 (the “Strategic ROFO”) (any such right, a “Liquidity Right”).
(b) If there has not been a Non-TV Initiated QPO prior thereto, then commencing on the fourth anniversary of the Majority Acquisition Date until the fifth anniversary of the Majority Acquisition Date, the Televisa Investors shall be entitled to exercise a Liquidity Right during such period (the “Fourth Anniversary Period”), subject to the Strategic ROFO.
(c) If there has not been a Non-TV Initiated QPO prior thereto, then commencing on the fifth anniversary of the Majority Acquisition Date until the sixth anniversary of the Majority Acquisition Date, Televisa shall be entitled to exercise a Liquidity Right during such period (the “Fifth Anniversary Period”), subject to the Strategic ROFO.
(d) If Televisa did not exercise a Liquidity Right during the Third Anniversary Period or during the Fourth Anniversary Period but has exercised a Liquidity Right during the Fifth Anniversary Period and if there has not been a Non-TV Initiated QPO prior thereto, then commencing on the sixth anniversary of the Majority Acquisition Date until the seventh anniversary of the Majority Acquisition Date, Televisa Investors shall be entitled to exercise a Liquidity Right during such period (the “Sixth Anniversary Period”), subject to the Strategic ROFO.
(e) No Liquidity Right may be exercised following the consummation of the first Demand Public Offering; it being understood that thereafter Televisa shall have PRRCA Demand Rights, subject to the Strategic ROFO and the limitations set forth in Section 5.3.4, to the extent applicable.
5.3.3 To exercise a Liquidity Right, Televisa shall furnish to the Strategic Buyer a written notice of such election (the “Election Notice”), which notice shall (x) specify the number of Shares held by Televisa Investors with respect to which the Liquidity Right is being exercised, which number of Shares shall not exceed the applicable amount set forth in Section 5.3.4 (such number of Shares, the “Exercise Shares”), and (y) the price per Share at which Televisa would be prepared to sell such Shares to the Strategic Buyer (provided that no Televisa Investor shall be obligated to sell at such price or any other specific price whether to the Strategic Buyer or in a Public Offering). Not more than one Election Notice may be given in any period of twelve (12) consecutive months. A Demand Public Offering shall be consummated in compliance with Section 5.4. A Strategic ROFO shall be consummated in accordance with Section 5.5.

5.3.4 Notwithstanding anything to the contrary herein or in the Participation, Registration Rights and Coordination Agreement, the maximum number of Shares any or all of the Televisa Investors may propose to sell pursuant to any Aggregated Transfer shall be subject to the following limitations:
(a) the number of Shares that Televisa Investors may propose to sell during the Third Anniversary Period pursuant to one or more Aggregated Transfers during the Third Anniversary Period shall not exceed one-third of the aggregate number of Shares (on an as-converted and as-exercised basis) held by Televisa Investors on the Majority Acquisition Date (the “Initial Stake”);
(b) the number of Shares that Televisa Investors may propose to sell during the Fourth Anniversary Period pursuant to one or more Aggregated Transfers during the Fourth Anniversary Period shall not exceed one-third of the Initial Stake; provided that, if Televisa has not exercised its Liquidity Right during the Third Anniversary Period, the Televisa Investors may offer to sell during the Fourth Anniversary Period one-half of the Initial Stake pursuant to one or more Aggregated Transfers during the Fourth Anniversary Period;
(c) the number of Shares that Televisa Investors may propose to sell during the Fifth Anniversary Period pursuant to one or more Aggregated Transfers during the Fifth Anniversary Period shall not exceed one-half of the Initial Stake; and
(d) the number of Shares the TV Investors may propose to sell during the Sixth Anniversary Period pursuant to one or more Aggregated Transfers during the Sixth Anniversary Period (if applicable) shall not exceed the lesser of the remainder of the Initial Stake and one-half of the Initial Stake.
5.3.5 If there has not been a Non-TV Initiated QPO, and Televisa has sold any Shares pursuant to a Demand Public Offering, thereafter and until a Principal Investor Sell Down has occurred if Televisa wishes to Transfer Shares pursuant to a PRRCA Demand Right, it may do so only if the Strategic Buyer is afforded a Strategic ROFO with respect to the number of Shares that Televisa Investors request to sell pursuant to any such PRRCA Demand Right in accordance with Section 5.5. Notwithstanding the foregoing, the limitations contained in Sections 5.3 through 5.5 shall not apply if following a Demand Public Offering, the Company, the Strategic Buyer and/or Stockholders other than Televisa have Sold, in one or more Public Offerings (including in the Demand Public Offering), Shares representing, in the aggregate, more than 15% of the Shares (on an as-exercised and as-converted basis) outstanding as at the time that notice of exercise of any subsequent PRRCA Demand Right is given to the Company. In addition, for the avoidance of doubt and for the purposes of clarity, upon the occurrence of a Non-TV Initiated QPO, the provisions of and the rights and obligations under Sections 5.3 through 5.5 hereof shall cease to apply and Televisa shall continue to have the rights afforded to it under the Participation, Registration Rights and Coordination Agreement, unless prior to such Non-TV Initiated QPO, Televisa has sold Shares pursuant to a Demand Public Offering, in which case, such provisions shall continue to apply in accordance with their terms.

5.4 Demand Public Offering.
5.4.1 In the event that the Strategic Buyer is obligated to effect the Demand Public Offering pursuant to Section 5.3.2, then the Company shall, as soon as reasonably possible but in any event within forty-five (45) days following the Election Notice, file a registration statement under the Securities Act for a Public Offering (including by means of a shelf registration pursuant to Rule 415 if so requested by Televisa if the Company is then eligible to use such registration) of all of the Shares the Televisa Investors are entitled to have registered and effect such registration as soon as reasonably practicable; provided that if the Televisa Investors are not permitted to register and sell at least 80% of the Shares the Televisa Investors are entitled to and seek to have registered in such registration statement, then the number of Televisa Requests that the Majority Televisa Investors shall be entitled to make pursuant to Section 3.1.1 of the Participation, Registration Rights and Coordination Agreement shall be increased to include one additional Televisa Request. The Company will use its best efforts to (x) effect the registration under the Securities Act of such Shares to the extent required to permit the disposition (in accordance with the Televisa Investors’ intended methods of distribution and as otherwise specified the Televisa Investors), and (y) obtain acceleration of the effective date of the registration statement relating to such registration (when directed by the Televisa Investors); provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 5.4.1 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
5.4.2 The Company, the Strategic Buyer, the Televisa Investors and the other Holders shall have the rights and obligations with respect to the Demand Public Offering which are applicable to a Televisa Request as set forth in the Participation, Registration Rights and Coordination Agreement; provided that the terms of Section 3.1.1 thereof shall not apply to the Demand Public Offering and, for the avoidance of doubt, no Exercise Notice or Demand Public Offering shall constitute a Televisa Request for purposes of Section 3.1.1 thereof.

5.5 Strategic ROFO. Prior to exercising a Liquidity Right or a PRRCA Demand Right, Televisa shall deliver written notice to the Strategic Buyer of its intent to sell Shares pursuant to its Liquidity Right or PRRCA Demand Right, as applicable (the “ROFO Notice”). The ROFO Notice shall set forth the number of Shares proposed to be sold by the Televisa Investors, the proposed method of disposition and the price per Share Televisa expects (provided that no Televisa Investor shall be obligated to sell at such price or any other specific price whether to the Strategic Buyer or in a Public Offering), if it has an expectation, to receive upon consummation of such proposed Sale. Within five (5) Busineses Days of the receipt of such ROFO Notice the Strategic Buyer may give written notice to Televisa that it desires to discuss purchasing such Shares (the “Exercise Notice”). If the Strategic Buyer elects to discuss the purchase of such Shares, then during the twenty (20) Business Day period following the delivery of the Exercise Notice (the “Negotiation Period”), Televisa and the Strategic Buyer shall negotiate in good faith regarding the purchase of such Shares by the Company or the Strategic Buyer. The Strategic Buyer shall not be obligated to register, and Televisa shall not have any rights to exercise, any right to initiate a Demand Public Offering or a PRRCA Demand Right until the expiration of the Negotiation Period. If Televisa and the Strategic Buyer are able to agree upon the terms of such proposed Sale, they shall enter into a binding agreement within thirty (30) days of the delivery of the Exercise Notice. Each Strategic ROFO must be consummated within ninety (90) days of the Exercise Notice or at such other time as is mutually agreed between Televisa and the Strategic Buyer. If the Strategic ROFO is not consummated within such 90 day period, Televisa shall have the right to require the Demand Public Offering or the PRRCA Demand Right, as applicable.
5.6 Nothing herein shall affect Section 3.2.1 of the Participation, Registration Rights and Coordination Agreement and Televisa’s rights thereunder or derogate from any other rights or obligations of the parties hereto under this Agreement or the Participation, Registration Rights and Coordination Agreement.
6.	REMEDIES.
6.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder, subject to the provisions of Section 4.9. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances, subject to the provisions of Section 4.9.

6.2 Deposit. Without limiting the generality of Section 6.1, if any Stockholder fails to (a) deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 or (b) deliver to the Company an affidavit of the registered owner of such Shares with respect to the ownership and the loss, theft, destruction or mutilation of the certificate evidencing such Shares accompanied by an indemnity reasonably satisfactory to the Company (it being understood that if the holder is a Qualified Institutional Investor, any other holder of Shares which is an entity regularly engaged in the business of investing in companies and meeting such requirements of creditworthiness as may reasonably be imposed by the Company such Person’s own agreement will be satisfactory) such that the Company is willing to issue a new certificate to the purchaser evidencing the Shares being Sold (an “Affidavit and Indemnity”), then such purchaser may, provided it signs an agreement agreeing to be bound by the terms of this Section 6.2 if it is not otherwise already agreeing to be bound by the terms of this Agreement generally, at its option and in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or, trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares (other than the right to receive the applicable purchase price in accordance with the terms of this Section 6.2) shall terminate. Thereafter, upon delivery to such purchaser stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed) or upon delivery by such holder of an Affidavit and Indemnity to the Company such purchaser shall instruct the Escrow Agent to deliver the purchase price for such Shares (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser), less the reasonable fees and expenses of the Escrow Agent, to such holder. Each Stockholder hereby constitutes and appoints each PITV Investor, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any escrow agreement in customary form entered into with respect to such Stockholder in accordance with this Section 6.2, and such PITV Investor shall provide a copy of such agreement to such Stockholder within five (5) Business Days of execution; provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder.
7.	LEGENDS.
7.1 Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT (AS MAY BE AMENDED FROM TIME TO TIME) TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”
Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

7.2 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT; PROVIDED THAT THE ISSUER MAY REQUIRE THE TRANSFEROR TO DELIVER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER REGARDING THE AVAILABILITY OF SUCH AN EXEMPTION.”
7.3 Stop Transfer Instruction. The Company or BMPH will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.
7.4 Termination of 1933 Act Legend. The requirement imposed by Section 7.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act, or (b) when such Shares have been registered pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144. Whenever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company or BMPH, as the case may be, without expense, new certificates not bearing the legend set forth in Section 7.2 hereof.
7.5 Shares Held by Co-Investment Vehicles. Each Principal Investor Group agrees to convert any shares of Class A Common Stock held by the Co-Investment Vehicles of such Principal Investor Group at any time into shares of Class B Common Stock upon the receipt thereof by such Co-Investment Vehicle.

7.6 Shares Held by Televisa. In the event any stockholder converts its voting shares of Common Stock into non-voting shares of Common Stock, the Company shall promptly notify the Televisa Investors of such conversion and the number of voting shares of Common Stock that is or will be held by such stockholder and all stockholders following such conversion and shall provide the Televisa Investors with a certificate signed by an authorized Senior Officer stating that such conversion has occurred, the number of shares of Common Stock which have been converted and, if actually known to the Company, the reasons for effectuating such conversion. Not later than the fifteenth (15th) Business Day after the Televisa Investors receive such notice and certificate, the Televisa Investors will convert (by delivery to the Company of (i) written notice of such conversion and (ii) the certificate(s), duly endorsed for transfer, evidencing such shares to be converted), and each Televisa Investor hereby authorizes the Company to convert on its behalf, and such conversion shall be deemed to automatically have occurred, in the event it fails to deliver to the Company within such 15 business day period the items set forth in clauses (i) and (ii) above, in accordance with the provisions of the Charter with respect to such Common Stock, an amount of the Televisa Investors’ voting shares of Common Stock (pro-rata amongst the Televisa Investors, based on the number of voting shares of Common Stock held by such Televisa Investors or as otherwise determined by Televisa) into non-voting shares of Common Stock such that the Televisa Investors’ aggregate Equity Percentage (but without regard to clause (a) of the definition of Equity Percentage) is no greater than the Maximum Equity Percentage (i.e., if the Televisa Investors’ aggregate Equity Percentage (without regard to clause (a) of the definition of Equity Percentage) is increased by the conversion by a Stockholder of its voting shares of Common Stock into non-voting shares of Common Stock but the Televisa Investors’ aggregate Equity Percentage (without regard to clause (a) of the definition of Equity Percentage) is as a result thereof less than or equal to the Maximum Equity Percentage, then no conversion of any shares of Common Stock of Televisa Investors will be required). In the event any Stockholder converts its non-voting shares of Common Stock into voting shares of Common Stock, the Company shall promptly notify the Televisa Investors of such conversion and the number of non-voting shares of Common Stock that is or will be held by such Stockholder and all Stockholders of the Company following such conversion and shall provide the Televisa Investors with a certificate signed by an authorized Senior Officer stating that such conversion has occurred and the number of shares of Common Stock which have been converted and, if actually known to the Company, the reasons for effectuating such conversion. The Televisa Investors will be permitted to convert (by delivery to the Company of (x) written notice of such conversion and (y) the certificate(s), duly endorsed for transfer, evidencing such shares to be converted), in accordance with the provisions of the Charter with respect to such Common Stock, an amount of the Televisa Investors’ non-voting shares of Common Stock (pro-rata amongst the Televisa Investors, based on the number of non-voting shares of Common Stock held by all Televisa Investors or as otherwise determined by Televisa) into voting shares of Common Stock up to the Maximum Equity Percentage. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit or restrict in any way the right of the Televisa Investors, at any time and from time to time, to convert their non-voting shares of Common Stock into voting shares of Common Stock up to the Maximum Equity Percentage. In each case, the Company shall promptly thereafter issue and send to the applicable Televisa Investors new certificates, registered in the name of such Televisa Investors, evidencing the applicable shares of Common Stock into which such Televisa Investors converted their respective shares of Common Stock. Notwithstanding the foregoing, the Parties agree and acknowledge that Televisa and its Permitted Transferees shall have no obligation to procure the agreement of, or compliance by, any Televisa Investor who is not a Permitted Transferee of Televisa and Televisa’s percentage of voting shares shall not be adversely affected as a result of such non-compliance.
7.7 Waiver of Rights. Each Stockholder (other than Televisa Investors) hereby unconditionally and irrevocably waives and relinquishes any and all rights of first offer, right of first refusal, tag-along or other rights hereunder with respect to the issuance of the shares of Class C Common Stock, Class D Common Stock and the TV Debentures under the Investment Agreement, any issuance of TV Warrants pursuant to the terms of the TV Debentures and any issuance of Shares pursuant to the exercise of the TV Warrants and conversion of the TV Debentures.

8.	AMENDMENT, TERMINATION, ETC.
8.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.
8.2 Written Modifications. Except as provided in the second sentence of this Section 8.2, this Agreement may be amended, modified, extended, terminated or waived (“Amendment”), only by an agreement in writing signed by the Company and the Majority PITV Investors (or Stockholders holding a majority of the shares of Class A Common Stock held by Stockholders party hereto if there are no PITV Investors remaining). The consent of Televisa shall be required for (i) any Amendment to the provisions of Sections 2.1, 2.2, 2.6, 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, 3.9, 4.1, 4.2, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 5, 7.6, 10.10, or this Section 8.2 (or any definitions used therein) and (ii) any Amendment that, by its terms, Discriminates against any of the Televisa Investors under this Agreement. The consent of a Majority in Interest of the Bank Investor Shares shall be required for any Amendment that, by its terms, Discriminates against the holders of Bank Investor Shares as such under this Agreement, and the consent of any holder of Bank Investor Shares shall be required for any Amendment that, by its terms, Discriminates against such holder of Bank Investor Shares as such (compared to other holders of Bank Investor Shares) under this Agreement; provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to Discriminate against the holders of Bank Investor Shares as such simply because holders of Bank Investor Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders. The consent of a Majority in Interest of the Other Investor Shares shall be required for any Amendment that, by its terms, Discriminates against the holders of Other Investor Shares as such under this Agreement; provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to Discriminate against the holders of Other Investor Shares as such simply because holders of Other Investor Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders. A copy of each such Amendment shall be sent to each Stockholder and shall be binding upon each party hereto and each holder of Shares subject hereto except to the extent otherwise required by applicable Law; provided, that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. The consent of a Majority in Interest of the Management Shares held by Managers then employed by the Company shall be required for any Amendment that, by its terms, Discriminates against the holders of Management Shares as such under this Agreement; provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to Discriminate against the holders of Management Shares as such simply because holders of Management Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders, or (iii) have greater or lesser voting rights or powers than any other Stockholders. A copy of each such Amendment shall be sent to each Stockholder and shall be binding upon each party hereto and each holder of Shares subject hereto except to the extent otherwise required by applicable Law; provided, that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 8.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the specified consent. Notwithstanding anything to the contrary herein, transferees or purchasers of Shares or Convertible Securities that have complied with the provisions of Sections 3 and 4 hereof or Section 2 of the Participation, Registration Rights and Coordination Agreement shall be added as parties to this Agreement without obtaining any additional consent of the parties hereto.

8.3 Withdrawal from Agreement. If the Company consummates an Initial Public Offering, then on and after the first date on which (x) the holders of Shares immediately prior to the Initial Public Offering own less than fifty (50%) of the then outstanding Common Stock or, if earlier, (y) the Principal Investors immediately prior to the Initial Public Offering collectively own in the aggregate less than fifty (50%) of the shares of Common Stock collectively held by the Principal Investors (either directly or through such Principal Investors’ ownership of Units of BMPS1) immediately following the Televisa Closing (either of clause (x) or (y), as applicable, the “Aggregate Sell-Down Percentage”), any holder of Shares that, together with its Affiliates, holds less than one percent (1%) of the then outstanding shares of Common Stock may elect (on behalf of itself and all of its Affiliates that hold Shares which together represent less than such one percent (1%)) (“Individual Sell-Down Percentage”), by written notice to the Company and the PITV Investor Groups, to (a) withdraw all Shares held by such holder and all of its Affiliates from this Agreement (Shares withdrawn pursuant to this clause (a), the “Withdrawn Shares”) and (b) terminate this Agreement with respect to such holder and its Affiliates (holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”); provided, that any Shares held indirectly (through ownership of Units of BMPS1 or BMPS2) by any holder, together with its Affiliates, shall not be taken into consideration when calculating Individual Sell-Down Percentages. This Agreement will stay in effect with respect to Persons other than the Withdrawing Holders. From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Shares subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that such Withdrawing Holders, if they are members of a PITV Investor Group, shall comply with, and cause the other members of such PITV Investor Group to comply with, such PITV Investor Group’s obligations under Article II, Section 10 of the Company’s bylaws to cause the removal or resignation of any directors designated by such PITV Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Section 5 with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn. The Company shall make best efforts to provide all Investors a written notice promptly following the first date on which the holders of Shares or the Principal Investors, as applicable, immediately prior to the Initial Public Offering own less than the Aggregate Sell-Down Percentage. Any amendment to this Section 8.3 adversely affecting the Bank Investors (including decreasing the Aggregate Sell-Down Percentage or the Individual Sell-Down Percentage) shall require the consent of the Majority in Interest of the holders of Bank Investor Shares.

8.4 Effect of Termination. No termination under this Agreement (including pursuant to Section 8.3) shall relieve any Person of liability for breach prior to termination.
9.	DEFINITIONS. For purposes of this Agreement:
9.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 9:
(b) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
(c) The word “including” shall mean including, without limitation;
(d) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;
(e) The masculine, feminine and neuter genders shall each include the other;
(f) For the avoidance of doubt, unless otherwise specified, the term “outstanding,” as used in this Agreement in reference to capital stock, shall not include Convertible Securities or shares issuable upon conversion, exchange or exercise thereof, and as used in this Agreement in reference to Convertible Securities, shall mean Convertible Securities that are outstanding (without giving effect to the conversion, exchange or exercise of such Convertible Securities); and
(g) For the avoidance of doubt, “fully diluted,” as used in this Agreement in reference to capital stock, shall mean after giving effect to the conversion, exchange or exercise of all outstanding Convertible Securities.
9.2 Definitions. The following terms shall have the following meanings:
“2007 Stockholders Agreement” shall have the meaning set forth in the Recitals.
“2007 Equity Incentive Plan” shall mean the Broadcasting Media Partners, Inc. 2007 Equity Incentive Plan, effective as of March 27, 2007, as amended from time to time, or any successor or additional Company management equity incentive plan approved by the Company’s Board.
“2010 Equity Incentive Plan” shall mean the Broadcasting Media Partners, Inc. Equity Incentive Plan, effective as of the date hereof, as amended from time to time, or any successor or additional Company management equity incentive plan approved by the Board.

“2010 Stockholders Agreement” shall have the meaning set forth in the Recitals.
“Acceptance Notice” shall have the meaning set forth in Section 4.6.4.
“Acquiror” shall mean a Person formed for the purpose of effecting a Merger Exit, any prospective acquiror of all or substantially all the assets of the Company and its subsidiaries and any Person prospectively acquiring Shares in a Sponsor Sale (it being understood that in no event shall any parent entities of either the party to the merger or such prospective acquiror be deemed to be an “Acquiror”), together with any successors thereto (including any surviving Person, whether the Company or otherwise, in a Merger Exit).
“Acquisition Holdco” shall mean any direct or indirect parent entity of an Acquiror or of the surviving entity (including a Purchaser of Control) following a Merger Exit, the majority of whose value (which, for purposes of the definition of “Compliant Change of Control Transaction,” shall be determined as of the effective date of the Merger Exit) consists of the Shares or assets of the Company and/or the Company’s subsidiaries.
“Acquisition Sub” shall have the meaning set forth in the Recitals.
“Act” shall have the meaning set forth in Section 7.2.
“Additional Equity Amount” shall mean, at the time of determination, that number of shares of Common Stock of the Company that, together with the Shares acquired by Televisa on the Televisa Closing, would equal (i) a percentage (equal to the Maximum Capital Percentage) of the sum of (A) the number of the Company’s Shares issued and outstanding as of immediately following the Televisa Closing (determined on a fully diluted, as-converted and as-exercised basis; provided that awards granted under the 2010 Equity Incentive Plan shall be excluded for such purposes), plus (B) the number of Shares, if any, issued by the Company to Televisa (and any FCC-Approved Trust or any other Person to which Televisa has assigned its Preferential Rights in accordance with the Transaction Agreements) pursuant to the exercise of any Preferential Rights, decreased by (ii) the number of Shares, if any, acquired by Televisa (and any trust arrangement satisfactory to the FCC or any other Person to which Televisa has assigned its Preferential Rights in accordance with the Transaction Agreements) pursuant to any exercise of any Preferential Rights, in the case of each of clauses (i) and (ii), as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations and other similar capitalization changes. For the avoidance of doubt, as of the Televisa Closing the Additional Equity Amount would be 1,281,464 shares of Common Stock, which has been calculated as shown on Schedule I hereto.
“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.
“Affidavit and Indemnity” shall have the meaning set forth in Section 6.2.

“Affiliate” shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), and, in addition, such specified Person’s Affiliates shall also include, (a) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof, and (b) if such specified Person is a natural Person, any Family Member of such natural Person.
“Affiliated Fund” shall mean, with respect to any specified Person, a private equity investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.
“Aggregate Sell-Down Percentage” shall have the meaning set forth in Section 8.3.
“Aggregated Transfer” shall mean the Transfer of any Shares by any Televisa Investor pursuant to the applicable terms of the Liquidity Rights or the PRRCA Demand Rights.
“Agreement” shall have the meaning set forth in the Preamble, as it may be amended from time to time.
“Amended and Restated Program License Agreement” shall have the meaning set forth in the Investment Agreement.
“Amendment” shall have the meaning set forth in Section 8.2.
“Arbitration Request” shall have the meaning set forth in Section 4.9.3.
“Arbitrator” shall have the meaning set forth in Section 4.9.1.
“Arbitrator Determination” shall have the meaning set forth in Section 4.9.4.
“Bank Investor” shall have the meaning set forth in the Preamble.
“Bank Investor Shares” shall mean all Shares held by a Bank Investor. Any Bank Investor Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Bank Investor Shares in the hands of such Permitted Transferee.
“BMP EBITDA” shall mean, with respect to any period and for the Company and its consolidated subsidiaries on a consolidated basis, the sum of (a) operating income (loss) as reported in its financial statements for such period (but excluding therefrom and without duplication (i) any gain or loss on the sale of assets outside the ordinary course of business (as determined in good faith by the Company) and (ii) any effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) as determined in accordance with GAAP), plus (b) to the extent deducted in arriving at the amount in clause (a), the sum of the following amounts for such period: (i) depreciation and amortization as determined in accordance with GAAP, (ii) impairment loss/charges as determined in accordance with GAAP, (iii) fees and expenses paid to the Principal Investors and the Televisa Investors, (iv) charges pertaining to share-based compensation as determined in accordance with GAAP, (v) restructuring charges and contract termination costs incurred or accrued during such period and (vi) fees, costs and expenses related to the issuance of debt or equity financing including the TV Debentures and the other transactions contemplated thereby, plus (c) dividends or distributions received in respect of minority investments received in cash, minus (d) to the extent included in arriving at the amount in clause (a), an amount equal to the non-cash advertising revenue recognized from Televisa and its Affiliates during such period. For the avoidance of doubt, BMP EBITDA shall be calculated consistent with the illustrative example set forth on Schedule IV hereto.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“BMPH” shall have the meaning set forth in the Preamble.
“BMPS1” shall have the meaning set forth in the Preamble.
“BMPS1 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMP Services LLC, dated as of January 29, 2008, as amended from time to time.
“BMPS2” shall have the meaning set forth in the Preamble.
“BMPS2 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS2, dated as of the date hereof, as amended from time to time.
“Board” shall mean the board of directors of the Company or any authorized committee thereof.
“Breach Notice” shall have the meaning set forth in Section 4.9.3.
“Business” shall mean the business of the Company and its subsidiaries conducted at any given time or which the Board has authorized the Company to develop or pursue (by acquisition or otherwise), which currently consist of (primarily but not necessarily exclusively) Spanish-language media in the U.S., including Spanish-language television broadcast networks, Spanish-language radio broadcast networks, ownership and operation of Spanish-language television and radio stations and Spanish-language Internet portals.
“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York or Mexico.
“Capital Percentage” shall have the meaning set forth in the Investment Agreement.
“Cap Release Requirements” shall mean ***

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, business combination, transaction or Transfer of securities of the Company by its stockholders, or a series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization, business combination, transaction or Transfer, own, directly or indirectly, capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination, transaction or Transfer or (ii) that does not directly, or indirectly through one or more entities, afford the holders thereof the power to elect (by contract, share ownership or otherwise) a majority of the entire Board or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination, transaction or Transfer; (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power (by contract, share ownership or otherwise) is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any Group, excluding, in any case referred to in clause (a) or (b), any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries; provided, that for purposes of this sentence, any transactions with the same third party or any of its Affiliates shall be deemed to be a series of related transactions. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off of one of the businesses of the Company or any subsidiary thereof, or a comparable transaction, or (y) a transaction in which, after giving effect thereto, the Principal Investors and their Affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity (1) of the Company or other surviving entity in the case of a transaction of the sort described in clause (a) above, (2) of the Company in the case of a transaction of the sort described in clause (b) above or (3) of the acquiring entity in the case of a transaction of the sort described in clause (c) above.
“Change of Control Procedures” shall have the meaning set forth in Section 4.9.
“Charitable Organization” shall mean a charitable organization, as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time, that is not an Affiliate of a Stockholder, a Competitor, a Restricted Person, or primarily for the benefit of a Stockholder, Competitor, or Restricted Person.
“Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on the date hereof, as may thereafter be amended from time to time.
“Class A Common Stock” shall mean the voting Class A Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class A Common Stock, including shares of common stock issued upon an Initial Public Offering in exchange for or in substitution for such Class A Common Stock, or as such shares of Class A Common Stock may be reclassified.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“Class B Common Stock” shall mean the nonvoting Class B Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class B Common Stock, including shares of common stock issued upon an Initial Public Offering in exchange for or in substitution for such Class B Common Stock, or as such shares of Class B Common Stock may be reclassified.
“Class C Common Stock” shall mean the voting Class C Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class C Common Stock, or as such shares of Class C Common Stock may be reclassified.
“Class D Common Stock” shall mean the nonvoting Class D Common Stock, par value $.001 per share, of the Company and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class D Common Stock, or as such shares of Class D Common Stock may be reclassified.
“Co-Investment Vehicle” shall mean any one of (a) the MDP Co-Investment Vehicles, collectively, (b) the PEP Co-Investment Vehicles, collectively, (c) the THL Co-Investment Vehicles, collectively, and (d) the TPG Co-Investment Vehicles, collectively.
“Commercial Agreements” shall mean, collectively, (i) the Amended and Restated Program License Agreement and all agreements ancillary thereto for programming rights granted to the Company, (ii) the IPRA Amendment, (iii) the Mexico License Agreement, (iv) the Second Program License Agreement, and (v) the Sales Agency Agreement.
“Commission” shall mean the United States Securities and Exchange Commission.
“Common Stock” shall mean the common stock of the Company, including the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock.
“Company” shall have the meaning set forth in the Preamble.
“Company Securities” shall have the meaning set forth in Section 3.9.1(a).
“Competitor” shall mean, ***

“Compliant Change of Control Transaction” shall mean any Sponsor Sale or Merger Exit (a) that is conducted in accordance with the Change of Control Procedures and Section 4.10, (b) in which the Acquiror is not a Restricted Person and, in the case of a Merger Exit, is a newly formed Acquiror that has no material assets or liabilities other than the equity or indebtedness used to effect such Change of Control (provided, that in any case Section 4.4.3(b) of Article EIGHTH of the Charter shall apply), but in any case shall have no assets or liabilities of an operating business, and (c) in connection with which, following the consummation of such transaction, (i)(x) the Televisa Investors’ board rights pursuant to Section 2 of the Principal Investor Agreement shall continue with respect to the Acquiror and any Acquisition Holdco to the extent provided therein, (y) the Televisa Investors’ other governance rights pursuant to the Transaction Agreements (other than immaterial rights and in any case consent rights of the Televisa Investors under Section 2.4 of the Principal Investor Agreement and Section 4.4.3 of Article EIGHTH of the Charter shall not be considered immaterial) shall continue with respect to the Acquiror (or its parent, if the Acquiror is a wholly-owned subsidiary of such parent) or any Acquisition Holdco to the extent provided therein, (z) the Televisa Investors’ rights (other than governance rights referred to in clauses (x) and (y) above) (other than immaterial rights and in any case consent rights of the Televisa Investors under Section 2.4 of the Principal Investor Agreement and Section 4.4.3 of Article EIGHTH of the Charter shall not be considered immaterial) and obligations pursuant to the Transaction Agreements shall continue with respect to the Acquiror and any Acquisition Holdco to the extent provided therein; except, for the sake of clarity, in the case of each of clauses (x), (y) and (z) above, to the extent those rights have otherwise terminated in accordance with their respective terms; (ii) the Televisa Investors shall have no greater obligations with respect to the Acquiror and its stockholders and any Acquisition Holdco and its stockholders under the Transaction Agreements than they had to the Company, its subsidiaries and its parent entities and the Principal Investors under the Transaction Agreements immediately prior to such Change of Control; and (iii) the Acquiror (or its parent, if the Acquiror is a wholly-owned subsidiary of such parent) or any Acquisition Holdco shall become a party to the Transaction Agreements to which the Company or the selling stockholders, as applicable, are a party and assume all obligations of the Principal Investors pursuant thereto in effect immediately prior to the Change of Control (including, for the avoidance of doubt, the change of Control Procedures and any Arbitrator Determination or remedy or relief issued by the Arbitrator) and the selling stockholders, if applicable, shall remain bound by the terms of the Transaction Agreements to the extent they retain any Shares.
“Consolidated Leverage Ratio” shall mean, as of any date of determination, the ratio of (x) Indebtedness as of such date to (y) BMP EBITDA for the period of the four fiscal quarters ended on or immediately prior to such date for which financial statements are available. In the event that the Company and any of its consolidated subsidiaries incurs, redeems, retires or extinguishes any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of such ratio is made (a “Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computations referred to above, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP for the actual BMP EBITDA thereof assuming that all such acquisitions, dispositions, mergers, amalgamations and consolidations had occurred on the first day of the four-quarter reference period. Whenever pro forma effect is to be given to any acquisition, disposition, merger, amalgamation or consolidation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. For clarity, Schedule V reflects the Consolidated Leverage Ratio as of September 30, 2010.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Convertible Securities” shall mean any evidence of indebtedness (including the TV Debentures), shares of stock, options, warrants (including the TV Warrants) or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, including any options and warrants; provided that the Preferential Rights shall not be deemed to be Convertible Securities.
“Covered Matters” shall have the meaning set forth in Section 11.1.
“Delaware Court” shall have the meaning set forth in Section 11.2.
“Demand Public Offering” shall have the meaning set forth in Section 5.3.2(a).
“DGCL” shall mean the Delaware General Corporation Law, as amended.
“Discriminate(s)” and “Discrimination” shall mean, with respect to a specified Person, to discriminate against such specified Person as compared to other applicable parties in a manner that is, or is reasonably expected to be, (a) with respect to all Persons other than the Televisa Investors, materially and disproportionately adverse to such specified Person and, (b) with respect to any Televisa Investor, disproportionately adverse to such Televisa Investor.
“Drag Along Recapitalization Notice” shall have the meaning set forth in Section 4.3.1.
“Drag Along Recapitalization Percentage” shall have the meaning set forth in Section 4.3.
“Drag Along Recapitalization Sale” shall have the meaning set forth in Section 4.3.
“Drag Along Sale” shall have the meaning set forth in Section 4.2.
“Drag Along Sale Notice” shall have the meaning set forth in Section 4.2.1.
“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.
“Election Notice” shall have the meaning set forth in Section 5.3.3.
“Equity Incentive Plans” shall mean the 2007 Equity Incentive Plan and the 2010 Equity Incentive Plan, collectively.
“Equity Percentage” shall mean at any given time (a) in the context of equity ownership, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate number of shares of Common Stock held at such time by Persons who are Televisa Investors, and (ii) the denominator of which is the total number of shares of Common Stock outstanding at such time and (b) in the context of voting power, the percentage of outstanding voting equity of the Company owned, directly or indirectly, at such time by such Persons indicated in clause (a) of this definition. For the avoidance of doubt, the shares of Common Stock issuable (but not yet issued) upon conversion of the TV Debentures or upon exercise of the TV Warrants or the Preferential Rights or issuable (but not yet issued) in respect of the Equity Incentive Plans shall not be considered outstanding for purposes of this definition.
“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock, (b) as to any outstanding Convertible Securities (other than the TV Debentures and TV Warrants), the maximum number of shares of Common Stock for which or into which such Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined assuming all of the conditions to exercise, conversion or exchange thereof have been satisfied), and (c) as to any outstanding TV Debentures and TV Warrants, the maximum number of shares of Common Stock for which such TV Debentures or TV Warrants, as the case may be, may then be converted or exercised, assuming all of the conditions to the conversion or exercise thereof have been satisfied.
“Escrow Agent” shall have the meaning set forth in Section 6.2.
“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.
“Exchange Act Rules” shall mean the rules adopted by the Commission under the Exchange Act.
“Exercise Notice” shall have the meaning set forth in Section 5.5.
“Exercise Shares” shall have the meaning set forth in Section 5.3.3.
“Exit Transaction” shall have the meaning set forth in Section 4.10.1.
“Expiration Date” shall mean ***

“Extra Amount” shall mean the amount, determined as of any given date in respect of any TV Debentures, which is equal to the sum of the present value on such date of all required interest payments that otherwise would have been due on such TV Debentures from the date of conversion or Sale, as applicable, through the Maturity Date (as defined in the terms of the TV Debentures), in each case computed using a discount rate equal to the Treasury Rate (as defined in the terms of the TV Debentures) as of such date with respect to each such interest payment.
“Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share (which, in the case of Options, shall equal the Fair Market Value of the share underlying such Option less the exercise price for such Option) as of the applicable reference date.
“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.
“FCC” shall mean the United States Federal Communications Commission or any successor entity.
“FCC-Approved Trust” shall mean a bona fide trust arrangement satisfactory to the FCC.
“FCC Permitted Increase in Ownership” shall have the meaning set forth in the Investment Agreement.
“FCC Regulatory Limitations” shall have the meaning set forth in Section 3.9.1.
“Federal Communications Laws” shall mean the Communications Act of 1934, as amended, and any successor statute thereto, and the rules, regulations and policies promulgated by the FCC thereunder.
“Fifth Anniversary Period” shall have the meaning set forth in Section 5.3.2(c).
“First Offer Deadline” shall have the meaning set forth in Section 4.6.2(a).
“First Offer Holder” shall have the meaning set forth in Section 4.6.1.
“First Offer Notice” shall have the meaning set forth in Section 4.6.2(a).
“First Offer Purchaser” shall have the meaning set forth in Section 4.6.2(a).
“Foreign Ownership Cap” shall have the meaning set forth in the definition of Regulatory Amendment or Waiver.

“Foreign Ownership Restrictions” shall mean any and all restrictions imposed by the Federal Communications Laws on the direct or indirect ownership by non-U.S. citizens of entities that directly or indirectly control broadcast licensees such as the Company and its broadcast licensee subsidiaries.
“Fourth Anniversary Period” shall have the meaning set forth in Section 5.3.2(b).
“GAAP” shall mean United States generally accepted accounting principles as in effect on the date of the Televisa Closing.
“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency, commission or court (including the FCC and applicable stock exchange(s)).
“Group” shall mean “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided, that a “group” must be formed knowingly in order to constitute a Group, and the existence of any Group may not be established by mere parallel action.
“Group Related Affiliate” shall have the meaning set forth in the definition of “Principal Investor Majority.”
“Incentive Shares” shall mean all Shares and Options held by a Manager that are subject to vesting or other service or performance based conditions to ownership, treating such Options as a number of Incentive Shares equal to the maximum number of Shares for which such Options may at the time be exercised.
“Indebtedness” shall have the meaning set forth in the Principal Investor Agreement.
“Individual Sell-Down Percentage” shall have the meaning set forth in Section 8.3.
“Initial Public Offering” shall mean the initial underwritten Public Offering registered on Form S-1 (or any successor form under the Securities Act).
“Initial Stake” shall have the meaning set forth in Section 5.3.4(a).
“Institutional Investor” and “Institutional Investors” shall have the meanings set forth in Section 10.11.
“Interim Charter” shall have the meaning set forth in the Recitals.
“Investment Agreement” shall have the meaning set forth in the Recitals.
“Investors” shall have the meaning set forth in the Preamble.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“IPO Recap” shall have the meaning set forth in the definition of Recapitalization Transaction.
“IPRA Amendment” shall have the meaning set forth in the Investment Agreement.
“Law” shall mean any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree, order or any other judicially enforceable legal requirement (including common law) of any Governmental Authority.
“Liquidity Right” shall have the meaning set forth in Section 5.3.2(a).
“Major Televisa Competitor” shall have the meaning set forth on Schedule II.
“Major Television Person” shall mean ***
“Majority Acquisition Date” shall have the meaning set forth in Section 5.3.1.
“Majority in Interest” shall mean with respect to Shares of one or more class(es), a majority in number of such Shares of all such class or classes taken in the aggregate.
“Majority MDP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the MDP Investors.
“Majority PEP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the PEP Investors.
“Majority PITV Investors” shall mean, as of any applicable time, (a) PITV Investor Groups that, in the aggregate, hold greater than fifty percent (50%) of the outstanding Common Stock then held by all PITV Investor Groups (provided, in the case of the Televisa Investors, including only such shares of Common Stock held directly by Televisa) and (b) a majority of the PITV Investor Groups; provided, that if the aggregate number of PITV Investor Groups is two and both of the PITV Investor Groups have not reached agreement or consented with respect to a matter, the term “Majority PITV Investors” shall have the meaning set forth in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily sold sixty six and two thirds percent (66 2/3%) or more, in the aggregate, of the Shares held by such Principal Investor Group immediately following the Televisa Closing to Persons other than their respective Permitted Transferees; and provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investor Groups and the transferor PITV Investor Groups in accordance with Section 3.8 hereof.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Common Stock then held by all Principal Investor Groups (without taking into account shares of Common Stock held by Co-Investment Vehicles that are part of such Principal Investor Group) and (b) a majority of the Principal Investor Groups; provided, that if the aggregate number of Principal Investor Groups is an even number and a majority of the Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Principal Investors” shall have the meaning set forth in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily sold sixty six and two thirds percent (66 2/3%) or more, in the aggregate, of the Shares held by such Principal Investor Group immediately following the Televisa Closing to Persons other than their respective Permitted Transferees; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investors and the Majority Principal Investors in accordance with Section 3.8 hereof; and provided, further, that, for purposes of Sections 2, 4.2, 4.3, 4.4, 4.7 and 4.8, at such time as there are no Principal Investors remaining, “Majority Principal Investors” shall mean Investors holding at least 60% majority of the outstanding Class A Common Stock then held by Investors party to this Agreement.
“Majority SCG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the SCG Investors.
“Majority Televisa Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Televisa Investors.
“Majority THL Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the THL Investors.
“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.
“Management Shares” shall mean all Shares held by a Manager. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.
“Managers” shall have the meaning set forth in the Preamble.
“Maximum Capital Percentage” shall mean 40%; provided that such percentage shall be increased to the extent that any share repurchase, recapitalization, acquisition or similar action taken or instituted by the Company or any of its Subsidiaries results in the Capital Percentage as of immediately prior to such action being increased as of immediately after such action; and provided, further, that (i) the Maximum Capital Percentage shall be an unlimited percentage at and after the earlier to occur of (x) the time when the Standstill Release Requirements have been satisfied or (y) the time when the limitations in Section 5.1.1 of this Agreement shall no longer apply pursuant to Section 5.1.2 of this Agreement, and (ii) the Maximum Capital Percentage shall not restrict Televisa from making, either alone or as part of a group, an offer permitted by Section 8.3(b) of the Investment Agreement and acquiring Shares pursuant thereto.

“Maximum Equity Percentage” shall mean the sum of:
(i) 10%; provided that such percentage shall be increased to the extent that the Equity Percentage increases as a result of any share repurchase, recapitalization, acquisition or similar action taken or instituted by the Company or any of its Subsidiaries and provided, further, in the event that the Principal Investors have Transferred more than 95% of the aggregate amount of the Principal Investors’ Total Ownership Amount to one or more Person(s) that are not (x) Permitted Transferees (not including pursuant to clause (b)(ii) of the definition of Permitted Transferees) of any Principal Investor or (y) a Purchaser of Control, then the percentage set forth in this clause (i) shall be increased to 20%; provided, that such percentage shall be increased to the extent that any share repurchase, recapitalization, acquisition or similar action taken or instituted by the Company or any of its subsidiaries following such increase to 20% results in the Equity Percentage as of immediately prior to such action being increased as of immediately after such action; plus
(ii) the amount of any FCC Permitted Increase in Ownership (for illustrative purposes, if the Foreign Ownership Cap is increased from the current 25% cap to 30%, then the Maximum Equity Percentage shall be increased by 5 percentage points), and if the Foreign Ownership Cap is no longer applicable under, or is eliminated by, applicable Law, the Maximum Equity Percentage shall also be disregarded. For the avoidance of doubt, this definition of Maximum Equity Percentage, applies to both clause (a) and (b) of the definition of Equity Percentage;
provided, however, that (A) the Maximum Equity Percentage shall be an unlimited percentage at and after the earlier to occur of (x) the time when the Cap Release Requirements have been satisfied or (y) the time when the limitations in Section 5.1.1 of this Agreement shall no longer apply pursuant to Section 5.1.2 of this Agreement, and (B) the Maximum Equity Percentage shall not restrict Televisa from making, either alone or as part of a group, an offer permitted by Section 8.3(b) of the Investment Agreement and acquiring Shares pursuant thereto. Without limiting the foregoing provisos, following the acquisition by a Strategic Buyer of a majority of the voting Common Stock and equity of the Company, the Maximum Equity Percentage may be further increased to the extent mutually agreed by the Strategic Buyer and Televisa.
“MDP” shall mean, as of any date, Madison Dearborn Capital Partners IV, L.P., MDCPIV Intermediate (Umbrella), L.P., Madison Dearborn Capital Partners V-A, L.P., MDCPV Intermediate (Umbrella), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“MDP Co-Investment Vehicles” shall mean, as of any date, MDCP Foreign Co-Investors (Umbrella), L.P., MDCP US Co-Investors (Umbrella), L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of MDP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither MDCPIV Intermediate (Umbrella), L.P., MDCPV Intermediate (Umbrella), L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“MDP Investors” shall mean, as of any date, MDP, the MDP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“Merger” shall have the meaning set forth in the Recitals.
“Merger Agreement” shall have the meaning set forth in the Recitals.
“Merger Closing” shall have the meaning set forth in the Recitals.
“Merger Exit” shall mean a Change of Control transaction (other than a Sponsor Sale) that is structured as a merger, consolidation, sale of all or substantially all assets or similar business combination of the Company.
“Merger Exit Election Deadline” shall have the meaning set forth in Section 4.8.2.
“Merger Exit Notice” shall have the meaning set forth in Section 4.8.1.
“Merger Exit Participation Election” shall have the meaning set forth in Section 4.8.1(a).
“Merger Exit Participation Rights” shall have the meaning set forth in Section 4.8.1(a).
“Merger Price” shall mean, with respect to any Share acquired by the Acquiror in a Merger Exit, the amount of consideration paid to the holder of such Share in the Merger Exit.
“Mexico License Agreement” shall have the meaning set forth in the Investment Agreement.
“Minimum Total Combined Investment” shall mean, with respect to any one Principal Investor, shares of Common Stock with an aggregate initial cost of $150,000,000. For purposes hereof, the agreed initial cost of a share of Common Stock shall be $398.52 (subject to appropriate adjustment for stock splits, dividends and similar events).
“Negotiation Period” shall have the meaning set forth in Section 5.5.
“New Televisa Investor” shall mean any Person described in clause (ii) or (iii) of the definition of the Televisa Investors; provided, that such Person shall cease to be a New Televisa Investor hereunder, and shall automatically become an Other Investor hereunder, immediately upon such Person ceasing to be a member of a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Company.
“Non-Change of Control Merger” shall have the meaning set forth in Section 4.13.

“Non-TV Initiated QPO” shall have the meaning set forth in Section 5.3.1.
“Open Market Purchase Rights” shall have the meaning set forth in the Investment Agreement.
“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than (i) any such option held by the Company or any direct or indirect subsidiary thereof or (ii) any right to purchase shares of Common Stock pursuant to this Agreement or the Participation, Registration Rights and Coordination Agreement.
“Other Investor Shares” shall mean all Shares held by an Other Investor. Any Other Investor Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Other Investor Shares in the hands of such Permitted Transferee.
“Other Investors” shall have the meaning set forth in the Preamble.
“Participating Seller” shall have the meanings set forth in Section 4.1.2 and Section 4.2.1, as applicable.
“Participation, Registration Rights and Coordination Agreement” shall mean the Amended and Restated Participation, Registration Rights and Coordination Agreement of the Company, dated as of the date hereof, as amended from time to time.
“Pending Underwritten Offering” shall mean, with respect to any Withdrawing Holder withdrawing from this Agreement pursuant to Section 8.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder’s withdrawal from this Agreement.
“PEP” shall mean, as of any date, Providence Equity Partners V (Umbrella US) L.P., Providence Equity Partners VI (Umbrella US) L.P., Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“PEP Co-Investment Vehicles” shall mean, as of any date, Providence Co-Investors (Univision) L.P., Providence Co-Investors (Univision US) L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of PEP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“PEP Investors” shall mean, as of any date, PEP, the PEP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“Permitted Person” shall have the meaning set forth on Schedule III.
“Permitted Transferee” shall mean, in respect of (a) any PITV Investor, (i) any Affiliate of such PITV Investor (other than a portfolio company of such PITV Investor) or (ii) any successor entity, (b) any Bank Investor, any Affiliate of such Bank Investor, (c) any SCG Investor, (i) any Person which is controlled by or for the benefit of Haim Saban or Cheryl Saban (or in the event of their divorce, their subsequent respective spouses) (collectively “Saban”) or their Family Members (other than a portfolio company of any SCG Investor), (ii) then-current or former officers and/or employees of Saban or entities controlled by Saban who were issued such interests as a result of or in connection with their employment by Saban, or such officers’ and/or employees’ Family Members to the extent they receive such Transferred interests initially issued to such officer or employee as a result of or in connection with his or her employment by Persons controlled by Saban, and (iii) any trust, custodianship or other entity created for estate or tax planning purposes all of the beneficiaries of which are any of the persons listed in subclause (i) to (iii) of this clause (c), (d) any Manager, any Family Member of such Manager, the Company or any subsidiary thereof, and (e) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable Laws of descent and distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order; in each case described in clauses (a) through (e), only if such transferee agrees to be bound by the terms of the Transaction Agreements in accordance with their respective terms to the same extent its transferor is bound thereby (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 3.1.1 shall be null and void). In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group. No Restricted Person may be a “Permitted Transferee.”
“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
“PITV Investor Group” shall mean (a) each of the Principal Investor Groups; and (b) the Televisa Investors; provided, however, that the Televisa Investors shall cease to be a PITV Investor Group after a Televisa Sell-Down. Where this Agreement provides for the vote, consent or approval of any PITV Investor Group, such vote, consent or approval shall be determined by (i) the Majority MDP Investors, the Majority PEP Investors, the Majority SCG Investors, the Majority Televisa Investors, the Majority THL Investors or the Majority TPG Investors, as the case may be, or (ii) a Purchaser of Control, as applicable, except as otherwise specifically set forth herein.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“PITV Investors” shall mean the Televisa Investors and the Principal Investors, collectively; provided, that a Principal Investor and/or a Televisa Investor shall cease to be a PITV Investor if it ceases to be a member of a PITV Investor Group; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investors in accordance with Section 3.8.
“Post Transaction Percentage” shall mean, with respect to any Televisa Investor, the total percentage of equity (on a fully-diluted basis, including the equity issuable upon exercise of any Convertible Securities) in the acquiror that such Televisa Investor owns, directly or indirectly, immediately after giving effect to a Merger Exit or Non-Change of Control Merger, as applicable.
“Pre Transaction Percentage” shall mean, with respect to any Televisa Investor, the Capital Percentage that such Televisa Investor owns, directly or indirectly, immediately prior to giving effect to a Merger Exit or Non-Change of Control Merger, as applicable.
“Preferential Participation Right” shall have the meaning set forth in the Participation, Registration Rights and Coordination Agreement.
“Preferential Right of First Refusal” shall have the meaning set forth in Section 4.5.2.
“Preferential Rights” shall mean the Open Market Purchase Rights, the Televisa Option, the Preferential Participation Right and the Preferential Right of First Refusal.
“Preferential ROFR Buyer” shall have the meaning set forth in Section 4.5.
“Preferential ROFR Cap” shall mean, with respect to each Principal Investor Group at the time of determination, a number of Shares of Common Stock equal to that number of Shares constituting *** of the Additional Equity Amount (determined, for purposes of the definition, as of the date hereof) and as reduced by the aggregate number of Shares of Common Stock Transferred by any member of such Principal Investor Group pursuant to the Preferential Right of First Refusal prior to such date.
“Preferential ROFR Exercise Notice” shall have the meaning set forth in Section 4.5.2.
“Preferential ROFR Issuance” shall have the meaning set forth in Section 4.5.3.
“Preferential ROFR Issuance Right” shall have the meaning set forth in Section 4.5.3.
“Preferential ROFR Notice” shall have the meaning set forth in Section 4.5.1.
“Preferential ROFR Shares” shall have the meaning set forth in Section 4.5.1.
“Principal Investor” shall have the meaning set forth in the Preamble.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“Principal Investor Agreement” shall mean the Amended and Restated Principal Investor Agreement of the Company, dated as of the date hereof, among BMP, BMPH, Univision, Televisa and the Principal Investors, as it may be amended from time to time.
“Principal Investor Group” shall mean any one of (a) the MDP Investors, collectively, (b) the PEP Investors, collectively, (c) the SCG Investors, collectively, (d) the THL Investors, collectively, and (e) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time after the Televisa Closing, and at all times thereafter, as such Principal Investor Group ceases to hold Shares representing a Total Combined Investment of at least the Minimum Total Combined Investment; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investor Groups in accordance with Section 3.8; provided, further, that no adjustment or modification to the term “Minimum Total Combined Investment” shall cause any former Principal Investor Group to again become a Principal Investor Group. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by (i) the Majority MDP Investors, the Majority PEP Investors, the Majority THL Investors, the Majority TPG Investors, or the Majority SCG Investors, as the case may be, or (ii) any Purchaser of Control, as applicable, except as otherwise specifically set forth herein.
“Principal Investor Majority” shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and a Principal Investor Group (or any member thereof) or one of its, or their, Affiliates on the other (a “Group Related Affiliate”), (a) Principal Investor Groups that are not and whose Affiliates are not Group Related Affiliates and who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Principal Investor Groups that are not and whose Affiliates are not a Group Related Affiliate with respect to such transaction, or (b) if each Principal Investor Group and/or an Affiliate of each Principal Investor Group is a Group Related Affiliate with respect to such transaction, the Majority Principal Investors.
“Principal Investor Sell-Down” shall mean the date upon which (i) the MDP Investors, PEP Investors, SCG Investors, THL Investors and TPG Investors, collectively, or (ii) any initial or successive Purchaser(s) of Control, as applicable, have voluntarily Transferred *** or more, in the aggregate, of the shares of Common Stock held by the Principal Investors (either directly or through such Principal Investors’ ownership of Units of BMPS1) immediately following the Televisa Closing to Persons other than Permitted Transferrees and other than Purchaser(s) of Control after which the transferor(s) in such transfer to a Purchaser(s) of Control will no longer have rights as a Principal Investor, but such Purchaser of Control (or successive Purchaser of Control) shall have the collective rights and obligations of such Principal Investors and such Principal Investor Groups under the Transaction Agreements in accordance with Section 3.8.
“Principal Investors’ Total Ownership Amount” shall mean the total number of Shares owned immediately after the Televisa Closing by the Principal Investors, including any Shares held indirectly through such Principal Investors’ ownership of Units of BMPS1 (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations and other similar capitalization changes).

“Pro Rata Portion” shall mean:
(b) for purposes of Section 4.1.4, with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Tag Eligible Shares held by such Tag Along Seller and the denominator of which is the aggregate number of Tag Eligible Shares of the applicable class held by all Tag Along Sellers; and
(c) for purposes of Section 4.6.6, with respect to each First Offer Purchaser, a number of Shares equal to the aggregate number of Subject Shares multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such First Offer Purchaser and the denominator of which is the aggregate number of Shares held by all First Offer Purchasers.
“Proposed Purchaser” shall have the meaning set forth in Section 4.5.1.
“Prospective Buyer” shall mean any Person or Group, including the Company or any of its subsidiaries or any other Stockholder, proposing to purchase or otherwise acquire Shares or all or substantially all assets from a Prospective Selling Stockholder, including pursuant to a Merger Exit; provided, that the term “Prospective Buyer,” as used in Sections 4.7 and 4.8 (and any other sections relating thereto), shall not include the Company or any of its subsidiaries.
“Prospective Selling Stockholder” shall mean:
(a) for purposes of Section 3.3, any Investor that proposes to Transfer any Shares to any Prospective Buyer;
(b) for purposes of Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including Televisa buying pursuant to Section 4.5 and a First Offer Purchaser buying pursuant to Section 4.6;
(c) for purposes of Section 4.2, any Stockholder forming part of the acting Majority Principal Investors that has elected to exercise the drag along right provided by such Section;
(d) for purposes of Section 4.5, any Principal Investor that proposes to Transfer any shares in a transaction that is subject to such Section;
(e) for purposes of Section 4.6, any Stockholder forming part of the acting Majority Principal Investors that proposes to Transfer any Shares in a transaction that is subject to such Section;

(f) for purposes of Section 4.7, (i) any Stockholder forming part of the acting Majority Principal Investors that proposes to Transfer any Shares in a Sponsor Sale that is subject to such Section or, (ii) for any time following Televisa’s timely Sponsor Sale Tag Along Election (provided that it has not been revoked in accordance with Section 4.7.6), but only for purposes of the last sentence of Section 4.7.3 and the entirety of Section 4.7.6, any Stockholder forming part of the acting Majority PITV Investors that proposes to Transfer any Shares in a Sponsor Sale that is subject to such Section;
(g) for purposes of Section 4.8, (i) any Stockholder forming part of the acting Majority Principal Investors that proposes to Transfer any Shares in a Merger Exit that is subject to such Section or, (ii) for any time following Televisa’s timely Merger Exit Participation Election (provided, that it has not been revoked in accordance with Section 4.8.9), but only for purposes of the last sentence of Section 4.8.3 and the entirety of Section 4.8.9, any Stockholder forming part of the acting Majority PITV Investors that proposes to Transfer any Shares in a Merger Exit that is subject to such Section.
“PRRCA Demand Rights” shall mean, with respect to any Person, such Person’s rights as an “Initiating Investor” pursuant to Section 3.1 of the Participation, Registration Rights and Coordination Agreement.
“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.
“Purchaser of Control” shall mean one or more Persons (other than Restricted Persons) acquiring control of the Company pursuant to a Compliant Change of Control Transaction (including a Sponsor Sale or Merger Exit), but subject to and in accordance with Section 3.8 hereof. For the avoidance of doubt, such term shall include any and all successive “Purchasers of Control” after the initial Change of Control (including the initial Sponsor Sale or Merger Exit, if any) that occurs after the date hereof.
“Qualified Institutional Investor” shall mean any of (a) the MDP Investors, (b) the PEP Investors, (c) the SCG Investors, (d) the THL Investors, (e) the TPG Investors, (f) the Televisa Investors, (g) the Bank Investors and (h) the respective Affiliates of the foregoing Persons.
“Qualified Public Offering” shall mean the first underwritten Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or a comparable form) in which (i) the aggregate price to the public of all Common Stock sold in such offering (together with the aggregate price to the public of all Common Stock sold in any previous underwritten Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or any comparable form)) equals or exceeds $500,000,000 and (ii) the Common Stock of the Company sold in such offering (together with all Common Stock sold in any previous underwritten Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or any comparable form)) represents less than 20% of the then-outstanding Common Stock; it being understood that the foregoing determination shall be made assuming that the TV Debentures and/or TV Warrants have been exercised and converted.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“Ratio Calculation Date” shall have the meaning given to it in the definition of “Consolidated Leverage Ratio” as set forth herein.
“Recapitalization” shall have the meaning set forth in the Recitals.
“Recapitalization Agreement” shall have the meaning set forth in the Recitals.
“Recapitalization Transaction” shall mean a transaction not constituting a Change of Control approved by the Majority PITV Investors in which one or more classes of securities issued by the Company or any of its direct or indirect subsidiaries are, in whole or in part, converted into, or exchanged for, cash or securities in another form issued by the Company, any of its direct or indirect subsidiaries, a newly formed parent or affiliated Persons. Notwithstanding the foregoing, in connection with the Initial Public Offering, the Majority PITV Investors may approve a recapitalization transaction in which shares of Common Stock are converted into, or exchanged for, securities in another form issued by a newly formed parent of the Company in a manner that does not adversely affect the rights, obligations and/or securities of Televisa or the Televisa Investors under any of the Transaction Agreements (an “IPO Recap”). For the avoidance of doubt, any IPO Recap shall be deemed to be a Recapitalization Transaction hereunder.
“Regulatory Amendment or Waiver” shall mean an amendment of the Federal Communications Laws by duly enacted legislation or a ruling or waiver by the FCC that increases or grants permission to exceed the foreign ownership limitations established by the Federal Communications Laws that currently requires FCC approval for non-U.S. individuals, corporations and governments to own, in the aggregate, more than twenty-five percent (25%) of the equity interests or possess more than twenty-five percent (25%) of the voting rights of a U.S. entity that directly or indirectly controls a broadcast licensee or more than twenty percent (20%) of the equity interests or voting rights in such broadcast licensee (the “Foreign Ownership Cap”).
“Restricted Person” shall mean ***
“Restricted Public Stockholders” shall have the meaning set forth in Section 3.9.1(b).
“ROFO Notice” shall have the meaning set forth in Section 5.5.
“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).
“Saban” shall have the meaning set forth in the definition of “Permitted Transferee.”
“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.
“Sale Notice” shall have the meaning set forth in Section 4.6.1.

“Saban Arrangements” shall mean the arrangements reflected in the Saban Services Agreement, the BMPS1 LLC Agreement or the BMPS2 LLC Agreement, as amended from time to time.
“Saban Services Agreement” shall mean the Amended and Restated Services Agreement, by and between the Company, SCG Investments IIB LLC, BMPI Services LLC and BMPI Services II, LLC, dated as of the date hereof, as amended from time to time.
“Sales Agency Agreement” shall have the meaning set forth in the Investment Agreement.
“SCG Investors” shall mean, as of any date, SCG Investments II, LLC and its Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“Second Program License Agreement” shall have the meaning set forth in the Investment Agreement.
“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.
“Senior Officer” shall have the meaning set forth in the Investment Agreement.
“Service Agreements” shall mean, collectively, (i) the Amended and Restated Management Agreement by and among the Company, BMPH, Univision, Madison Dearborn Partners IV, L.P., Madison Dearborn Partners V-B, L.P., Providence Equity Partners V Inc., Providence Equity Partners L.L.C., KSF Corp., THL Managers VI, LLC and TPG Capital, L.P., dated as of the date hereof as it may be amended from time to time and (ii) the Technical Assistance Agreement by and among the Company, BMPH, Univision and Televisa, S.A de C.V., dated as of the date hereof as it may be amended from time to time.
“Shares” shall mean (a) all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Convertible Securities and (b) all Convertible Securities held by a Stockholder (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). Notwithstanding the foregoing, Shares shall include Management Shares for all purposes of this Agreement, provided, that with respect to Section 4.6, (x) Shares held by a Prospective Selling Stockholder shall include all Management Shares, and (y) Shares held by Persons other than a Prospective Selling Stockholder shall only include Management Shares which are not Incentive Shares. For the avoidance of doubt, (i) upon a proposed Transfer of Convertible Securities (including the TV Debentures and TV Warrants), such Transfer shall be deemed to be of that number of Shares into which the Convertible Securities are convertible, assuming that all conditions to which the Transfer of the Convertible Securities are subject have been satisfied; (ii) any Shares held by BMPS1 shall be deemed to be held by the Principal Investors (in proportion to their respective interests in BMPS1) for all purposes under this Agreement; and (iii) any Shares held by BMPS2 shall be deemed to be held by Televisa for all purposes under this Agreement.

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“Significant Subsidiary” shall mean any “significant subsidiary,” as that term is defined in Regulation S-X promulgated under the Securities Act and the Exchange Act (or any successor regulation); provided that all references to ten percent (10%) set forth therein shall be deemed to be references to seven and one-half percent (7.5%) for purposes of this definition.
“Sixth Anniversary Period” shall have the meaning set forth in Section 5.3.2(d).
“Specified Restricted Person” shall mean ***
“Sponsor Sale” shall have the meaning set forth in Section 4.7.
“Sponsor Sale Election Deadline” shall have the meaning set forth in Section 4.7.2.
“Sponsor Sale Notice” shall have the meaning set forth in Section 4.7.1.
“Sponsor Sale Tag Along Election” shall have the meaning set forth in Section 4.7.1.
“Sponsor Sale Tag Along Rights” shall have the meaning set forth in Section 4.7.1.
“Standstill Release Requirements” shall have the meaning set forth in the Investment Agreement.
“Stockholders” shall have the meaning set forth in the Preamble.
“Strategic Buyer” shall have the meaning set forth in the Investment Agreement.
“Strategic ROFO” shall have the meaning set forth in Section 5.3.2(a).
“Subject Shares” shall have the meaning set forth in Section 4.6.1(a)(i).
“subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
“Tag Along Holder” shall have the meaning set forth in Section 4.1.1.
“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.
“Tag Along Offer” shall have the meaning set forth in Section 4.1.2.
“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.
“Tag Eligible Shares” shall mean, at any time, all Shares that (a) are not Management Shares, or (b) are Management Shares that will be Vested Shares as of the proposed Transfer date specified in the Tag Along Notice, if so specified, and otherwise the anticipated Transfer date as reasonably determined in good faith by the Prospective Selling Stockholder.
“Televisa” shall have the meaning set forth in the Preamble.
“Televisa Closing” shall have the meaning set forth in the Recitals.
“Televisa Investment” shall have the meaning set forth in the Recitals.
“Televisa Investors” shall mean, as of any date, collectively, (i) Televisa and any Permitted Transferee of Televisa; (ii) any Person that is not a Permitted Transferee of Televisa but that is, as of such date, a member of a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Company (excluding any Principal Investor); and (iii) a Permitted Transferee of a Person described in clause (ii) above, provided, that such Permitted Transferee is, as of such date, a member of, a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Company (excluding any Principal Investor); in each case under clauses (i), (ii) and (iii), only if and to the extent such Person is then a Stockholder and holds any Shares; provided, further, that BMPS2 shall not constitute a Televisa Investor and Televisa shall not be responsible for any actions or failures to act of BMPS2, but Televisa shall be deemed to hold the Shares held by BMPS2, including regardless of any Transfer of Shares by BMPS2 under the Saban Arrangements.
“Televisa Option” shall have the meaning set forth in the Investment Agreement.
“Televisa Sell-Down” shall mean the date upon which the Televisa Investors have voluntarily sold *** in the aggregate, of the shares of Common Stock and Convertible Securities exchangeable or convertible into shares of Common Stock or TV Warrants (on an as-converted basis) held by Televisa immediately following the Televisa Closing as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations and other similar capitalization changes; provided that the sale of any Shares by Persons who are “Televisa Investors” pursuant to clause (ii) or (iii) of the definition thereof shall not count towards a Televisa Sell-Down except to the extent that such Person acquired such Shares from Televisa.
“Third Anniversary Period” shall have the meaning set forth in Section 5.3.2(a).
“THL” shall mean, as of any date, Thomas H. Lee Equity Fund VI, L.P., THL Equity Fund VI Investors (Univision), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“THL Co-Investment Vehicles” shall mean, as of any date, THL Equity Fund VI Intermediate Investors (Univision), L.P., THL Equity Fund VI Intermediate Investors (Univision US), L.P., THL Equity Fund VI Investors (GS), LLC and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of THL, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither THL Equity Fund VI Investors (Univision), L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.
“THL Investors” shall mean, as of any date, THL, the THL Co-Investment Vehicles and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“Total Combined Investment” shall mean with respect to a Person or group of Persons at any time, the aggregate number of shares of Common Stock (including shares of Common Stock underlying the outstanding TV Debentures and the outstanding TV Warrants) then held by such Person or group of Persons.
“TPG” shall mean, as of any date, TPG Umbrella IV, L.P., TPG Media V-AIV 1, L.P., TPG Umbrella International IV, L.P., TPG Media V-AIV 2, L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“TPG Co-Investment Vehicles” shall mean, as of any date, TPG Umbrella Co-Investment, L.P., TPG Umbrella International Co-Investment, L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of TPG, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.
“TPG Investors” shall mean, as of any date, TPG, the TPG Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.
“Transaction Agreements” shall mean this Agreement, the Investment Agreement, the Principal Investor Agreement, the Participation, Registration Rights and Coordination Agreement, the TV Debentures, the TV Warrants, the Service Agreements and the Charter and bylaws of the Company, the organizational documents of BMPH and Univision and the Letter of Credit (as defined in the Investment Agreement).

“Transfer” shall mean any sale, pledge (provided that the term “Transfer” shall not be deemed to include a pledge of any Shares pursuant to a bona fide financing with a financial institution, commercial lender or other bona fide provider of debt financing, but shall be deemed to include a foreclosure on, or subsequent Transfer of, any such pledged Shares), assignment, encumbrance or other transfer or disposition of any Shares (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 3 (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, to the extent such transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been paid for the Shares held by such transferee in such deemed transfer for purposes of the provisions of Sections 3 and 4 shall be made by the Board in good faith), (b) with respect to any Acquisition Holdco, or any holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such Acquisition Holdco or holder other than to a Permitted Transferee of such Acquisition Holdco or holder or of the party transferring the equity of such holder, or (c) with respect to an Affiliate of Televisa of which the Shares held by such Affiliate constitute a majority of the value of such Affiliate, there is a direct Transfer of the equity interests of such Affiliate other than to a Permitted Transferee of such Affiliate or of the party transferring the equity of such Affiliate or to the shareholders of any publicly traded parent entity of such Affiliate. For the avoidance of doubt, a conversion of Class A Common Stock, Class B Common Stock, Class C Common Stock and/or Class D Common Stock into Common Stock of any such other classes pursuant to the Charter shall not be deemed as a Transfer. For the avoidance of doubt, any Transfer of Units shall be treated as a Transfer of a proportional number of Shares held by BMPS1 or BMPS2, as applicable (based on the total number of Units outstanding and the total number of Shares held by BMPS1 or BMPS2, as the case may be), in each case, as of immediately prior to such Transfer. No securities transferred to or held by BMPS1 or BMPS2 will be deemed to have been Transferred until they are sold by BMPS1 or BMPS2, as applicable. Notwithstanding the foregoing, with respect to securities acquired by BMPS2 from any Televisa Investor, such securities will continue to be deemed to be securities held by Televisa regardless of any Transfer by BMPS2 under the Saban Arrangements.
“TuTV Interest” shall have the meaning set forth in the Investment Agreement.
“TV Debentures” shall mean the 1.5% convertible debenture due 2025 initially issued to Televisa pursuant to the Investment Agreement.
“TV Warrants” shall mean the Company warrants exercisable for shares of Class A Common Stock, Class C Common Stock and/or Class D Common Stock, as applicable, issuable under certain circumstances pursuant to the TV Debentures and the Transaction Agreements.
“Units” shall have the meaning set forth in the BMPS1 LLC Agreement and the BMPS2 LLC Agreement, as applicable.
“Univision” shall have the meaning set forth in the Preamble.
“Unvested Shares” shall mean, with respect to a Manager at any time, the Management Shares held by such Manager which remain subject to vesting requirements or other service or performance based conditions to ownership at such time.

“Vested Shares” shall mean, with respect to a Manager at any time, the Management Shares held by such Manager which are not subject to vesting requirements or other service or performance based conditions to ownership at such time.
“Withdrawing Holder” shall have the meaning set forth in Section 8.3.
“Withdrawn Shares” shall have the meaning set forth in Section 8.3.
10.	MISCELLANEOUS.
10.1 Authority; Effect. Each party hereto, severally and not jointly, represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and BMPH shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.
10.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:
If to the Company, BMPH or Univision, to it:
c/o Univision Communications Inc.
5999 Center Drive
Los Angeles, California 90045
Facsimile No.: (310) 556-1526
Attention: General Counsel
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
50 Kennedy Plaza, 11th Floor
Providence, Rhode Island 02903
Facsimile No.: (401) 278-4701
Attention: David K. Duffell, Esq.
If to any Stockholder, to it at the address set forth on Exhibit A, or if not set forth thereon, in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.
Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (z) seven (7) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
10.3 Entire Agreement; No Assignment. This Agreement, the Transaction Agreements, any exhibits or schedules hereto or thereto and any other agreement, document or instrument referred to herein or therein set forth the entire understanding and agreement of the parties, and supersede all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof (including the Memorandum of Understanding, dated October 4, 2010, by and among certain of the parties hereto). Except as otherwise expressly provided herein or therein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
10.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
10.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon. the signatory thereto with the same force and effect as if the signature were an original.
10.6 Severability. In the event that any provision hereof would, under applicable Law (other than Federal Communications Laws, in which case any modification or limitation must be agreed by each of Televisa, on the one hand, and the Majority Principal Investors, on the other hand (or if there are no Principal Investors, the agreement of Televisa and the Board of the Company shall be required)), be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect pursuant to the preceding sentence, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

10.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Stockholder or of any partner, member, manager, trustee, Affiliate or assignee thereof, in its capacity as such (provided that, for the avoidance of doubt, such recourse may be had against any such Person in its capacity as a party signatory hereto), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, member, manager or trustee of any Stockholder or of any Affiliate or assignee thereof, in its capacity as such (provided that, for the avoidance of doubt, such recourse may be had against any such Person in its capacity as a party signatory hereto), for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
10.8 Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights or incurrence of any obligations under Section 4. Within any Principal Investor Group, the Principal Investors who are members of such Principal Investor Group may allocate the ability to exercise any rights and/or the incurrence of any obligations under this Agreement in any manner that such Principal Investor Group (by a Majority in Interest of the Shares held by such Principal Investor Group) sees fit.
10.9 Obligations of Company, BMPH and Univision. Each of the Company, BMPH and Univision shall be jointly and severally liable for any payment obligation of any of the Company, BMPH or Univision pursuant to this Agreement.
10.10 Confidentiality; Non-Solicitation.
10.10.1 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries (or, in the case of information relating to a Sponsor Sale or Merger Exit, to evaluate, negotiate and implement the terms and conditions of such Sponsor Sale or Merger Exit, as applicable), any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10.10 by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Stockholder; provided, however, that a Stockholder may disclose confidential information (v) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company (or, in the case of information relating to a Sponsor Sale or Merger Exit, to evaluate, negotiate and implement the terms and conditions of such Sponsor Sale or Merger Exit, as applicable), (w) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 10.10 as if a Stockholder, (x) to any Affiliate, partner, member or related investment fund of such Stockholder and their respective directors, employees and consultants, in each case in the ordinary course of business, (y) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (z) as may otherwise be required by applicable Law or legal, judicial or regulatory process, provided that such Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z) (other than in connection with filings required under applicable securities or stock exchange Laws); and provided, further, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 10.10. Each of the parties hereto acknowledge that the Investors or any of their Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including any enterprise which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprise. Nothing in this Section 10.10 shall preclude or in any way restrict the Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company.

10.10.2 Non-Solicitation. Until the Expiration Date, after reasonable inquiry under the circumstances, neither Televisa nor the Company shall, and shall cause their respective directors, officers, employees, consultants and Affiliates (other than the Principal Investors and their non-Company Affiliates) not to, directly or indirectly, knowingly hire, employ or otherwise engage (a) any individual with annual compensation of $150,000 or more who is or has been within the previous year employed by Televisa or Univision, as applicable, or any of their respective Affiliates or (b) any individual person or Affiliate of such individual person who has been an independent contractor (excluding attorneys, accountants, investment bankers and other professional advisors) to any of either Univision or its Affiliates or Televisa or its Affiliates, as applicable, within the preceding twelve months and received compensation in excess of $150,000 during such period or annually.
10.11 Opportunities. Subject to Section 10.10, each of the parties hereto acknowledge that the Principal Investors, the Bank Investors and the Televisa Investors (each, an “Institutional Investor,” and collectively, the “Institutional Investors”) or any of their Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including an enterprise which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprise. Nothing in this Agreement shall preclude or in any way restrict the Institutional Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company. Notwithstanding anything to the contrary herein, the parties expressly acknowledge and agree that: (a) the Institutional Investors, members of the Board of Directors designated by such Institutional Investors and Affiliates of such Institutional Investors, have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company, BMPH or Univision or any of their respective Affiliates, including those deemed to be Competitors or Restricted Persons; (b) in the event an Institutional Investor (other than the Televisa Investors), member(s) of the Board of Directors designated by such Institutional Investor (other than the Televisa Investors) or Affiliates of such Institutional Investor (other than Affiliates of the Bank Investors and Televisa Investors, to the extent such Affiliates of Bank Investors are not limited partners of the Bank Investors), directly or indirectly, engage (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-traded company) in the same or similar business activities or lines of business as the Company, BMPH or Univision or any of their respective Affiliates, including those deemed to be Competitors or Restricted Persons, such Institutional Investor (other than a Televisa Investor) shall promptly disclose to the Board, in reasonable detail, the nature and identity of such business activities or lines of business and shall provide the Board additional information as reasonably requested thereby in connection with such activity, and (c) in the event that an Institutional Investor, members of the Board of Directors designated by such Institutional Investors or any Affiliate of such Institutional Investor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Company, BMPH, Univision or any Affiliate thereof, such Institutional Investor, members of the Board of Directors designated by such Institutional Investors or Affiliate of such Institutional Investor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, BMPH, Univision or any Affiliate thereof, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, BMPH, Univision or any Affiliate thereof or the Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Investor, any Affiliate thereof or related investment fund thereof, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company.

10.12 Information Rights.
10.12.1 Historical Financial Information. The Company will furnish the following to each Stockholder:
(b) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders equity for the periods covered thereby.
(c) As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Company for the first three fiscal quarters of a fiscal year, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the consolidated statements of income for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries, in each case prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (without footnote disclosure and subject to year-end adjustments), setting forth in each case the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal year, in comparative form, all in reasonable detail.

10.12.2 Satisfaction. Notwithstanding anything to the contrary in Section 10.12.1, the Company may satisfy its obligation thereunder by (a) providing or filing with the Commission on EDGAR or in such other manner as makes them publicly available the financial statements of any of BMPH or Univision to the extent such financial statements reflect the entirety of the operations of the business of the Company, BMPH, Univision and their subsidiaries, together with the separate financial statements of the Company and, if applicable, BMPH (which separate financial statements may be unaudited if the Company and, if applicable, BMPH are holding companies of the stock of BMPH (in the case of the Company) and Univision (in the case of BMPH) without operations for the periods covered by such financial statements) and consolidating schedules or (b) filing such financial statements of the Company with the Commission on EDGAR or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 10.12.1 shall be satisfied so long as it transmits such materials to the Stockholders within the time periods specified in Section 10.12.1, notwithstanding that such materials may actually be received after the expiration of such periods.
10.12.3 Period. Each of the foregoing provisions of this Section 10.12 shall expire on the closing of the Initial Public Offering, but only for such time as the Company files the financial statements contemplated by Section 10.12.1 with the Commission on EDGAR or in such other manner as makes them publicly available.
10.13 Consent to Notice of Stockholders Meetings. Each Stockholder hereby agrees and consents to receive notices by the Company of any stockholders meetings (including any notices required under the bylaws of the Company) by facsimile or by email.
10.14 Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall be liable to the other parties under this Agreement for any special, consequential, punitive, indirect or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise.

11.	GOVERNING LAW.
11.1 Governing Law. This Agreement and the negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to this Agreement, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.
11.2 Consent to Jurisdiction. Subject to Section 4.9, each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (and if the Chancery Court does not accept jurisdiction, the federal court located in Delaware if the federal court in Delaware does not accept jurisdiction, any state court in Delaware) (any of the above, the “Delaware Court”) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware Law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.
11.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
11.5 No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and their permitted transferees, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.
11.6 No Derogation of Other Rights. Notwithstanding anything to the contrary herein, nothing in this Agreement derogates from any party’s rights and obligations under the Commercial Agreements.
11.7 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	BROADCASTING MEDIA PARTNERS, INC.

	By:	/s/ Andrew Hobson
		Name:	Andrew Hobson
		Title:	Senior Executive Vice President

MIDCO:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	/s/ Andrew Hobson
		Name:	Andrew Hobson
		Title:	Senior Executive Vice President

UNIVISION:	UNIVISION COMMUNICATIONS INC.

	By:	/s/ Andrew Hobson
		Name:	Andrew Hobson
		Title:	Senior Executive Vice President
* The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Andrew Hobson
Name:	Andrew Hobson
Title:	Senior Executive Vice President
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THE PRINCIPAL INVESTORS:
MDP INVESTORS

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:		*

	Name:	Michael P. Cole
	Its:	Managing Director

MDCPIV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners IV, L.P. its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:		*

	Name:	Michael P. Cole
	Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:		*

	Name:	Michael P. Cole
	Its:	Managing Director
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

MDCPV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:		*

	Name:	Michael P. Cole
	Its:	Managing Director

MDCP FOREIGN CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:		*

	Name:	Michael P. Cole
	Its:	Managing Director

MDCP US CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:		*

	Name:	Michael P. Cole
	Its:	Managing Director
* The signature appearing immediately below shall serve as a signature at each place indicated with an “*”under the heading of MDP INVESTORS:

/s/ Michael P. Cole Name: Michael P. Cole
Title: Managing Director
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

PEP INVESTORS

PROVIDENCE INVESTORS V (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:		*

	Name:	Mark Masiello
	Its:	Managing Director

PROVIDENCE EQUITY PARTNERS V (UMBRELLA US) L.P.

By:	Providence Equity GP V L.P., its General Partner

By:	Providence Equity Partners V L.L.C., its General Partner

By:		*

	Name:	Mark Masiello
	Its:	Managing Director

PROVIDENCE INVESTORS VI (UNIVISION) L.P.

By:	Providence VI Umbrella GP L.L.C., its General Partner

By:		*

	Name:	Mark Masiello
	Its:	Managing Director

PROVIDENCE EQUITY PARTNERS VI (UMBRELLA US) L.P.

By:	Providence Equity GP VI L.P., its General Partner

By:	Providence Equity Partners VI L.L.C., its General Partner

By:		*

	Name:	Mark Masiello
	Its:	Managing Director
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

PROVIDENCE CO-INVESTORS (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:		*

	Name:	Mark Masiello
	Its:	Managing Director

PROVIDENCE CO-INVESTORS (UNIVISION US) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:		*

	Name:	Mark Masiello
	Its:	Managing Director
* The signature appearing immediately below shall serve as a signature at each place indicated with an “*”under the heading of PEP INVESTORS:

/s/ Mark Masiello Name: Mark Masiello
Title: Managing Director
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SCG INVESTMENTS II, LLC, a Delaware LLC
By:	/s/ Adam Chesnoff
	Name:	Adam Chesnoff
	Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

TPG INVESTORS

TPG UMBRELLA IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:		*

	Name:	Ronald Cami
	Title:	Vice President

TPG Media V-AIV 1, L.P.

By:	TPG Advisors V, Inc., its general partner

By:		*

	Name:	Ronald Cami
	Title:	Vice President

TPG UMBRELLA INTERNATIONAL IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:		*

	Name:	Ronald Cami
	Title:	Vice President
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

TPG MEDIA V-AIV 2, L.P.

By:	TPG Advisors V, Inc., its general partner

By:		*

	Name:	Ronald Cami
	Title:	Vice President

TPG UMBRELLA CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:		*

	Name:	Ronald Cami
	Title:	Vice President

TPG UMBRELLA INTERNATIONAL CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:		*

	Name:	Ronald Cami
	Title:	Vice President
* The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of TPG INVESTORS:

By:	/s/ Ronald Cami
Ronald Cami
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THL INVESTORS

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:		*

	Name:	Scott Sperling
	Its:	Managing Director

THL EQUITY FUND VI INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:		*

	Name:	Scott Sperling
	Its:	Managing Director

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:		*

	Name:	Scott Sperling
	Its:	Managing Director
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION US), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:		*

	Name:	Charles P. Holden
	Its:	Chief Financial Officer

THL EQUITY FUND VI INVESTORS (GS), LLC

By:	THL Equity Advisors VI, LLC, its Manager

By:		*

	Name:	Charles P. Holden
	Its:	Chief Financial Officer
* The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of THL INVESTORS:

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
Its: Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THE BANK INVESTORS:

BACI INVESTORS INTERMEDIATE (UNIVISION), L.P.
By:	/s/ Robert H. Sheridan III
	Name:	Robert H. Sheridan III
	Title:	Partner

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

CREDIT SUISSE INVESTORS INTERMEDIATE (UNIVISION), L.P.
By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

DB INVESTORS INTERMEDIATE (UNIVISION), L.P.
By:	DB (Univision), LLC
Its:	General Partner
By:	GSS Holdings (Univision), Inc.
Its:	Sole Member
By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

LB INVESTORS INTERMEDIATE (UNIVISION), L.P.
By:	/s/ Ashvin Rao
Name: Ashvin Rao
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

RBS INVESTORS INTERMEDIATE (UNIVISION), L.P.

By:	RBS (Univision), LLC
	Its:	General Partner

By:	GSS Holdings (Univision- RBS), Inc
	Its:	Sole Member

By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Its:	Vice President
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

WCP UNIVISION, L.P.
By:	/s/ Walker Simmons
	Name:	Walker Simmons
	Title:	Partner

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

MANAGERS:

ANDREW W. HOBSON

/s/ Andrew W. Hobson

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

JOSEPH UVA

/s/ Joseph Uva

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

BMPI Services LLC
By:	/s/ C. Douglas Kranwinkle
	Name:	C. Douglas Kranwinkle
	Title:	Executive Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

BMPI Services II, LLC
By:	/s/ C. Douglas Kranwinkle
	Name:	C. Douglas Kranwinkle
	Title:	Executive Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

TELEVISA:

GRUPO TELEVISA, S.A.B.
By:	/s/ Salvi Rafael Folch Viadero
	Name:	Salvi Rafael Folch Viadero
	Title:	Attorney-in-Fact

By:	/s/ Joaquín Balcárcel Santa Cruz
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Attorney-in-Fact
SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Exhibit A
Stockholder Notice Addresses

Stockholder	Address	With Copies to (which shall not constitute notice):
MDP Investor or to the MDP Principal Investor Group	c/o Madison Dearborn Partners Three First National Plaza, suite 3800 Chicago, Illinois, 60602 Facsimile No.: (312) 895-1221 Attention: Michael P. Cole	Three First National Plaza, suite 3800 Chicago, Illinois, 60602 Facsimile No.: (312) 895-1041 Attention: Mark Tresnowski, Esq.

PEP Investor or to the PEP Principal Investor Group	c/o Providence Equity Partners Inc. 50 Kennedy Plaza, 18th Floor Providence, Rhode Island 02903 Facsimile No.: (401) 751-1790 Attention: Jonathan M. Nelson	Weil, Gotshal & Manges LLP 50 Kennedy Plaza, 11th Floor Providence, Rhode Island 02903 Facsimile No.: (401) 278-4701 Attention: David K. Duffell, Esq.

SCG Investor or to the SCG Principal Investor Group	c/o Saban Capital Group 10100 Santa Monica Boulevard Los Angeles, California 90067 Facsimile No.: (310) 557-5100 Attention: Adam Chesnoff	10100 Santa Monica Boulevard Suite 2600 Los Angeles, California 90067 Facsimile No.: (310) 557-5103 Attention: Niveen Tadros, Esq.

THL Investor or to the THL Principal Investor Group	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, Massachusetts 02110 Facsimile No.: (617) 227-3514 Attention: Scott Sperling	Weil, Gotshal & Manges LLP 100 Federal Street, 34th Floor Boston, Massachusetts 02110 Facsimile No.: (617) 772-8333 Attention: David P. Kreisler, Esq.

TPG Investor or to the TPG Principal Investor Group	c/o Texas Pacific Group 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Facsimile No.: (817) 871-4010 Attention: Ronald Cami	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile No.: (212) 225-3999 Attention: Paul J. Shim, Esq. and Glenn P. McGrory, Esq.

Stockholder	Address	With Copies to (which shall not constitute notice):
BACI Investors Intermediate (Univision), L.P.	c/o Banc of America Capital Investors V, L.P. Bank of America Corporate Center 100 North Tryon Street, 25thFloor Charlotte, NC 28255 Attn: Robert Sheridan Fax: (704) 386-6432 Phone: (704) 386-1324	Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Facsimile No. (312) 862-2200 Attention: Margaret A. Gibson, P.C.

Credit Suisse Investors Intermediate (Univision), L.P.	c/o Credit Suisse Strategic Partners 11 Madison Avenue New York, New York 10010 Attn: Peter Song Fax: (646) 935-7048 Phone: (212) 538-5295	Credit Suisse Strategic Partners 305 Park Avenue South New York, New York 10010 Attn: Stephen Ramsthaler Fax: (646) 935-7704

DB Investors Intermediate (Univision), L.P.	c/o DB Investment Partners, Inc. attn: Kristine Cicardo 60 Wall St. New York, NY 10005 Phone: (212) 250-4279 Fax: (212) 797-4872	c/o DB Investment Partners, Inc. attn: Kevin Sullivan 60 Wall St. New York, NY 10005 Phone: (212) 250-2205 Fax: (212) 797-4655

LB Investors Intermediate (Univision), L.P.	c/o Lehman Brothers 1271 Avenue of the Americas New York, New York 10019 Attn: Ashvin Rao Email: ashvin.rao@lehmanholdings.com Fax: (917) 210-4011 Phone: (646) 285-9826	Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Facsimile No. (312) 862-2200 Attention: Margaret A. Gibson, P.C.

RBS Investors Intermediate (Univision), L.P.	c/o Royal Bank of Scotland, acting through
its Equity Finance Division
12th Floor, 135 Bishopsgate, London
EC2M 3UR, United Kingdom
Attention: Gavin Petken
Fax: 44(0)20.7085.2258
	Phone: 44(0)20.7085.2248	Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Facsimile No. (312) 862-2200 Attention: Margaret A. Gibson, P.C.

WCP Investors Intermediate (Univision), L.P.	c/o Pamlico Capital II, L.P. 150 North College Street, 24th Floor Charlotte, NC 28202 Attn: Walker Simmons Fax: (704) 414-7160 Phone: (704) 414-7191	c/o Pamlico Capital II, L.P. 150 North College Street, 24th Floor Charlotte, NC 28202 Attn: Michele Bailey Fax: (704) 414-7160 Phone: (704) 414-7111

Stockholder	Address	With Copies to (which shall not constitute notice):
BMPI Services LLC	c/o Univision Communications Inc. 5999 Center Drive Los Angeles, CA 90045 Attn: General Counsel	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Robert J. Raymond
Facsimile: (212) 225-3999
and
Weil, Gotshal & Manges LLP
50 Kennedy Plaza Providence, RI 02903
Attention: David Duffell
Facsimile: (401) 278 4701

Andrew H. Hobson	35 Close Road Greenwich, Connecticut 06831	Proskauer Rose LLP 1585 Broadway
New York, NY 10036 Attention: Michael S. Sirkin Facsímile: (212) 969-2900

Joseph Uva	24 Gull Point Road Monmouth Beach, New Jersey 07750	Proskauer Rose LLP 1585 Broadway New York, NY 10036 Attention: Michael S. Sirkin Facsímile: (212) 969-2900

Grupo Televisa S.A.B.	Grupo Televisa, S.A.B Building A, 4th Floor No 2000 Colonia Santa Fe Mexico, DF / 01210 / Mexico Facsimile: + 52 55 5261 2494 Attention: General Counsel	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Facsimile No.: (212) 403-2000 Attention: Joshua R. Cammaker

SCHEDULE I
[Please see attached.]

i

CONFIDENTIAL TREATMENT: GRUPO TELEVISA, S.A.B. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. GRUPO TELEVISA, S.A.B. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
SCHEDULE II
***

SCHEDULE III
PERMITTED PERSONS
“Permitted Person” shall mean any of The Hearst Corporation, Discovery Communications, Inc., Scripps Networks Interactive, Inc., News Corporation, The Walt Disney Company, Time Warner Inc., Viacom Inc., CBS Corporation, Liberty Media Corporation and other Persons controlled by John C. Malone, Comcast Corporation, Time Warner Cable Inc., Cox Communications, Inc., DIRECTV, Sony Corporation, Clear Channel Communications, Inc., Verizon Communications Inc., Cellco Partnership d/b/a Verizon Wireless and AT&T Inc. and any direct or indirect subsidiary of the foregoing.

SCHEDULE IV

ILLUSTRATIVE EXAMPLE OF BMP EBITDA

SCHEDULE IV
CONSOLIDATED LEVERAGE RATIO AS OF SEPTEMBER 30, 2010

v

SCHEDULE 4.9
LIST OF ARBITRATORS
1.	Robert Fiske

2.	George Lowy

3.	David Geronemus

4.	Alan Feld

5.	Michael Cooper

6.	Frederick Kanner

i